CULTIVATING EXCELLENCE

Notice of Annual Meeting of Shareholders and Management Proxy Circular

Annual Meeting of Shareholders

Wednesday, May 4, 2016

Agrium

Voting Instructions

TO BE COUNTED PROXIES MUST BE RECEIVED NO LATER THAN 11:00 a.m. (CALGARY TIME) ON MAY 2, 2016

In order to ensure that your proxy is received in time for Agrium Inc.’s Annual Meeting of Shareholders to be held on Wednesday, May 4, 2016, we recommend that you vote in the following ways:

BENEFICIAL SHAREHOLDERS If your shares are held with a broker, bank or other intermediary	Go to www.proxyvote.com and enter your 16-digit control number located on your voting instruction form.

Canadian:

Call 1-800-474-7493

U.S.:

Call 1-800-454-8683 and provide your 16-digit control number located on your voting instruction form. If you vote by telephone, you cannot appoint anyone other than the appointees named on your voting instruction form as your proxyholder.

			Canadian: Fax your voting instruction form to 1-905-507-7793 or toll-free to 1-866-623-5305 in order to ensure that your vote is received before the deadline. U.S.: N/A	Complete, sign and date your voting instruction form and return it in the envelope provided.

REGISTERED SHAREHOLDERS If your shares are held in your name and represented by a physical certificate	Go to www.cstvotemyproxy.com and follow the instructions. You will need your 13-digit control number, which is on your proxy form.	Call 1-888-489-5760 (toll-free in North America) from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number, which is on your proxy form. If you vote by telephone, you cannot appoint anyone other than the appointees named on your proxy form as your proxyholder.	Complete, sign and date your proxy form and send it by fax to CST Trust Company at 1-866-781-3111 (toll-free in North America) or 1-416-368-2502 (outside North America).	Complete, sign and date your proxy form and return it in the envelope provided.

Notice of Meeting

The Annual Meeting of Shareholders (the “meeting”) of Agrium Inc. (the “Corporation”) will be held:

Where:

Agrium Place

Main Floor Rotunda

13131 Lake Fraser Drive S.E.

Calgary, Alberta T2J 7E8

When:

Wednesday, May 4, 2016

11:00 a.m. (Calgary time)

ITEMS OF BUSINESS

The following items of business will be covered, as more fully described in the attached management proxy circular:

1.  receive our audited consolidated financial statements and the auditors’ report thereon for the 2015 financial year;

2.  elect the directors;

3.  appoint the auditors for the 2016 financial year;

4.  vote, on a non-binding advisory basis, on a resolution to accept the Corporation’s approach to executive compensation;

5.  consider and, if thought fit, approve a resolution, the full text of which is set out in the accompanying management proxy circular, to confirm, ratify and approve the Amended and Restated Shareholder Rights Plan of the Corporation; and

6.  transact any other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Who has the right to vote

You are entitled to receive notice of, and to vote, at the meeting or any adjournment or postponement of the meeting if you are a shareholder of record at the close of business on March 9, 2016.

Your vote is important

The attached management proxy circular includes important information about the meeting and the voting process. Please read it carefully and remember to vote.

To be used at the meeting, completed proxies must be returned to CST Trust Company, Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 so that they arrive by 11:00 a.m. (Calgary time) on Monday, May 2, 2016, or, if the meeting is adjourned or postponed, by not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time and date of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chair of the meeting at his or her discretion, and the Chair of the meeting is under no obligation to accept or reject any particular late proxy. The Chair of the meeting may waive or extend the proxy cut-off without notice.

Non-registered (beneficial) shareholders should follow the instructions on the voting instruction form or other form of proxy provided by their intermediaries with respect to the procedures to be followed for voting.

Questions

If you have any questions or need assistance to vote, please contact our proxy solicitation agent, Kingsdale Shareholder Services, by toll-free telephone in North America at 1-855-682-9437 or collect call at 1-416-867-2272 outside North America, or by email at contactus@kingsdaleshareholder.com.

By Order of the Board of Directors

Gary J. Daniel

Corporate Secretary

March 14, 2016

Message from the Board Chair and from the Chief Executive Officer

Dear Shareholder:

The annual meeting of shareholders (the “meeting”) of Agrium Inc. (the “Corporation”) will be held on May 4, 2016, at Agrium Place, Main Floor Rotunda, 13131 Lake Fraser Drive S.E., Calgary, Alberta, at 11:00 a.m. (Calgary time).

The items of business to be considered at this meeting are described in the notice of annual meeting of shareholders of the Corporation and the accompanying management proxy circular. The contents and the sending of the management proxy circular have been approved by the Board of Directors (the “Board”).

We encourage you to vote on the items of business to be conducted at the meeting, which can easily be done by following the instructions enclosed with this management proxy circular. Following the formal portion of the meeting, Management will review the Corporation’s operational and financial performance during 2015 and provide an outlook on priorities for 2016 and beyond.

2015 was an important and busy year as we made excellent progress on identifying and delivering on the Corporation’s four strategic priorities which are illustrated in the graphic below, as well as a list of key accomplishments achieved under each pillar in 2015. It was this focus on our priorities that helped the Corporation achieve the level of success it did and we believe this strategy will generate significant additional value-added growth and net benefits for shareholders and other stakeholders.

People Foster a highly engaged and collaborative workforce.	Operational Excellence Improve overall efficiency of our assets.	Focused Growth Deliver on our growth opportunities.	Capital Allocation Maximize total shareholder return.

•    Implemented organizational changes (structural optimization/shared services activities)

•     Progressed strategic talent management

•    Successfully executed employee engagement survey

•     Numerous external awards and recognition

•    Delivered over $600M one-time proceeds & over $200M recurring EBITDA(1) improvements

•     Generated over $350M related to asset divestitures from our portfolio review

•     Drove increase in operating rates and reliability performance

•    EHS&S Vision: Commitment to Zero

		• Advanced Wholesale capital projects • Acquired 26 Retail locations via acquisition • Integration of Viterra Canadian Retail business	• New capital allocation policy (dividend payout at 40-50% of free cash flow(1) • Increased dividend from $3.00 in 2014 to $3.50 as of May 2015 • Executed $559M in share repurchases

In 2015 we saw the retirements of Mr. Lesar, Ms. Harris and Mr. Lowe from the Board. As part of the Corporation’s succession plan, the Board established a selection committee to lead a recruitment process to identify additional directors to join the Board in light of the strategic priorities of the Corporation. The search resulted in the appointments of Miranda C. Hubbs, Maura J. Clark and William (Bill) S. Simon to the Board in February 2016. Ms. Hubbs has broad finance and business strategy experience, Ms. Clark has a wealth of finance and international business experience, and Mr. Simon possesses significant distribution and retail business experience.

(1)	EBITDA and free cash flow are financial measures not prescribed by International Financial Reporting Standards. Refer to “Schedule B – Legal Advisories –Non-IFRS Financial Measures Advisory” for further details.

We are pleased to welcome Ms. Hubbs, Ms. Clark and Mr. Simon to the Board and extend our gratitude to Mr. Lesar, Ms. Harris and Mr. Lowe for their dedicated service to our shareholders and the Corporation.

We believe that an effective board must be comprised of highly qualified directors from varied backgrounds. More than 50% of our director nominees are under the age of 60, 30% reside outside of Canada and 30% are women. In addition, all of our nominees come from diverse educational and professional backgrounds as detailed in the biographies beginning on page 10.

Good governance is also key to strong corporate performance. You can read about how Agrium’s 2015 performance impacted decisions regarding executive compensation beginning on page 40.

Your vote is important. Whether or not you plan to attend the annual meeting of shareholders in person, we encourage you to vote promptly. Shareholder participation provides meaningful input regarding the strategy and direction of our business and we hope to continue to hear from you.

Many of our public documents, including our 2015 annual report, are available on our website under “Investors” at www.agrium.com. We encourage you to visit our website during the year for information about your company, including news releases and investor presentations. To ensure you receive all the latest news on the Corporation, you can use the ‘email alerts’ subscribe feature on the Corporation’s website. Additional information relating to the Corporation is available on SEDAR at www.sedar.com or EDGAR at www.sec.gov/edgar.shtml.

You can confidentially contact the Chair of our Board, or the independent directors as a group, by writing to them at our corporate office. These envelopes will be delivered unopened. Please send the sealed envelope to our corporate head office, marked as follows:

Private and Strictly Confidential

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, Alberta T2J 7E8

Attention: Chair of the Board of Directors

If you want to confidentially contact the Chair of the Audit Committee, please send your sealed envelope to the same address, marked as follows:

Private and Strictly Confidential

Attention: Chair of the Audit Committee

You can also contact our Board through our Corporate Secretary by sending an email to corporatesecretary@agrium.com.

We thank you for your ongoing support of Agrium.

Yours sincerely,

Victor J. Zaleschuk Board Chair March 14, 2016	Chuck V. Magro President & Chief Executive Officer March 14, 2016

Management Proxy Circular

This circular, dated March 14, 2016, solicits proxies by or on behalf of Management of Agrium Inc. for use at the annual meeting of shareholders to be held on Wednesday, May 4, 2016, or any adjournment or postponement thereof, at Agrium Place, Main Floor Rotunda, 13131 Lake Fraser Drive S.E., Calgary, Alberta, at 11:00 a.m. (Calgary time) for the purposes set forth in the accompanying notice of meeting.

In this circular, unless the context requires otherwise:

•	“Agrium”, the “Corporation”, “our” or “we” means Agrium Inc.;

•	“circular” means this management proxy circular, including the schedules to this circular;

•	“common shares” means common shares of Agrium Inc.;

•	“meeting” means the annual meeting of shareholders to be held on Wednesday, May 4, 2016, or any adjournment or postponement thereof; and

•	“shareholders” or “you” means the holders of common shares of Agrium Inc.

Additional terms used in this circular are defined in Schedule A – Certain Definitions.

SECTION ONE: GENERAL INFORMATION

Page

1	Voting Shares and Principal Shareholders
3	Proxies
4	Other Information

SECTION TWO: BUSINESS OF THE MEETING

Page

5	Matters to be Voted On
5	Election of Directors
5	Financial Statements
6	Appointment of Auditors
6	Advisory Vote on Executive Compensation
7	Approval of Shareholder Rights Plan

SECTION THREE: ABOUT AGRIUM’S NOMINEES

Page

9	About Agrium’s nominees

SECTION FOUR: DIRECTOR COMPENSATION GOVERNANCE

Page

16	Director Compensation Program
17	Directors’ Equity Ownership Interests
17	2015 Summary of Director Compensation

SECTION FIVE: CORPORATE GOVERNANCE

Page

20	Our Corporate Governance
23	Our Board
32	Committees of the Board of Directors
38	Diversity

SECTION SIX: EXECUTIVE COMPENSATION GOVERNANCE

Page

41	Letter from the Chair of the Human Resources & Compensation Committee
45	Compensation Discussion & Analysis
65	2015 Executive Compensation
69	Retirement Arrangements
70	NEO Contracts, Termination and Change in Control Benefits
73	Succession Planning

SECTION SEVEN: GENERAL INFORMATION

Page

74	Indebtedness of Directors, Officers and Employees
74	Interest of Informed Persons in Material Transactions
74	Shareholder Proposals
74	Advance Notice By-Law
74	Other Matters
74	Directors’ Approval

SCHEDULES

Page

A-1	SCHEDULE A – CERTAIN DEFINITIONS
B-1	SCHEDULE B – LEGAL ADVISORIES
C-1	SCHEDULE C – BOARD OF DIRECTORS CHARTER
D-1	SCHEDULE D – HUMAN RESOURCES & COMPENSATION COMMITTEE WORK PLAN
E-1	SCHEDULE E – SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN
F-1	SCHEDULE F – PSU/RSU PLAN
G-1	SCHEDULE G – STOCK OPTION/TANDEM SAR PLAN
H-1	SCHEDULE H – STOCK APPRECIATION RIGHTS (SAR) PLAN

GENERAL INFORMATION

Section One: General Information

Voting Shares and Principal Shareholders	WHERE TO FIND IT
Who Can Vote You are entitled to one vote per common share held on March 9,	Voting Shares and Principal Shareholders	1
	Proxies	3
	Other Information	4

2016, the record date. A simple majority of votes (50% plus one vote) cast at the meeting in person or by proxy is required to approve all matters.

Principal Shareholders

As of the record date, to the knowledge of Agrium’s directors and executive officers, there are no shareholders that beneficially own or control or direct, directly or indirectly, common shares carrying more than 10% of the votes attached to the common shares that may be voted at the meeting.

Outstanding common shares 138,169,000 on March 9, 2016, the record date.

Quorum

A quorum for the transaction of business at the meeting is two shareholders present in person, or a duly appointed proxyholder or representative for such shareholder, together holding or representing not less than 25% of the votes attached to the common shares that may be voted at the meeting. If a quorum is present at the opening of the meeting, shareholders present may proceed with the business of the meeting even if a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting, shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

How to Vote

How you vote depends on whether you are a non-registered (beneficial) or registered shareholder. You are a non-registered (beneficial) shareholder if the shares you own are registered for you in the name of an intermediary such as a bank, trust company, securities broker or other nominee. You are a registered shareholder if the shares you own are registered directly in your name and you have a share certificate. You can vote in person or you can appoint someone to attend the meeting and vote your shares for you (called voting by proxy). Please read these instructions carefully.

	Non-registered (beneficial) shareholders	Registered shareholders
Are you a registered or beneficial shareholder?	Your intermediary has sent you a voting instruction form with this package. We may not have records of your shareholdings as a non-registered (beneficial) shareholder, so you must follow the instructions from your intermediary to vote.	We have sent you a proxy form with this package. A proxy is a document that authorizes someone else to attend the meeting and vote for you.
If you want to come to the meeting and vote in person

Follow the instructions on the voting instruction form. In most cases, you will simply print your name in the space provided for appointing a proxyholder and return the voting instruction form as instructed by your intermediary. Your intermediary may also allow you to do this online. Do not complete the voting section of the voting instruction form, because you will be voting at the meeting.

Please register with CST Trust Company when you arrive at the meeting.

Do not complete the proxy form or return it to us. Simply bring it with you to the meeting. Please register with CST Trust Company when you arrive at the meeting.

1

GENERAL INFORMATION

	Non-registered (beneficial) shareholders	Registered shareholders
If you do not plan to attend the meeting

Complete the voting instruction form and return it to your intermediary.

You can either mark your voting instructions on the voting instruction form or you can appoint another person (called a proxyholder) to attend the meeting and vote your shares for you.

You can either mark your voting instructions on the proxy form and return it to CST Trust Company using one of the methods outlined below or you can appoint another person (called a proxyholder) to attend the meeting and vote your shares for you.
Returning the form

The voting instruction form tells you how to return it to your intermediary.

Remember that your intermediary must receive your voting instructions in sufficient time to act on them, generally one day before the proxy deadline below.

CST Trust Company must receive your voting instructions from your intermediary by no later than the proxy deadline, which is 11 a.m. (Calgary time) on May 2, 2016.

The enclosed proxy form tells you how to submit your voting instructions.

CST Trust Company must receive your proxy, including any amended proxy, by no later than the proxy deadline which is 11 a.m. (Calgary time) on May 2, 2016.

You may return your proxy in one of the following ways:

•   by mail, in the envelope provided

•    by fax, to 1-866-781-3111 (toll-free in North America) or 1-416-368-2502 (outside North America)

•    using the internet, at www.cstvotemyproxy.com and follow the instructions online

•    by telephone call, 1-888-489-5760 (toll-free in North America) from a touch-tone phone and follow the voice instructions. If you vote by telephone, you cannot appoint anyone other than the appointees named on your proxy form as your proxyholder.

Changing your mind	If you have provided voting instructions to your intermediary and change your mind about how you want to vote, or you decide to attend the meeting and vote in person, contact your intermediary to find out what to do.

If you want to revoke your proxy, you must deliver a signed written notice specifying your instructions to one of the following:

•   our Corporate Secretary, by depositing an instrument in writing at our head office at the following address any time up to May 3, 2016, or if the meeting is adjourned or postponed, up to and including the last business day before the meeting:

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, Alberta T2J 7E8

Attention: Corporate Secretary

Email: corporatesecretary@agrium.com

•    the Chairman of the meeting, before the meeting starts or any adjourned meeting reconvenes.

The instrument in writing can be from you or your attorney, if he or she has your written authorization. If the common shares are owned by a corporation, the instrument in writing must be from its authorized officer or attorney. You can also revoke your proxy in any other way permitted by law.

2

GENERAL INFORMATION

Questions

If you have any questions or need assistance to vote, please contact our proxy solicitation agent, Kingsdale Shareholder Services by toll-free telephone in North America at 1-855-682-9437 or collect call at 1-416-867-2272 outside North America, or by email at contactus@kingsdaleshareholder.com.

Proxies

Persons Making the Solicitation

This solicitation is made on behalf of the Management of the Corporation. In addition to soliciting proxies by mailing this circular, directors, officers, employees and agents of the Corporation may solicit proxies personally, by telephone or by other means of communication. All costs of soliciting, preparing and mailing of the form of proxy (in the form accompanying this circular), notice of meeting and this circular will be borne by us. We are not sending proxy-related materials using notice and access. We will pay for our proxy-related materials to be sent indirectly to all non-registered (beneficial) shareholders.

Voting by Proxy

The persons named in the enclosed proxy are directors or executive officers of the Corporation. You have the right to appoint another person or company (who need not be a shareholder) to represent you at the meeting. To do so, insert the name of that person in the space provided in the proxy and strike out the other names, or complete and submit another appropriate form of proxy, and in either case deposit such proxy with the Corporation at the place and within the time specified below for the deposit of proxies.

Shareholders who want to vote by proxy must ensure that their proxy is returned so that it arrives by 11:00 a.m. (Calgary time) on Monday, May 2, 2016 or, if the meeting is adjourned or postponed, by not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time and date at which the meeting is reconvened. Late proxies may be accepted or rejected by the Chair of the meeting at his or her discretion and the Chair of the meeting is under no obligation to accept or reject any particular late proxy. The Chair of the meeting may waive or extend the proxy cut-off without notice.

Exercise of Discretion by Proxyholder

The persons named in the enclosed proxy must vote or withhold from voting in accordance with your instructions on the proxy and if you specify a choice with respect to any matter to be voted upon, your common shares will be voted accordingly. The persons named in the enclosed proxy will have discretionary authority with respect to any amendments or variations of the matters of business to be acted on at the meeting or any other matters properly brought before the meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or

If you appoint the proxyholders named in the enclosed proxy, but do not tell them how you want to vote your common shares, your shares will be voted:

•   FOR electing each nominated director;

•    FOR appointing KPMG LLP, chartered accountants, as auditors of the Corporation;

•   FOR the non-binding advisory vote on our approach to executive compensation; and

•    FOR confirming, ratifying and approving our amended and restated shareholder rights plan.

other matter that comes before the meeting is routine and whether or not the amendment, variation or other matter that comes before the meeting is contested. The persons named in the enclosed proxy will vote on such matters in accordance with their best judgement. As at the time this circular was printed, the Corporation did not know of any such amendment, variation or other matter.

About our Proxy Solicitation Agent

Kingsdale Shareholder Services has been retained by the Corporation as our proxy solicitation agent in connection with the solicitation of proxies for the meeting. Kingsdale Shareholder Services will receive a fixed fee of CAD$16,500, plus disbursements and a telephone call fee from the Corporation for its solicitation services. Kingsdale Shareholder Services may also receive additional fees from the Corporation for their other services. The contact information for Kingsdale Shareholder Services is set out on the last page of this circular.

3

GENERAL INFORMATION

Other Information

Additional Information

Financial information for the Corporation is provided in our comparative financial statements and MD&A for our most recently completed financial year.

Additional information relating to the Corporation is available under Agrium’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Any shareholder wishing to receive a copy of this circular, our 2015 Annual Report (including our consolidated annual financial statements and MD&A for our most recently completed financial year) and our Annual Information Form dated February 24, 2016 may do so free of charge by contacting our head office at the following address:

Agrium Inc.
13131 Lake Fraser Drive S.E. Calgary, Alberta T2J 7E8
Attention:	Corporate Secretary
Email:	corporatesecretary@agrium.com

A reference made in this circular to other documents or to information or documents available on a website does not constitute the incorporation by reference into this circular of such other documents or such information or documents available on such website unless otherwise stated.

Currency

Unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

Date of Information

Unless otherwise specified, the information contained in this circular is given as of March 14, 2016.

4

BUSINESS OF THE MEETING

Section Two: Business of the Meeting

Matters to be Voted On

You will be asked to vote on the following items of business:

1.  the election of each director;

2.   the appointment of auditors;

3.  our approach to executive compensation, on a non-binding advisory basis;

4.  the confirmation, ratification and approval of our shareholder rights plan; and

5.  such other business as may properly be brought before the meeting.

WHERE TO FIND IT
Matters to be Voted On	5
Election of Directors	5
Financial Statements	5
Appointment of Auditors	6
Advisory Vote on Executive Compensation	6
Approval of Shareholder Rights Plan	7

Election of Directors

Our articles require us to have between three and fifteen directors on our Board. Subject to our articles, the Board is entitled to determine the number of directors from time to time.

Our nominees for election as directors are set out below. Mr. Zaleschuk and Ms. Henry, both of whom are current members of our Board, will not be standing for election at the meeting. Each of the Board’s nominees is currently a member of the Board and is standing for election. Ms. Clark, Ms. Hubbs and Mr. Simon were each appointed to the Board in February 2016. If elected, each of the nominees will serve until the earlier of our next annual meeting or until his or her successor is elected or appointed.

Maura J. Clark	Chuck V. Magro
David C. Everitt	A. Anne McLellan
Russell K. Girling	Derek G. Pannell
Russell J. Horner	Mayo M. Schmidt
Miranda C. Hubbs	William (Bill) S. Simon

Agrium’s Board has a proven track record of effective corporate governance and value creation. We believe we continue to have an outstanding group of directors with the right mix of skills, perspectives, experience and expertise to oversee Agrium’s strategy and the continued creation of shareholder value.

The enclosed proxy permits you to vote in respect of each individual nominee thus allowing you to

See “Section Three: About Agrium’s Nominees” for information relating to each of the directors nominated by Agrium.

vote in favour of some nominees and withhold votes for other nominees. Unless instructed otherwise, persons named in the enclosed proxy will vote FOR the election of all of our nominees as directors.

Majority Voting Policy

Under Agrium’s Director Majority Voting Policy, other than at a “contested meeting”, if a director standing for election or re-election does not receive the support of a majority of the votes cast at a meeting in his or her favour, he or she must immediately tender his or her resignation to the Board Chair, to be effective upon acceptance by the Board. In such case, the Corporate Governance & Nominating Committee will recommend to the Board whether to accept or reject the resignation, and the Board shall accept the resignation absent exceptional circumstances. The Board will make its decision within 90 days following the shareholders’ meeting and will promptly announce its decision in a press release, including the reasons for rejecting the resignation, if applicable. The nominee will not participate in the decision to accept or reject the resignation. This policy can be found on our website under “Governance” at www.agrium.com. This policy does not apply in circumstances involving contested director elections. Pursuant to the policies of the TSX, a “contested meeting” is defined as a meeting at which the number of directors nominated for election is greater than the number of seats available on the Board.

Financial Statements

Our audited consolidated financial statements as at and for the year ended December 31, 2015 and the auditors’ report for the 2015 financial year will be placed before the meeting. These audited consolidated financial statements form part of our 2015

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BUSINESS OF THE MEETING

Annual Report. Copies of the 2015 Annual Report may be obtained from the Corporate Secretary upon request and will be available at the meeting. The full text of the 2015 Annual Report is available on our website at www.agrium.com and has been filed with the Canadian Securities Administrators under Agrium’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar.shtml.

Appointment of Auditors

KPMG LLP have been our auditors since 1993. At our 2015 Annual Meeting, the re-appointment of KPMG LLP as our auditors was approved by shareholders. 106,961,707 (or approximately 97.75%) of votes cast were FOR the re-appointment of KPMG LLP as our auditors and 2,461,551 (or approximately 2.25%) of votes cast were WITHHELD for the re-appointment of KPMG LLP as our auditors. The voting results have been filed under Agrium’s profile on SEDAR at www.sedar.com.

The Board unanimously recommends that the shareholders vote FOR the re-appointment of KPMG LLP, Chartered Accountants, of Calgary, Alberta, as our auditors, to hold office until our next annual meeting. Unless instructed otherwise, the persons named in the enclosed proxy will vote FOR the re-appointment of KPMG LLP.

External Audit Service Fees (By Category)

The Audit Committee has implemented a Pre-Approval Policy for Audit and Non-Audit Services for the pre-approval of services performed by our auditors. The objective of the Policy is to specify the scope of services permitted to be performed by our auditors and to ensure that the independence of our auditors is not compromised through engaging them for other services. Our Audit Committee pre-approves all audit services and all permitted non-audit services provided by KPMG LLP and on a quarterly basis reviews whether these services affect KPMG LLP’s independence. All services performed by our auditors in 2015 complied with the Pre-Approval Policy for Audit and Non-Audit Services, and professional standards and securities regulations governing auditor independence. The following table sets out the fees billed to us by KPMG LLP and its affiliates for professional services in each of the years ended December 31, 2015 and 2014. During these years, KPMG LLP was the Corporation’s only external auditor.

	Year Ended December 31
Category	2015 (CAD$)	2014 (CAD$)
Audit Fees(1)	$4,590,700	$4,825,500
Audit-Related Fees(2)	$14,000	$0
Tax Fees(3)	$198,500	$429,000
All Other Fees	$0	$0
Total	$4,803,200	$5,254,500

Notes:

(1)

For professional services rendered by KPMG LLP for the audit and review of the Corporation’s financial statements or services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)

For professional services rendered by KPMG LLP for specified audit procedures regarding financial assurances issued to certain government agencies, and services that are reasonably related to the performance of the audit of the Corporation’s financial statements.

(3)

For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning with respect to Canadian, U.S. and key international jurisdictions; review of tax filings; assistance with the preparation of tax filings; tax advice relating to potential asset and business acquisitions/combinations; and other tax planning, compliance, and transaction services.

Advisory Vote on Executive Compensation

The Board governs executive compensation by means of carefully considered principles, programs and policies, in conjunction with a rigorous compensation decision process. The Board believes it is essential for shareholders to be well informed of the Corporation’s approach to executive compensation and strives to communicate our approach in a manner that is easily understood by shareholders. The Board also believes in shareholder engagement and offers shareholders a non-binding advisory vote on executive compensation as part of the Corporation’s out-reach strategy. Accordingly, the Board has determined to again provide shareholders with the opportunity to vote FOR or AGAINST our approach to executive compensation through the following resolution:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the management proxy circular delivered in advance of the 2016 annual meeting of the shareholders of the Corporation.”

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BUSINESS OF THE MEETING

This resolution conforms to the form of resolution recommended by the Canadian Coalition for Good Governance and is in the same form as our “Say on Pay” resolution that was approved by shareholders at the 2015 Annual Meeting. As this is an advisory vote, the results will not be binding upon the Board. However, the Board will consider the outcome of the vote as part of its ongoing review of executive compensation and, if there is a significant proportion of votes against the “Say on Pay” resolution, the Board will take steps to better understand any shareholder concerns that might have influenced the voting.

The Board unanimously recommends that the shareholders vote FOR the approach to executive compensation as described in this circular. Unless instructed otherwise, the persons named in the enclosed proxy will vote FOR the approach to executive compensation as described in this circular.

At our 2015 Annual Meeting, the “Say on Pay” resolution was approved by shareholders. 102,403,953 (or approximately 97.4%) of votes cast were for the approach to executive compensation and 2,703,509 (or approximately 2.6%) of votes cast were against the approach to executive compensation. The voting results have been filed under Agrium’s profile on SEDAR at www.sedar.com.

Approval of Shareholder Rights Plan

Introduction

A rights plan is a common mechanism used by public companies to encourage the fair and equal treatment of all shareholders in the face of a take-over initiative, and to give the Board more time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate by the Board in the circumstances.

Under a rights plan, rights to purchase common shares are issued to all shareholders. At first, the rights are not exercisable. However, if a person or group proceeds with a take-over bid for 20% or more of the target company’s shares that does not meet the “permitted bid” criteria set forth in the plan and the rights plan is triggered, the rights (other than those owned by the acquiring person and its joint actors) become exercisable for shares at half the market price at the time of exercise, causing substantial dilution and making the take-over bid uneconomical.

The Corporation’s Rights Plan

The Corporation first implemented a shareholder protection rights plan with shareholder approval in 1995. The rights plan has been reconfirmed, amended and restated by the shareholders every three years since it was implemented, lastly in 2013. The Board has determined that it is in the best interests of the Corporation to continue the rights plan for another three-year term, and has approved an amended and restated shareholder protection rights plan (the “2016 Rights Plan”) to be presented to shareholders for reconfirmation at the meeting. A summary of the terms and conditions of the 2016 Rights Plan is set out in Schedule E – Summary of 2016 Shareholder Rights Plan to this circular and the text of the shareholders’ resolution to confirm, ratify and approve the 2016 Rights Plan (the “Rights Plan Resolution”) is set out below under the heading “Confirmation by Shareholders”.

The Corporation has reviewed the 2016 Rights Plan for conformity with current practices of Canadian companies with respect to shareholder protection rights plans. The Corporation believes that the 2016 Rights Plan preserves the fair treatment of shareholders, is consistent with current best Canadian corporate governance practices and addresses institutional investor guidelines. The 2016 Rights Plan contains substantially the same terms and conditions as the 2013 rights plan of the Corporation (the “2013 Rights Plan”), aside from housekeeping changes and certain other changes identified below and in Schedule E – Summary of 2016 Shareholder Rights Plan to take into account amendments to the regime governing take-over bids recently adopted by the Canadian Securities Administrators pursuant to National Instrument 62-104 – Take-Over Bids and Issuer Bids that is proposed to come into effect on or about May 9, 2016 (“NI 62-104”). The Corporation will continue to monitor legal developments in the area of rights plans.

The 2016 Rights Plan was not adopted in response to or in anticipation of any pending or threatened take-over bid.

The 2016 Rights Plan does not reduce the duty of the Board to act honestly, in good faith and in the best interests of the Corporation, and to act on that basis if any offer is made.

The 2016 Rights Plan is not intended to and will not entrench the Board. The 2016 Rights Plan does not interfere with the legal rights of shareholders to change the Board through proxy voting mechanisms, does not create dilution unless the 2016 Rights Plan is triggered and does not change the way in which common shares trade.

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BUSINESS OF THE MEETING

Purpose of the 2016 Rights Plan

The objectives of the 2016 Rights Plan are to encourage the fair treatment of all shareholders in connection with any initiative to acquire control of the Corporation, to ensure, to the extent possible, that the shareholders and the Board have adequate time to consider and evaluate any unsolicited take-over bid made for all or a portion of the outstanding shares of the Corporation and that the Board has adequate time to identify, develop and negotiate value-enhancing alternatives, as appropriate, to any unsolicited take-over bid made for all or a portion of the outstanding shares of the Corporation.

Take-over bids may be discriminatory or coercive and may be initiated at a time when the board of the target company needs more time than the minimum tender period (currently 35 days) that a take-over bid must remain open under Canadian securities laws to prepare an adequate response. Accordingly, take-overs do not always result in shareholders receiving fair or equal treatment or full or maximum value for their investment.

Once NI 62-104 comes into effect, Canadian securities laws would address some of the concerns that rights plans are designed to address, namely, by providing the board of directors of the target that is subject to a take-over bid that is not exempt from the formal bid mechanics of NI 62-104 with more time (up to 105 days) than the 35-day minimum tender period currently allowed under Canadian securities laws and by relieving pressure on shareholders to tender to a bid. However, the Board continues to believe that the 2016 Rights Plan is still in the best interests of shareholders.

(a) Time

Many believe that the 35-day minimum tender period currently allowed by Canadian securities laws is not enough time for a board of directors of the target company to evaluate a take-over bid, explore, develop and pursue alternatives which it believes may be preferable to the take-over bid or which could maximize shareholder value, and make reasoned recommendations to the shareholders. Under the 2016 Rights Plan, a permitted bid must remain open for a longer period (up to 105 days (increased from 60 days) to take into account NI 62-104) after the offer date of the bid) than the statutory minimum (currently 35 days), and then for another 10 days following public announcement that more than 50% of the outstanding shares held by independent shareholders (which excludes shares owned by the bidder and its joint actors) have been deposited or tendered and not withdrawn for purchase by the bidder.

(b) Pressure to Tender

Shareholders may feel pressure to tender to a take-over bid that they think is inadequate because otherwise, they might be left with minority shares that are hard to sell or discounted. This is of particular concern in circumstances where the bidder can gain a control position without acquiring all of the shares, by making a partial bid for less than all of the shares, or by waiving a minimum tender condition. Under the 2016 Rights Plan, a permitted bid must remain open for another 10 days after the expiry of the minimum take-over bid period following public announcement that more than 50% of the outstanding shares held by independent shareholders have been deposited or tendered and not withdrawn for purchase by the bidder. This permits a shareholder to accept the bid after a majority of the independent shareholders have decided to accept the bid, and lessens concern about undue pressure to tender to the bid.

(c) Unequal Treatment of Shareholders

Under Canadian securities laws, a bidder can gain control or effective control of the Corporation without paying full value, without obtaining shareholder approval and without treating all of the shareholders equally. For example, a bidder could acquire blocks of shares by private agreement from one or a small group of shareholders at a premium to market price which is not shared with the other shareholders. In addition, a person could slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control or effective control without paying a control premium or without sharing of any control premium among all shareholders fairly. These are generally known as creeping bids or exempt bids. Under the 2016 Rights Plan, in order to meet the permitted bid criteria, any person or group offering to acquire 20% or more of the Corporation’s shares must make the offer to all shareholders on the books of the Corporation.

Effect of the 2016 Rights Plan

The 2016 Rights Plan is not intended to and will not prevent take-over bids that are equal or fair to shareholders. For example, shareholders may tender to a bid that meets the “permitted bid” criteria set out in the 2016 Rights Plan without triggering the 2016 Rights Plan, even if the Board does not feel the bid is acceptable. Even in the context of a bid that does not meet the

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BUSINESS OF THE MEETING

“permitted bid” criteria, the Board must consider every bid made, and must act in all circumstances honestly and in good faith with a view to the best interests of the Corporation.

Furthermore, any person or group that wishes to make a take-over bid for the Corporation may negotiate with the Board to have the 2016 Rights Plan waived or terminated, subject in both cases to the terms of the 2016 Rights Plan, or may apply to a securities commission or court to have the 2016 Rights Plan terminated. Both of these approaches provide the Board with more time and control over the process to enhance shareholder value, lessen the pressure upon shareholders to tender to a bid and encourage the fair and equal treatment of all independent shareholders in the context of an acquisition of control.

Confirmation by Shareholders

If the Rights Plan Resolution is approved at the meeting, the Amended and Restated Shareholder Rights Plan Agreement between the Corporation and CST Trust Company, as rights agent, (the “Rights Agent”) will take effect for another three-year term. If the Rights Plan Resolution is not approved at the meeting, the 2013 Rights Plan and the outstanding rights will terminate, and the 2016 Rights Plan will not take effect. The Board reserves the right to alter any terms of or not to proceed with the 2016 Rights Plan at any time prior to the meeting in the event that the Board determines, in light of subsequent developments, that to do so is in the best interests of the Corporation and its shareholders.

Shareholders will be asked at the meeting to consider, and, if deemed advisable, to adopt the following resolution to reconfirm, ratify and approve the 2016 Rights Plan:

“RESOLVED THAT:

1.	the shareholder protection rights plan of the Corporation be continued, and the Amended and Restated Shareholder Rights Plan Agreement dated as of May 4, 2016 between the Corporation and CST Trust Company, as rights agent (the “2016 Rights Plan”), which amends and restates the Amended and Restated Shareholder Rights Plan Agreement dated as of April 9, 2013 between the Corporation and CST Trust Company, as rights agent, and which confirms shareholder protection rights to holders of common shares that are outstanding at the Record Time (as defined in the 2016 Rights Plan) on the terms set out in the 2016 Rights Plan, and continues the issuance of the Rights thereafter to holders of newly issued common shares until the termination or expiration of the 2016 Rights Plan, be and is hereby reconfirmed, ratified and approved; and

2.	any officer of the Corporation is authorized to take such actions as such officer may determine to be necessary or advisable to implement this resolution, such determination to be conclusively evidenced by the taking of any such actions.”

The Board has concluded that the 2016 Rights Plan is in the best interests of the Corporation and shareholders. Accordingly, the Board unanimously recommends that the shareholders confirm, ratify and approve the 2016 Rights Plan by voting FOR the Rights Plan Resolution at the meeting. Unless instructed otherwise, the persons named in the enclosed proxy will vote FOR the Rights Plan Resolution.

Section Three: About Agrium’s Nominees

All of our nominees proposed for election to the Board are currently directors of the Corporation. We believe that each nominee will be able to continue to serve as a director. If, for any reason, any nominee is unavailable to serve, the persons named in the enclosed proxy will be able to vote, in their discretion, for any substitute nominee or nominees. Each nominee will hold office until the earlier of his or her resignation or our next meeting at which directors are elected unless a director ceases to hold office pursuant to the provisions of the Canada Business Corporations Act.

Voting results from our 2015 Annual Meeting are also provided below in respect of each director who was a nominee and elected at such meeting.

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ABOUT AGRIUM’S NOMINEES

Ms. Maura J. Clark Age: 57 New York, New York, United States Director Since: 2016 Independent Key skills and experience • Finance • Mergers & Acquisitions • Mining, Energy & Exploration • Strategy	Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
	• Board of Directors	N/A
	• Audit Committee	N/A	N/A
	• HR&C Committee	N/A

Current Public Company Directorships • Fortis Inc., a North American electric and gas utility company (TSX) • Elizabeth Arden, Inc. a global prestige beauty products company (NASDAQ)

MAURA J. CLARK, B.A. (Economics). Ms. Clark is a Corporate Director and the former President of Direct Energy Business, the commercial and industry energy business unit of Direct Energy L.P., a North American energy and energy-related services provider from 2007 to 2014. Previously Ms. Clark was Executive Vice President of North American Strategy and Mergers and Acquisitions for Direct Energy.

Ms. Clark holds a Bachelor of Arts degree from Queen’s University and a Chartered Professional Accountant designation.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
N/A	N/A	1,000	0	N/A	N/A	✓	$88,190	N/A(3)

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
N/A	Votes For:	N/A
	Votes Withheld:	N/A

Mr. David C. Everitt

Age: 63

Marco Island, Florida, United States

Director Since: 2013

Independent

Key skills and experience

•   Retail Business Experience

•  Agri-Business Experience

•  International Business Experience

•   Innovation & Technology

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors	7 of 8 = 88%
• Audit Committee	4 of 5 = 80%	12 of 14 = 86%
• HR&C Committee (Chair)	1 of 1 = 100%

Current Public Company Directorships

•   Harsco Corporation, a worldwide industrial company (NYSE)

•  Brunswick Corporation, a worldwide manufacturing company (NYSE)

•   Allison Transmission Holdings, Inc., a worldwide manufacturing company (NYSE)

DAVID C. EVERITT, B.Sc. (Engineering). Mr. Everitt is a Corporate Director and the Chair of the Board and former interim chief executive officer of Harsco Corporation, a worldwide industrial company. Mr. Everitt is the former President, Agriculture and Turf Division – North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, a farm equipment manufacturer. Mr. Everitt also serves on the Board of the National Business Aviation Association located in Washington, D.C.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
2,500	3,175	2,500	4,548	0	1,373	✓	$621,563	2.96

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
$259,716 ($136,778 in DSUs)(4)	Votes For:	104,329,315 (99.26%)
	Votes Withheld:	777,900 (0.74%)

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ABOUT AGRIUM’S NOMINEES

Mr. Russell K. Girling

Age: 53

Calgary, Alberta, Canada

Director Since: 2006

Independent

Key skills and experience

•   Current Chief Executive Officer

•  Mergers & Acquisitions

•  Distribution

•  Strategy

•   Public Policy & Government Relations

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors	8 of 8 = 100%
• CG&N Committee	4 of 4 = 100%	16 of 16 = 100%
• EHS&S Committee	4 of 4 = 100%

Current Public Company Directorships • TransCanada Corporation, a diversified energy and pipeline company (TSX, NYSE)

RUSSELL K. GIRLING, B.Comm., M.B.A. (Finance), ICD.D. Mr. Girling has been the President and Chief Executive Officer of TransCanada Corporation and TransCanada PipeLines Limited since July 1, 2010. Mr. Girling is a member of the Canadian Council of Chief Executives, U.S. National Petroleum Council, the U.S. Business Roundtable and a member of the Board of Directors of the American Petroleum Institute. Mr. Girling has a Bachelor of Commerce degree and a Master of Business Administration in Finance from the University of Calgary.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
6,000	27,751	6,000	31,105	0	3,354	✓	$3,272,290	15.58

Value of Total Compensation Received In Fiscal 2015	2015 Annual General Meeting Voting Results
$329,028 ($329,028 in DSUs)(4)	Votes For:	104,704,870 (99.62%)
	Votes Withheld:	402,345 (0.38%)

Mr. Russell J. Horner

Age: 66

Vancouver, British, Columbia Canada

Director Since: 2004

Independent

Key skills and experience

•   Mergers & Acquisitions

•  International Business Experience

•  Operations

•  Strategy

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors • Audit Committee (Chair) • CG&N Committee	8 of 8 = 100% 2 of 2 = 100% 4 of 4 = 100%	14 of 14 = 100%
Current Public Company Directorships
• None

RUSSELL J. HORNER, B.Sc. (Chemistry). Mr. Horner is a Corporate Director and the former President and Chief Executive Officer of Catalyst Paper Corporation (a forest products and paper company), former Chief Operating Officer, Australasia, Fletcher Challenge Paper Division, Fletcher Challenge Limited (a forest products and paper company), and former Managing Director of Australian Newsprint Mills Ltd. (a newsprint company). Mr. Horner has attended the Advanced Management Programs at Harvard Business School and at Auckland University.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
1,000	24,523	1,000	26,043	0	1,520	✓	$2,384,922	11.36

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
$351,547 ($147,609 in DSUs)(4)	Votes For:	104,540,414 (99.46%)
	Votes Withheld:	566,801 (0.54%)

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ABOUT AGRIUM’S NOMINEES

Ms. Miranda C. Hubbs Age: 49 Toronto, Ontario, Canada Director Since: 2016 Independent Key skills and experience • Finance • International Business Experience • Strategy • Mergers & Acquisitions	Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
	• Board of Directors	N/A
	• Audit Committee	N/A	N/A
	• EHS&S Committee	N/A

Current Public Company Directorships • Spectra Energy Corp., a North American pipeline and midstream company (NYSE)

MIRANDA C. HUBBS, B.Sc. (Biology), M.B.A., CFA Ms. Hubbs is a Corporate Director and the former Executive Vice President and Managing Director of McLean Budden Limited, one of Canada’s largest institutional asset managers, from 2002 to 2011. Ms. Hubbs is a Chartered Financial Analyst (CFA) and a National Association of Corporate Directors (NACD) Governance Fellow and received a Master of Business Administration from York University and a Bachelor of Science degree from University of Western Ontario.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
N/A	N/A	1,000	0	N/A	N/A	✓	$88,190	N/A(3)

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
N/A	Votes For:	N/A
	Votes Withheld:	N/A

Mr. Chuck V. Magro

Age: 46

DeWinton, Alberta, Canada

Director Since: 2013

Non-Independent

Key skills and experience

•   Current Chief Executive Officer

•  Agri-Business Experience

•  Mergers & Acquisitions

•  Operations

•   Strategy

Current Board/Committee Membership • Board of Directors	2015 Attendance 8 of 8 = 100%	2015 Attendance (Total) 8 of 8 = 100%
Current Public Company Directorships
None

CHUCK V. MAGRO, B.Sc. (Chemistry), M.B.A. Mr. Magro joined Agrium in November 2009 as Vice-President, Manufacturing. Mr. Magro was promoted to various executive positions during his tenure with Agrium and was most recently appointed President & Chief Executive Officer of Agrium on January 1, 2014.

Mr. Magro is a director of each of Canpotex Limited (a potash export company), the International Fertilizer Association (IFA) and the International Plant Nutrition Institute (IPNI), and Vice Chair of each of The Fertilizer Institute (TFI) and Nutrients for Life Foundation (NFL).

Mr. Magro joined Agrium following an extensive career with Nova Chemicals, a major petrochemical manufacturer, most recently as Vice President, Investor Relations between 2007 and 2009.

DIRECTORS’ EQUITY OWNERSHIP INTEREST

N/A. For details regarding Mr. Magro’s equity ownership, see “Section Six: Executive Compensation Governance – Compensation Discussion & Analysis – Compensation Decisions – NEO Compensation Summary – Chuck Magro.”

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
N/A(5)	Votes For:	104,764,334 (99.67%)
	Votes Withheld:	342,881 (0.33%)

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ABOUT AGRIUM’S NOMINEES

Ms. A. Anne McLellan

Age: 65

Edmonton, Alberta, Canada

Director Since: 2006

Independent

Key skills and experience

•    Public Policy & Government Relations

•    Strategy

•   International Business Experience

•   Human Resources

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors	8 of 8 = 100%
• HR&C Committee	1 of 1 = 100%	13 of 13 = 100%
• EHS&S Committee (Chair)	4 of 4 = 100%
Current Public Company Directorships • Cameco Corporation, a uranium company (TSX, NYSE)

ANNE MCLELLAN, B.A., LL.B., LL.M, ICD.D. Ms. McLellan is a Corporate Director and Senior Advisor with Bennett Jones LLP (a Canadian law firm). Ms. McLellan is a former four-term Member of Parliament for Edmonton Centre from October 25, 1993 to January 23, 2006. She served as Deputy Prime Minister from December 2003 to January 2006 and throughout her career has held numerous ministerial posts. Ms. McLellan holds a Bachelor of Arts and a Bachelor of Laws degree from Dalhousie University and a Masters of Law degree from King’s College, University of London.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
200	18,260	200	19,671	0	1,411	✓	$1,752,423	8.34

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
$309,661 ($136,568 in DSUs)(4)	Votes For:	104,662,763 (99.58%)
	Votes Withheld:	444,452 (0.42%)

Mr. Derek G. Pannell

Age: 69

Saint John, New Brunswick, Canada

Director Since: 2008

Independent

Key skills and experience

•    Mergers & Acquisitions

•   Strategy

•   Distribution

•   Mining, Energy & Exploration

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors	8 of 8 = 100%
• HR&C Committee	4 of 4 = 100%	17 of 17 = 100%
• Audit Committee	5 of 5 = 100%

Current Public Company Directorships • Brookfield Infrastructure Partners Limited, the general partner of Brookfield Infrastructure Partners L.P., an infrastructure asset operating company (TSX, NYSE)

DEREK G. PANNELL, B.Sc. (Engineering), P. Eng., FCAE. Mr. Pannell is a Corporate Director and Board Chair of Brookfield Infrastructure Partners Limited (an asset management company). He was President and Chief Executive Officer of Noranda Inc. and Falconbridge Limited from 2001 to August 2006 and Vice President, Operations of Compania Minera Antamina from 1998 to 2001. Mr. Pannell is a graduate of Imperial College in London, England and the Royal School of Mines, London, England (ARSM) and an engineer registered in Québec and Peru. He also serves as a Commissioner on the Board of Commissioners of Saint John Energy in Saint John, New Brunswick.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
2,500	15,873	2,500	18,675	0	2,802	✓	$1,867,423	8.89

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
$326,365 ($274,803 in DSUs)(4)	Votes For:	104,988,048 (99.89%)
	Votes Withheld:	119,167 (0.11%)

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ABOUT AGRIUM’S NOMINEES

Mr. Mayo M. Schmidt

Age: 58

Toronto, Ontario, Canada

Director Since: 2013

Independent

Key skills and experience

•    Current Chief Executive Officer

•    Agri-Business Experience

•   Mergers & Acquisitions

•   International Business Experience

•    Strategy

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors	8 of 8 = 100%
• CG&N Committee (Chair)	1 of 1 = 100%	10 of 10 = 100%
• EHS&S Committee	1 of 1 = 100%

Current Public Company Directorships • Hydro One Limited, an electricity transmission and distribution company (TSX)

MAYO M. SCHMIDT, B.B.A. Mr. Schmidt is a Director and the President and Chief Executive Officer of Hydro One Limited, an electricity transmission and distribution company. Previously Mr. Schmidt was a Director and the President and Chief Executive Officer of Viterra Inc., a global agri-business company, from 2000 until 2012. He is a member of Washburn University’s Board of Trustees and the Lincoln Society.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
1,500	4,024	1,500	2,474	0	(1,550)	✓	$350,467	1.67

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
$261,764 ($261,764 in DSUs)(4)	Votes For:	104,983,614 (99.78%)
	Votes Withheld:	123,601 (0.12%)

Mr. Bill S. Simon

Age: 56

Rogers, Arkansas, United States

Director Since: 2016

Independent

Key skills and experience

•    International Business Experience

•    Distribution

•   Retail Business Experience

•   Strategy

Current Board/Committee Membership	2015 Attendance	2015 Attendance (Total)
• Board of Directors	N/A
• HR&C Committee	N/A	N/A
• CG&N Committee	N/A

Current Public Company Directorships • Darden Restaurants, Inc., a multi-brand restaurant operating company (NYSE)

BILL S. SIMON, B.A., M.B.A. Mr. Simon is a Corporate Director and the former President and Chief Executive Officer of Walmart, U.S., a subsidiary of Walmart Stores, Inc., a global retailer, from 2010 until 2014. Mr. Simon holds a Bachelor of Arts and a Master of Business Administration degree from the University of Connecticut.

DIRECTORS’ EQUITY OWNERSHIP INTEREST
Equity Ownership as at March 9, 2015		Equity Ownership as at March 9, 2016		Net Change in Equity Ownership		Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Retainer(2)
Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
N/A	N/A	0	0	N/A	N/A	✓	N/A	N/A(3)

Value of Total Compensation Received In Fiscal 2015	2015 Annual Meeting Voting Results
N/A	Votes For:	N/A
	Votes Withheld:	N/A

Notes:

(1)	The Directors’ Equity Amount is calculated as of March 9, 2016 based on the closing price of the common shares on the NYSE of U.S.$88.19 on March 9, 2016.

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ABOUT AGRIUM’S NOMINEES

(2)

The Equity Multiple of Annual Retainer is calculated by dividing the Directors’ Equity Amount by the amount of the annual retainer, such annual retainer being $210,000 for all directors (other than the Board Chair) and $440,000 for the Board Chair. Independent directors are required to maintain a minimum equity ownership in Agrium equal in value to approximately three times the value of his or her annual retainer within five years of joining the Board.

(3)	Newly appointed non-executive directors have five years from the date of their appointment to the Board to meet their directors’ equity ownership requirements.

(4)	Amount includes DSUs credited as dividend equivalents.

(5)	For the value of total compensation received by Mr. Magro in fiscal 2015, please see “Section Six: Executive Compensation Governance – 2015 Executive Compensation – Summary Compensation Table”.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

In May 2004, Saskatchewan Wheat Pool Inc. (“SWP”), the predecessor of Viterra, disposed of its hog operations, which had been carried on through certain of its subsidiaries, through a court-supervised process under the Companies’ Creditors Arrangement Act (Canada). On April 12, 2005, the Saskatchewan Financial Services Commission issued a cease trade order against four of these subsidiaries of SWP for failing to file the required annual continuous disclosure documents. The cease trade order was revoked on October 18, 2010 pursuant to Viterra’s application to effect a reorganization of the entities in question. Mr. Schmidt served as an officer and/or director of these entities.

15

DIRECTOR COMPENSATION GOVERNANCE

Section Four: Director Compensation Governance

Director Compensation Program	WHERE TO FIND IT
Philosophy and Objectives The director compensation program is designed to:	Director Compensation Program	16
	Directors’ Equity Ownership Interests	17
	2015 Summary of Director Compensation	17

•	attract and retain individuals with necessary experience and abilities;

•	provide appropriate compensation to reflect the responsibilities, commitments and risks that accompany Board membership; and

•	align the interests of non-executive (independent) directors with those of shareholders, by requiring our independent directors to maintain a significant equity ownership in Agrium.

Director compensation is paid in the form of cash and deferred share units (“DSUs”) under the Directors’ Consolidated DSU Plan. The director compensation program is distinct from the executive compensation program and non-executive directors are not eligible to receive pensions, benefits or perks or to participate in the Corporation’s performance-based annual or long-term incentive programs.

About DSUs

DSUs are notional units that have the same value as common shares, and therefore have the same upside and downside risk. This serves to align the interests of non-executive directors with those of shareholders.

Directors can redeem their DSUs for cash only when they leave the Board. Their redemption value is equal to the market value of our common shares at the time of redemption.

DSUs earn dividend equivalents at the same rate as dividends are paid on our common shares, but do not give the holder voting or other shareholder rights.

Director compensation delivered in the form of DSUs also helps non-executive directors meet their mandatory equity ownership requirement under our Corporate Governance Guidelines.

Compensation Decisions

The CG&N Committee annually reviews director compensation using the same peer group as used to benchmark Named Executive Officer (“NEO”) compensation, based on advice of its independent compensation consultant, Willis Towers Watson (“Towers Watson”). Director compensation is generally targeted near the median of our Compensation Peer Group. In 2015, upon the recommendation of the CG&N Committee, we raised the annual retainer paid to the non-executive directors from $195,000 to $210,000 and from $400,000 to $440,000 for the Board Chair. Director compensation was not increased for 2016.	See “Section Six: Executive Compensation Governance – Compensation Discussion & Analysis – Compensation Framework – Compensation Peer Group” for more information about our Compensation Peer Group.

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DIRECTOR COMPENSATION GOVERNANCE

Fees and Retainers

Non-executive (independent) director compensation is comprised of an annual retainer and fees, payable in cash and/or in DSUs. The compensation arrangements for non-executive directors in 2015 were as follows:

Type of Fee	Amount (U.S.$)
ANNUAL RETAINER
Board Chair Cash Retainer (inclusive of all meeting fees)	$200,000
Board Chair DSU Retainer	$240,000
Board Members Cash Retainer	$95,000	Our Chief Executive Officer is not entitled to additional compensation for performance of director duties.
Board Members DSU Retainer	$115,000
Committee Retainer	$3,500 per committee
Committee Chair Retainer (except Audit and HR&C Committee Chairs)	$9,000
Audit Committee Chair Retainer	$20,000
HR&C Committee Chair Retainer	$15,000
ATTENDANCE FEES
Board and Committee Meetings (except Audit)	$1,000 per meeting
Audit Committee Meetings	$1,500 per meeting
Travel Allowance(1)	$1,000

Note:

(1)	A travel allowance of U.S.$1,000 is paid to each non-executive director who travels out of his or her province or state of residence to a meeting site.

Beginning in 2016, a Board Chair annual retainer (inclusive of all meeting fees) of $440,000 and Board members annual retainer of $210,000 was established. Each year, the Board sets a mandatory percentage of the Board member and Board Chair annual retainer that must be taken in DSUs. For 2016, the Board determined that a minimum of 30% of the Board member and Board Chair annual retainers must be taken in DSUs.

Directors’ Equity Ownership Interests

For 2015, all non-executive directors were expected to hold five times the cash portion of the annual retainer in common shares and/or DSUs. Beginning in 2016, all non-executive directors are expected to hold three times their annual total retainer in common shares and/or DSUs within five years of joining the Board. All of our non-executive directors are in compliance with their directors’ equity ownership requirements. See “Section Three: About Agrium’s Nominees” for the equity ownership interests of each of the directors nominated by Agrium.

2015 Summary of Director Compensation

A number of changes were made to the composition of Agrium’s Board in 2015 and 2016; Mr. Lesar, Ms. Harris and Mr. Lowe retired from the Board during 2015 and Ms. Clark, Ms. Hubbs and Mr. Simon were appointed to the Board in February, 2016.

Director Compensation Table

The following Director Compensation Table sets out the compensation earned by each of the Corporation’s directors in respect of service provided during the year ended December 31, 2015:

	Fees Earned		All other Compensation(3) (U.S.$)	Total (U.S.$)
Director	Cash(1) (U.S.$)	DSUs(2) (U.S.$)
Everitt	$122,938	$124,483	$12,295	$259,716
Girling	$0	$233,406	$95,622	$329,028
Harris	$0	$204,455	$7,567	$212,022
Henry	$154,688	$73,938	$206,448	$435,074
Horner	$203,938	$65,000	$82,609	$351,547
Lesar	$34,000	$0	$25,186	$59,186
Lowe	$112,667	$65,000	$41,788	$219,455
Magro	N/A	N/A	N/A	N/A
McLellan	$173,093	$74,775	$61,793	$309,661
Pannell	$51,562	$219,201	$55,602	$326,365
Schmidt	$0	$245,053	$16,711	$261,764
Zaleschuk	$309,719	$142,661	$126,747	$579,127

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DIRECTOR COMPENSATION GOVERNANCE

Notes:

(1)	Includes the portion of the directors’ cash retainers, attendance fees and travel allowances paid in cash.

(2)

Includes the grant date fair value of directors’ DSU retainers and the portion of the directors’ cash retainers, attendance fees and travel allowance paid in DSUs. The number of DSUs granted is calculated by dividing the intended cash value of the grant by the market value of the common shares on the date such cash value is converted into DSUs (generally, the last business day of each quarter). The market value is the average closing price of a common share on the TSX over the ten trading days prior to the conversion date, converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on the date of grant. For the 2015 grants, the DSU market value was U.S.$108.03 (Q1), U.S.$102.20 (Q2), U.S.$94.42 (Q3) and U.S.$92.28 (Q4). The amounts reported exclude DSUs credited as dividend equivalents.

(3)	Amounts reported include DSUs credited as dividend equivalents that were not factored into grant date fair value.

The following table provides a breakdown of the cash and DSU retainers and fees paid to directors in respect of service provided in 2015 as identified in the “Fees Earned” columns of the Director Compensation Table (above):

	Fees and Retainers						Fees and Retainers paid in DSUs
Director	Board, Committee and Committee Chair Retainers (U.S.$)	Board and Committee Attendance Fees (U.S.$)	Travel Allowance (U.S.$)	Total Payable (U.S.$)	Percentage of Cash Fees Taken in DSUs	Total Cash Fees Taken in Cash (U.S.$)	Value of Cash Fees Taken in DSUs (U.S.$)	Value of DSU Retainer Payable (U.S.$)	Grant Date Fair Value of Total DSUs Granted(1)(2) (U.S.$)
Everitt	$165,875	$20,000	$5,000	$190,875	50%	$122,938	$66,983	$57,500	$124,483
Girling	$102,000	$17,000	$1,000	$120,000	100%	$0	$118,406	$115,000	$233,406
Harris	$76,500	$11,500	$2,000	$90,000	100%	$0	$89,455	$115,000	$204,455
Henry	$160,813	$22,000	$5,000	$187,813	25%	$154,688	$32,688	$41,250	$73,938
Horner	$171,938	$23,000	$9,000	$203,938	0%	$203,938	$0	$65,000	$65,000
Lesar	$34,000	$0	$0	$34,000	0%	$34,000	$0	$0	$0
Lowe	$102,167	$8,500	$2,000	$112,667	0%	$112,667	$0	$65,000	$65,000
McLellan	$185,583	$22,500	$1,000	$209,083	25%	$173,093	$33,525	$41,250	$74,775
Pannell	$129,813	$21,500	$6,000	$157,313	100%	$51,562	$104,201	$115,000	$219,201
Schmidt	$106,333	$19,500	$6,000	$131,833	100%	$0	$130,053	$115,000	$245,053
Zaleschuk(3)	$354,958	$3,000	$5,000	$362,958	25%	$309,719	$52,661	$90,000	$142,661

Notes:

(1)

Amounts reported are the grant date fair value of the total DSUs granted (including cash fees taken as DSUs and DSU retainers). See note (2) to the Director Compensation Table for a description of the calculation of grant date fair values.

(2)	Amounts reported exclude DSUs credited as dividend equivalents.

(3)	The Board Chair attends all Committee meetings.

Directors’ Compensation Plan

DSU Plan

The Board approved the DSU Plan, which consolidated the Directors’ DSU Fee Plan and the Directors’ DSU Grant Plan with effect January 1, 2014. The following is a summary of the DSU Plan:

Eligible Participants

The DSU Plan:

•    authorizes the Board to grant such number of DSUs to non-executive directors as it may determine; and

•    allows non-executive directors to elect to receive a portion of the cash component of their remuneration in the form of DSUs.

Credit to DSU Account

•   DSUs granted to a non-executive director are credited into his or her DSU account.

•    For the portion of the cash component of a director’s remuneration elected to be received in the form of DSUs, the number of DSUs to be issued is calculated by dividing the electing director’s portion of the cash remuneration by the average closing price of the common shares on the ten trading days on the TSX prior to the date such cash portion is converted into DSUs (generally, the last business day of each quarter).

•    Whenever cash dividends are paid on the common shares, equivalent DSUs are credited to holders.

•    Commencing January 1, 2016, for the portion of the cash component of a director’s remuneration elected to be received in the form of DSUs, the number of DSUs to be issued is calculated by dividing the electing director’s portion of the cash remuneration by the average closing price of the common shares on the ten trading days on the NYSE prior to the date such cash portion is converted into DSUs (generally, the last business day of each quarter).

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DIRECTOR COMPENSATION GOVERNANCE

Vesting	• DSUs fully vest upon grant.
Redemption

•    Payouts of DSUs are made after the date on which the holder ceases to be a director of the Corporation for any reason including retirement or death.

•    DSU payouts are equal to the market value of the redeemed DSUs on the date of redemption elected by the director or mandated by the DSU Plan (less withholdings).

Outstanding DSUs

The following table provides details regarding the aggregate value as at December 31, 2015, of DSUs granted to individuals who served as directors during 2015:

Director	Number of Unredeemed DSUs(1) (#)	Market Value of Unredeemed DSUs(2)(3) (U.S.$)

We discontinued granting Stock
Options to our non-executive
directors in 2002. None of our non-
executive directors participate in the
Stock Option Plan or the SAR Plan,
and none of them hold any Stock
Options or SARs.

Everitt	4,502	$402,211
Girling	30,786	$2,750,463
Harris	0	$0
Henry	64,083	$5,725,158
Horner	25,776	$2,302,861
Lesar	3,673	$328,117
Lowe	9,143	$816,824
McLellan	19,470	$1,739,427
Pannell	18,484	$1,651,347
Schmidt	2,450	$218,842
Zaleschuk	39,838	$3,559,156

Notes:

(1)	All DSUs vest on the date of grant. The amounts reported include DSUs credited as dividend equivalents.

(2)	The amounts reported represent DSUs which were vested but not redeemed in 2015 and include DSUs credited as dividend equivalents.

(3)	Market Value of unredeemed DSUs was determined by reference to the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share.

DSU Awards – Value Vested or Redeemable During the Year

The following table provides details regarding the outstanding DSUs that vested and were redeemed or redeemable during the year ended December 31, 2015. DSUs are only redeemable when the Board member leaves the Board.

Director	DSUs – Value vested and earned during the year(1)(2) (U.S.$)	DSUs – Value redeemed or redeemable during the year(3) (U.S.$)
Everitt	$120,678	0
Girling	$289,898	0
Harris	$183,261	$314,501
Henry	$248,112	0
Horner	$128,549	0
Lesar	$22,064	$1,226,325
Lowe	$91,898	$1,350,527
McLellan	$120,391	0
Pannell	$243,977	0
Schmidt	$230,497	$530,497
Zaleschuk	$236,535	0

Notes:

(1)	Value of DSUs was determined by reference to the closing price of the common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share.

(2)	The amounts reported represent the value of all DSUs granted in 2015 and include DSUs credited as dividend equivalents.

(3)

Value of DSUs was determined by reference to the value redeemed for those DSUs redeemed during 2015 and the closing price of the common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share for those DSUs that were redeemable but not redeemed during 2015. In both instances, the amounts reported include DSUs credited as dividend equivalents.

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CORPORATE GOVERNANCE

Section Five: Corporate Governance

Our Corporate Governance	WHERE TO FIND IT
The Board and Management are committed to best practices in corporate governance and have been consistently recognized for excellence in this respect. Our corporate governance systems and principles of conduct are engrained in our business operations and culture and play an important role in promoting appropriate oversight and consistent governance practices throughout our organization.	Our Corporate Governance	20
	Our Board	23
	Committees of the Board of Directors	32
	Diversity	38

Governance Highlights

Corporate Governance

✓        Nine independent director nominees

✓       Separate Chair and CEO

✓       Strong risk oversight

✓       Board diversity policy

✓       All Committees independent

✓       Board, Committee and director evaluations annually

✓       Board orientation and education program

✓        Code of business conduct

✓        Supplier code of conduct

✓        In camera sessions at every Board and Committee meeting

Shareholder Rights ✓ Annual election of directors ✓ Individual director elections ✓ Amended director majority voting policy ✓ Active shareholder engagement ✓ Annual “Say on Pay”

Compensation

✓        Clawback policy

✓        Independent advice

✓        Prohibition on hedging

✓        Director equity ownership requirement of 3x total annual retainer

✓       Executive equity ownership requirement:

-       1x base salary (Senior Vice Presidents and Vice Presidents)

-       2x base salary (President, Retail, President, Wholesale, CFO, and Executive Vice Presidents)

-       4x base salary (CEO)

✓        Post-termination equity ownership retention requirements

Corporate Governance Guidelines and Framework

The Board has adopted a variety of policies and programs in the establishment of Agrium’s governance framework, many of which are available in the governance section of Agrium’s website (www.agrium.com).

Corporate Governance Guidelines

The Board is committed to setting a high ethical tone for Agrium as a whole and fostering a culture of integrity throughout the Corporation. The Corporate Governance Guidelines (the “Guidelines”) provide a framework of authority and accountability, enabling the Board and Management to make timely and effective decisions that promote:

•    shareholder value while complying with applicable laws; and

•   Agrium’s commitment to ethical conduct, integrity and transparency.

Board and Committee Charters	For further information about our Board Committees and the Board Committee mandates, please see “Section Five: Corporate Governance – Committees of the Board of Directors”.

Written Position Descriptions

Agrium has developed written position descriptions (or terms of reference) for the following positions:

•    the Chair of the Board;

•   the Chair of each Committee of the Board;

•    the individual directors; and

•   the Chief Executive Officer.

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CORPORATE GOVERNANCE

Equity Ownership Requirement	All non-executive directors and executive officers are expected to maintain a meaningful equity ownership in the Corporation in order to align their interests with those of shareholders.

Executive Officers’ Equity Retention Post-Employment	The NEOs and other participants have an on-going interest in Agrium’s share performance post-retirement as share-based incentives continue to vest in the normal course post-retirement. Also, the CEO (and such other designated executive officers) must hold common shares or Performance Share Units (“PSUs”) in an amount equal to the common share component of their equity ownership requirement until the first anniversary following the date of cessation of employment.

Executive Compensation Clawback Policy	Agrium has implemented an Executive Compensation Clawback Policy concerning awards made under the Corporation’s annual and long-term incentive programs to our current and former executive officers. This policy permits the Board, in instances where it determines it is in the Corporation’s best interests to do so, to require executive officers to reimburse all or a portion of awards made under those plans where the individual engaged in intentional misconduct or fraud that resulted in a material restatement of financial results which would have impacted decisions made at the time the awards were granted.

Prohibition on Hedging and Equity Monetization	Agrium’s prohibition on hedging and equity monetization, as found in our Securities Trading and Reporting Policy, prohibits directors and officers from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and units of exchange funds) or engaging in any other activities that are designed to hedge or offset a decrease in the market value of Agrium’s securities granted as compensation or held, directly or indirectly, by such directors and officers. Such arrangements would reduce the risks and rewards of equity ownership by directors and officers and negate the alignment of interests of directors and officers with those of shareholders.

Code of Business Conduct and Ethics

Agrium’s directors, officers and other employees, regardless of geographic location and job position, are expected to comply with our Code of Business Conduct and Ethics (the “Code”), which contains principles and guidelines for business conduct and ethics in the following areas:

•    complying with applicable laws (including health, safety, environmental, anti-trust and competition, fraud, securities disclosure and insider trading laws) and company policy;

•    conflicts of interest;

•   protection of corporate assets and corporate opportunities;

•    confidentiality;

•   treatment of our customers, suppliers, employees and others;

•    serving the interests of our shareholders with integrity and loyalty;

•   financial reporting and accountability;

•    environmental stewardship;

•   identifying illegal or unethical behaviour; and

•    reporting violations of the Code or other company policies.

The Board and the CG&N Committee have discretion to waive provisions of the Code for directors and officers, provided such waivers are appropriately disclosed. Senior management has the same latitude as it pertains to employees.

Compliance with the Code is monitored by the Board, the CG&N Committee and the Audit Committee. Directors, officers and most employees of the Corporation (excluding certain unionized employees, as well as casual or seasonal workers) are required to certify compliance with the Code every year.

Audit Committee Whistleblower Procedures	Agrium has whistleblower procedures to permit employees to anonymously report concerns regarding compliance with corporate policies and applicable laws, as well as any concerns regarding auditing, internal control and accounting matters. These procedures are designed to ensure that employee reports are treated as confidential.

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CORPORATE GOVERNANCE

Disclosure Policy	Agrium’s Disclosure Policy covers the confidentiality of business information and the timely reporting of material information in accordance with applicable laws and rules.

Securities Trading and Reporting Policy	Agrium’s Securities Trading and Reporting Policy is intended to help safeguard against insider trading and the appearance of insider trading.

Corporate Social Responsibility (CSR) Policy

Agrium’s Corporate Social Responsibility (CSR) Policy shows Agrium’s commitment to working with stakeholders to enhance economic, environmental and social sustainability, in support of which we strive to:

•   conduct our business with integrity, and in an open, honest, and ethical manner;

•   engage local stakeholders in our planning and operations through timely, transparent and collaborative dialogue;

•   promote business practices that respect the value of human life and that minimize environmental impacts;

•    respect the diverse cultures and perspectives of all people;

•   not knowingly take part in human rights abuse, or be complicit in any activity that solicits or encourages human rights abuse; and

•   support the communities in which we operate through financial and/or non-financial contributions.

Board Diversity Policy	Agrium’s Board Diversity Policy sets out a framework to promote diversity on the Board.

Supplier Code of Conduct	Agrium’s Supplier Code of Conduct articulates the integrity and ethical behaviours that Agrium expects and encourages of its material global suppliers.

Shareholder Engagement and Say on Pay Policy	Agrium adopted its Shareholder Engagement and “Say on Pay” Policy to ensure an appropriate level of accountability to shareholders by the Board for compensation decisions and to encourage constructive engagement with shareholders on governance matters.

Overboarding Policy

Agrium’s policy on overboarding, as contained in the Guidelines, provides that no director is permitted to serve on the board of directors of more than four other public companies, or groups of public companies that are wholly-owned or controlled by the same parent entity, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Board.

In addition, no member of Agrium’s Audit Committee is permitted to serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to serve effectively on the Audit Committee and discloses such determination in the Corporation’s management proxy circular.

22

CORPORATE GOVERNANCE

Our Board

The Board is responsible for the stewardship of Agrium, ensuring effective leadership, and providing oversight, as illustrated below:

Board Independence

Independence of directors is assessed annually. The Board has determined that all of the proposed nominees, with the exception of Mr. Magro, are “independent” for the purposes of the Guidelines, the NYSE Listing Standards and the CSA Rules. For the above purposes, “independent” means the director does not have a material relationship	90% of our nominated directors are independent. Chuck Magro is the only non-independent director due to his position as CEO.
(direct or indirect) that could, in the view of the Board, be reasonably expected to interfere with the director’s independent judgement. This definition meets or exceeds the independence criteria set out in the Guidelines, the NYSE Listing Standards and the CSA Rules.

The foregoing is described in detail in the Guidelines, which you can find on our website.

23

CORPORATE GOVERNANCE

The Board makes determinations with respect to the independence of its members using the following methodology:

Mr. Girling is the chief executive officer of TransCanada Corporation. Agrium, through a wholly-owned general partnership, is party to various gas transportation contracts with TransCanada Energy Limited (“TCE”), a subsidiary of TransCanada Corporation, relating to the transportation of natural gas to the Redwater and Fort Saskatchewan fertilizer operations. These contracts constitute ordinary course of business commercial relationships and are not material to either Agrium or TransCanada Corporation. In addition, neither Mr. Girling, TransCanada Corporation nor its affiliates receive, directly or indirectly, any payments in the nature of consulting, advisory, or other compensatory fees from Agrium under this arrangement. Accordingly, the Board has determined that these contracts do not affect Mr. Girling’s independence because they cannot reasonably be expected to interfere with the exercise of his independent judgement.

All of the Corporation’s directors standing for election at the meeting, with the exception of Mr. Magro, are unrelated.

Board Interlocks and Overboarding

Under the terms of the Guidelines, a board interlock arises in the following two circumstances:

•	when two of the Corporation’s directors also serve together on the board of another company; and

•	when a director of the Corporation serves on the board of another company for which a fellow member of the Board serves as an executive.

As of the date of the circular, there are no board interlocks among Board members.

The Guidelines also include Agrium’s policy on overboarding. See “Section Five: Corporate Governance – Our Corporate Governance – Corporate Governance Guidelines and Framework – Overboarding Policy” for further information.

Board and Committee Attendance

During 2015, the Board and Committees held the following number of meetings:

	Number of Meetings Held During 2015	Attendance
Board Meetings	8	99%
Audit Committee	5	95%
Corporate Governance & Nominating Committee	4	100%
Human Resources & Compensation Committee	4	100%
Environment, Health, Safety & Security Committee	4	94%

Our independent directors meet at the beginning and at the end of each regularly scheduled Board meeting without any members of Management present and it is generally the practice of our Board Committees to meet in camera with only the independent Board members present at each Committee meeting held. The Board Chair and Committee Chair, as applicable, preside over such in camera sessions and inform Management of any issues that arise during such meetings and any actions required to be taken.

24

CORPORATE GOVERNANCE

During 2015, the attendance of the nominee directors who served as directors during the year was as follows:

	Board Meetings		Committee Meetings								Total Meetings
			Audit		CG&N		EHS&S		HR&C
Director	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Everitt(1)	7 of 8	88%	4 of 5	80%	3 of 3	100%	2 of 3	67%	1 of 1	100%	17 of 20	85%
Girling	8 of 8	100%	–	–	4 of 4	100%	4 of 4	100%	–	–	16 of 16	100%
Horner(2)	8 of 8	100%	2 of 2	100%	4 of 4	100%	–	–	3 of 3	100%	17 of 17	100%
Magro	8 of 8	100%	–	–	–	–	–	–	–	–	8 of 8	100%
McLellan(3)	8 of 8	100%	5 of 5	100%	–	–	4 of 4	100%	1 of 1	100%	18 of 18	100%
Pannell	8 of 8	100%	5 of 5	100%	–	–	–	–	4 of 4	100%	17 of 17	100%
Schmidt(4)	8 of 8	100%	3 of 3	100%	1 of 1	100%	1 of 1	100%	3 of 3	100%	16 of 16	100%

Notes:

(1)	Mr. Everitt was appointed to the HR&C Committee on August 6, 2015 and concurrently ceased to be a member of the EHS&S and CG&N Committees.

(2)	Mr. Horner was appointed to the Audit Committee on August 6, 2015 and concurrently ceased to be a member of the HR&C Committee.

(3)	Ms. McLellan was appointed to the HR&C Committee on August 6, 2015.

(4)	Mr. Schmidt was appointed to the EHS&S and CG&N Committees on August 6, 2015 and concurrently ceased to be a member of the Audit and HR&C Committees.

Board Orientation

It is imperative that directors understand our business, including the size, complexity and risk profile of the Corporation, and stay current with governance, regulatory, industry and other key issues to be effective members of our Board. The CG&N Committee is responsible for the orientation of directors.

Our orientation program helps new directors increase their understanding of their responsibilities and the Corporation’s operations as quickly as possible, so they can be fully engaged and contribute to the Board and Committees in a meaningful way.

25

CORPORATE GOVERNANCE

Board Strategy Oversight

As illustrated below, the Board oversees the Corporation’s annual strategic planning process to develop and monitor our strategic direction.

The Board holds a two day dedicated Board Strategy Session in September each year to ensure alignment and to facilitate clear communication between the Board and senior management with respect to our corporate strategy. Discussions also occur at our regularly scheduled Board meetings throughout the year to update the corporate strategy and to address and prioritize developments, opportunities, and issues that arise during the year. The general objectives of the annual Board Strategy Session include: the clear articulation of the Corporation’s current position in our markets and expectations for strategic growth, tracking the Corporation’s execution of its strategic planning initiatives, identifying and considering strategic growth opportunities and risks, and providing support for the Board and senior management with respect to the implementation of the Corporation’s Five-Year Strategic Plan. The Board Strategy Session also typically involves external speakers to provide fresh perspectives on thought-provoking issues that could impact our corporate strategy. Each year, following the September Board Strategy Session, comprehensive action items and follow-up requests, including issue ownership and timelines, are developed by senior management and submitted for review and approval at the December Board meeting.

Enterprise Risk Management

In the normal course, our business activities expose us to risk. The acceptance of certain risks is both necessary and advantageous in order to achieve our growth targets and our vision. Our decision-making process focuses on achieving long-term benefits to increase shareholder value while at the same time ensuring that all potential risks are considered and mitigated. Our Board, directly as well as through its standing committees, provides broad oversight of the risk identification and related mitigation activities within the Corporation.

Through Agrium’s structured Enterprise Risk Management (“ERM”) process, our senior management, Business Units and Functions seek to identify and manage all risks facing the business. Once identified, risks and related mitigation strategies are evaluated, documented, and reviewed on an evergreen basis, with a formal review and quarterly sign-off. Many of these risks cross Business Units and Functions. In these cases, the aggregate risk to Agrium is considered and an overall corporate risk is monitored and assessed. The Senior Leadership Team develops additional mitigation strategies for implementation where residual risk is considered to be unacceptably high. Residual risk represents the remaining risk after taking into account existing mitigation strategies.

26

CORPORATE GOVERNANCE

Our Board is responsible for understanding the material risks of the Corporation’s business, and related mitigation strategies, and taking reasonable steps to ensure that Management has an effective risk management structure in place. Our Board oversees the development by Management of Agrium’s ERM, directly and through Board Committees. Our risk governance structure involves the following key components:

Chief Risk Officer

Agrium’s Chief Risk Officer is responsible for maintaining an effective ERM process. The Chief Risk Officer:

•

monitors current developments in risk management practices, drives improvements in Agrium’s risk management philosophy, program and policies, and champions development of a “best practice” risk management culture;

•	reports quarterly to the Board and senior management on all significant risks including new or increased risks resulting from changes in operations or external factors; and

•	conducts an annual review with the Board and senior management of the ERM process and material risks.

Governance Functions

Agrium maintains several risk governance functions which contribute to our overall control environment, including Internal Audit, Corporate Environment, Health, Safety & Security, and the Internal Control and Disclosure Compliance team.

Compensation Risk

The corporate risk management strategies outlined above mitigate much of the risk associated with our compensation program; however, we have also adopted a number of programs and compensation design features to mitigate the potential risks that could arise in connection with our compensation policies and programs. Further details about managing compensation risk are provided in “Section Six: Executive Compensation Governance”.

Board Performance Evaluation

The CG&N Committee typically conducts an annual evaluation of our Board, the Board Chair, each of the Board Committees, and each of the Committee Chairs, usually with the assistance of an external corporate governance consultant. The full Board uses the results to assess the Board overall, the composition of each Board Committee and its effectiveness and efficiency, and each director’s expertise in order to identify any gaps in performance, skills or experience.

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CORPORATE GOVERNANCE

The methodology generally unfolds as follows:

The external governance consultant reported to the Board that the feedback from the 2015 evaluation was positive, and that senior management as well as the directors considered the effectiveness of the Board to be very high.

Board Succession Planning and Director Recruitment

The CG&N Committee is responsible for implementing Agrium’s Board succession planning and director recruitment program. This involves developing and recommending to the Board the background, knowledge, skill, experience and diversity required for Board membership, taking into account Agrium’s strategic direction, opportunities and risks and the most recently conducted Board performance evaluation, recruiting suitable potential Board members and recommending to the Board for its approval potential nominees for election or appointment to the Board. The CG&N Committee also maintains a list of potential Board candidates for future consideration comprised of individuals the Committee feels would be appropriate to join the Board.

We expect all Board members to be financially literate. The Board has reviewed the education and experience of its members and determined that all Board members are financially literate within the meaning of NI 52-110.

We also expect all members of the HR&C Committee to possess human resources literacy. The Board has reviewed the education and experience of the members of the HR&C Committee and determined that they all possess such literacy.

As part of the Corporation’s succession plan, the Board established a selection committee comprised of three directors to lead a recruitment process to identify additional directors to join the Board. Two recruitment firms worked with both the CG&N Committee and the selection committee to develop the selection criteria for the recruitment process given the strategic priorities of the Corporation and the composition of the then Board. The selection
See “Section Three: About Agrium’s Nominees” for information relating to Agrium’s newest directors.
criteria included finance, mergers and acquisitions, retail and distribution experience and diversity. This collaborative and thoughtful approach was utilized for the purpose of linking the experiential and functional skills and the diversity of candidates to the needs of the Corporation. As result of this recruitment process three directors were appointed to the Board in February 2016.

Concurrently with the Board recruitment process, the CG&N Committee developed a Board Chair succession plan in anticipation of Mr. Victor Zaleschuk’s retirement in 2016.	See “Board Chair Succession Planning” below.

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Board Renewal

We do not limit the time a director can serve on the Board. While director term limits can assist the Board in gaining fresh perspectives, imposing director term limits means that the Board may lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of Agrium’s business.

The Board is of the view that there are a number of mechanisms of ensuring Board renewal without implementing director term limits, including the use of Board performance evaluations, mandatory retirement policies for directors, the identification of skills needed on the Board and succession planning. The Board has adopted a director retirement policy that provides that a director shall not normally be nominated for election at the annual meeting of shareholders next held following the date on which he or she attains the age of 72 years. The average tenure of our nominees to the Board is 4.9 years.

Board Competencies

In evaluating nominees for membership on the Board, our CG&N Committee expects every director of the Corporation to possess the following core qualities and competencies: integrity, ethical behaviour and independent mindedness, as well as, leadership competencies related to corporate governance, leading growth, risk management and corporate social responsibility.

In addition to the foregoing core competencies, Agrium looks for the following key skills and experience specific to the Corporation’s strategy and business operations to be represented on the Board:

Key Skills and Experience

•   Strategy – Experience with the development and implementation of business growth and optimization strategies

•    Retail Business Experience – Experience working with a retailer or distributor of products, services or solutions

•    Agri-Business Experience – Agricultural experience related to markets, regulatory and business environments

•    Distribution – Logistics, transportation and distribution experience

•    Operations – Operations experience, including operational optimization and environmental health and safety

•    Mining, Energy & Exploration – Experience in the mining, energy or exploration industry

•    Former/Current Chief Financial or Executive Officer – Experience as a chief financial or chief executive officer or similar position for a large organization

•    Finance – Experience as a professional accountant, corporate controller or financial professional with respect to a financial or treasury function with an understanding of financial transactions and corporate finance

•   Innovation & Technology – Experience with technology tools and platforms to enhance business operations, services and solutions

•    Mergers & Acquisitions – Experience with mergers, acquisitions, integrations or other business combinations

•    International Business Experience – Experience within an organization with global operations

•    Public Policy & Government Relations – Broad regulatory, political and public policy experience in Canada or internationally

•    Human Resources – Experience in leadership continuity, succession planning, compensation programs and management of compensation-related risks

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The Board maintains a skills matrix to assess Board composition to ensure that the Board has the necessary mix of skills and competencies to effectively carry out its mandate. The skills matrix is reviewed annually. The following table sets forth the key skills and experience that have been determined to be important to Agrium at this time; and, consequently the skills and experience that the nominees need to bring to the Board. The CG&N Committee screens nominees relative to this criteria and is satisfied that the current nominees contribute to the optimum mix of skills.

	Former / Current Chief Executive Officer	Finance	Strategy	Mergers & Acquisitions	Human Resources	Public Policy & Government Relations	Innovation & Technology	International Business Experience	Retail Business Experience	Agri-Business Experience	Distribution	Operations	Mining, Energy & Exploration
Clark		Ö	Ö	Ö	Ö			Ö	Ö		Ö		Ö
Everitt			Ö	Ö			Ö	Ö	Ö	Ö	Ö	Ö
Girling	Ö	Ö	Ö	Ö	Ö	Ö		Ö			Ö	Ö	Ö
Horner	Ö		Ö	Ö	Ö	Ö		Ö			Ö	Ö
Hubbs		Ö	Ö	Ö	Ö			Ö					Ö
Magro	Ö		Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö	Ö
McLellan			Ö		Ö	Ö		Ö
Pannell	Ö	Ö	Ö	Ö	Ö			Ö			Ö	Ö	Ö
Schmidt	Ö		Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö
Simon	Ö		Ö	Ö	Ö	Ö		Ö	Ö		Ö	Ö
Total	6	4	10	9	9	6	1	10	5	3	8	7	5

Continuing Education

The CG&N Committee is responsible for the continuing education of directors. All directors are required to continuously advance their knowledge of our business, industry, regulatory environment, and other topical areas of interest to enhance their continuing development as directors and stewards of the Corporation.

Continuing education is provided through a number of methods, including:

•	visits to our sites and facilities;

•	an annual comprehensive dedicated off-site strategy session;

•	presentations from Management, employees and outside experts to the Board and its Committees on topics of interest and developing issues within their respective responsibilities;

•	encouraging, and providing funding for, directors to attend external forums, conferences and education programs on pertinent topics; and

•	ongoing distribution of relevant information.

In 2016, Board and individual director skill sets will be evaluated and education opportunities will be directed to further develop targeted skills for the Board and individual directors.

The CG&N Committee, in consultation with the Chief Executive Officer and the Board Chair, also develops and maintains an evergreen list of continuing education topics, which is periodically discussed with Board members.

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The following table lists the continuing education sessions that our directors attended in 2015:

Date	Topic	Presented/Hosted By	Attended By
February 23	Nutrient Stewardship & Industry Initiatives	Agrium, Senior Director, Sustainability & Stakeholder Relations	Board of Directors
May 5	FX Impact on Executive Compensation	Towers Watson, Meridian Compensation Partners and Agrium, SVP, Human Resources	HR&C Committee Members
August 5	Cybersecurity	Agrium, Chief Information Officer	EHS&S Committee Members
August 5	Independent Perspective on Compensation Programs	Meridian Compensation Partners	HR&C Committee Members
August 6	Canpotex Refresher	Agrium, Chief Legal Officer and Vice President, Finance	Board of Directors
August 6	LTIP Program Re-Design	Agrium, Senior Director, Total Rewards	Board of Directors
August 6	Climate Change	Agrium, EVP CD&S & Chief Risk Officer	Board of Directors
August 6	Alberta’s Increase in Corporate Income Tax	Agrium, EVP CD&S & Chief Risk Officer	Board of Directors
November 15	Compensation Planning Outlook 2016	Conference Board of Canada	Ms. McLellan
December 9	Update on Climate Change Regulations	Agrium, Senior Director, Sustainability & Stakeholder Relations	EHS&S Committee Members
December 9	Executive Compensation Trends and Governance Update	Meridian Compensation Partners	HR&C Committee Members
December 10	Mergers & Acquisitions – Regulatory Approvals, Environmental Considerations and Employee Considerations	BJA	Ms. McLellan

Board Chair Succession Planning

Mr. Victor Zaleschuk, our Board Chair, reaches the mandatory director retirement age in 2016 and will not be standing for re-election at the meeting. Accordingly, the CG&N Committee expended a significant amount of time and effort in 2015 on Board Chair succession planning for a Board Chair to be named in May 2016 following his or her election as a director at the meeting.

The Board Chair succession plan takes into account the following:

•	the ideal skills, experience and characteristics for a successor Board Chair;

•	the Corporation’s Terms of Reference for the Board Chair; and

•

potential Board Chair successor candidates and their respective background, knowledge, skills, experience and diversity required for Board membership, taking into account Agrium’s strategic direction, opportunities and risks.

Committee Membership Renewal and Committee Chair Rotation

We regularly evaluate our Committee membership, but do not have a strict rotation schedule as there may be reasons to keep an individual director on a certain Committee for a longer period. The changes are made by the Board based on the recommendations of the Board Chair and the CG&N Committee.

Our goal is to rotate Committee chairs to align with director retirements and other changes to the composition of the Board. Changes to the Committee chairs and Committee memberships must be made in a way that balances continuity and the need for fresh ideas in light of our strategic direction, while recognizing each director’s particular area of expertise.

There has been a significant renewal in the composition of the Board Committees over the past year, including at the Committee chair level.

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Committees of the Board of Directors

The Board has four standing Committees: the Audit Committee, the Corporate Governance & Nominating Committee, the Human Resources & Compensation Committee, and the Environment, Health, Safety & Security Committee.

Audit Committee
Members	R. J. Horner (Chair)
M. J. Clark
D. C. Everitt
M. C. Hubbs
D. G. Pannell
V. J. Zaleschuk
Charter The Audit Committee Charter is available at www.agrium.com under “Governance”.	The mandate of the Audit Committee is to assist the Board in overseeing and monitoring the integrity of the Corporation’s financial statements and its compliance with legal and regulatory requirements. The Audit Committee is also responsible for overseeing and monitoring the internal accounting and reporting process and the process, performance, independence and qualifications of the Corporation’s internal and external auditors.
Additional information regarding the Audit Committee, including certain information that is required to be disclosed in accordance with NI 52-110, is found in Item 17 of our Annual Information Form.
Meetings in 2015	The Audit Committee met on five occasions in 2015 and held in camera sessions without Management present on each occasion.
Membership Criteria See “Section Three: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the Audit Committee.

100 percent independent. The Board has also determined that each member of the Audit Committee is “financially literate” within the meaning of NI 52-110. In considering whether a member of the Audit Committee is financially literate, the Board looks at the ability to read a set of financial statements, including a balance sheet, income statement and cash flow statement of a breadth and complexity similar to that of the Corporation’s financial statements.

The Board has determined that Victor J. Zaleschuk and Maura J. Clark are each an “audit committee financial expert” for the purpose of the Sarbanes-Oxley Act of 2002 and have accounting and related financial management experience or expertise for the purposes of the NYSE Listing Standards.

2015 Accomplishments and Key Activities

The accomplishments and key activities of the Audit Committee in 2015 included the following:

•	Financial Reporting

•

reviewed and approved the Corporation’s interim financial statements and the disclosure contained in the related MD&A, and reviewed and recommended to the Board for approval the Corporation’s audited annual consolidated financial statements and the disclosure contained in the related MD&A;

•

reviewed and recommended for approval material financial disclosures falling within the Audit Committee’s mandate contained in the Corporation’s 2015 Annual Information Form, the prior management proxy circular, and other disclosure documents containing material financial information;

•

provided oversight and discussed with Management the effectiveness of disclosure controls and procedures, design and effectiveness of internal control over financial reporting, and reviewed reports from the Corporation’s disclosure committee;

•	provided oversight with respect to recent and upcoming standards under IFRS;

•	reviewed and discussed key estimates and provisions with Management and the external auditors;

•	provided oversight of the Corporation’s public disclosure and certification processes, including discussions with Management and review of reports from the Corporation’s disclosure committee;

•	reviewed and approved new external financial guidance disclosures;

•	reviewed and discussed new disclosure via a supplemental reporting package (May 2015);

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•	External Auditors

•

reviewed and discussed with Management and the external auditors key financial issues, financial reporting developments, changes in accounting standards and policies, and corporate disclosure developments affecting financial reporting;

•	recommended to the Board the appointment of the external auditors;

•	in accordance with our Pre-Approval Policy for Audit and Non-Audit Services:

•	reviewed and approved proposed external audit and permitted non-audit services; and

•	evaluated the performance and independence of the external auditors on a quarterly basis;

•	reviewed the external auditors’ annual integrated audit plan and budget;

•	reviewed the results of the annual integrated audit and discussed the external auditors’ opinion on our internal controls and the quality of our financial reporting;

•	monitored the effectiveness of the relationship among the external auditors, Management, and the Audit Committee;

•	engaged in in camera discussions with the external auditors at each meeting to review any issues;

•	Internal Audit

•	monitored the activities of the internal audit department, including review of the reports of internal audit on the adequacy of Management’s actions;

•	reviewed the performance and objectivity of the internal audit department;

•	reviewed and approved the internal audit annual audit plan, budget, and Key Performance Indicators (“KPIs”);

•	reviewed and approved internal audit’s mandate;

•	reviewed and approved internal audit’s investment on internal consultancy engagements while ensuring no compromise of independence;

•	Financial Risk Management

•	monitored financial risk management, including hedging activities, liquidity management, debt covenant compliance, and insurance programs;

•	reviewed and discussed with Management activities of the corporate finance risk committee;

•	reviewed and discussed with Management activities of the Agrium pension committee;

•	reviewed and recommended to the Board for approval updates to the bank signing authority;

•	received reports and monitored the execution of the Normal Course Issuer Bid approved by the Board in January 2015;

•

reviewed and recommended to the Board for approval renewal of our Normal Course Issuer Bid authorizing Management to repurchase up to 5% of the issued and outstanding shares of the Corporation effective February 2016;

•

reviewed and recommended to the Board for approval our prospectus supplement (under our U.S.$2.5 billion shelf prospectus) regarding a U.S.$1 billion public debt offering in the United States (February 2015);

•	received reports and monitored the execution of credit facilities approved by Management under the delegation of authority bi-annually;

•	provided oversight in respect of the Corporation’s information technology (“IT”) systems, including security features and recovery plans, IT strategy, and IT internal audit plan;

•	reviewed and discussed with Management accounts receivable aging, monitoring, controls and risks;

•	established annual guidance and reviewed with Management progress toward annual financial guidance targets;

•	reviewed and discussed inventory positions and valuation risks;

•	reviewed and recommended to the Board for approval the dividend policy changes (May 2015);

•	Governance and Disclosure

•	conducted the annual review of the Audit Committee’s Charter and the Corporation’s Disclosure Policy;

•	reviewed Management’s reports on compliance with the Code;

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•	reviewed and discussed with Management emerging trends, recent developments, and recommendations to update the Code, anti-trust/competition law compliance, and anti-fraud policies; and

•	monitored recent developments, emerging trends and current best practices with respect to financial reporting and corporate governance impacting the mandate of the Audit Committee.

Corporate Governance & Nominating Committee
Members	M. M. Schmidt (Chair) R. K. Girling S. A. Henry R. J. Horner W. S. Simon V. J. Zaleschuk
Charter The CG&N Committee Charter is available at www.agrium.com under “Governance”.	The mandate of the CG&N Committee is to assist the Board in fulfilling its responsibilities relating to continuing review and development of Agrium’s corporate governance system.
Meetings in 2015	The CG&N Committee met on four occasions in 2015 and held in camera sessions without Management present on each occasion.
Membership Criteria See “Section Three: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the CG&N Committee.	100 percent independent.

2015 Accomplishments and Key Activities

The accomplishments and key activities of the CG&N Committee in 2015 included the following:

•	Board Chair Succession

•	developed a plan to deal with the anticipated retirement of the current Board Chair in 2016;

•	Director Succession

•	recruited three new independent directors, Ms. Maura J. Clark, Ms. Miranda C. Hubbs and Mr. Bill S. Simon;

•	reviewed and updated our Board skills matrix, Board succession planning process, and director recruiting procedure and quarterly review of potential Board candidates;

•	reviewed and recommended Committee membership and Committee Chair appointments to the Board;

•	Evaluation of the Board, Committees, Board/Committee Chairs, and Individual Directors

•	assessed director independence against categorical standards and reviewed director relationships, commitments and interlocks;

•

conducted an evaluation of the Board, Board Committees, the Board Chair, and Committee Chairs with the assistance of an external corporate governance consultant, and received and considered feedback from the Board Chair regarding the assessment of the performance of individual directors;

•	assisted the CEO with the development of action plans in response to the 2015 Board evaluation and the 2015 Board strategy session;

•	Corporate Governance Best Practices

•	recommended to the Board holding a “Say on Pay” advisory vote at the meeting;

•	recommended to the Board for approval our Board Diversity Policy;

•	assessed relationships between each director and the Corporation and recommended to the Board that nine of the ten nominees named in this circular are independent;

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•

monitored recent developments, emerging trends and current best practices in corporate governance and disclosure practices impacting the mandate of the Board and Committee Charters, including that of the CG&N Committee;

•	reviewed our Board and Committee Charters, Corporate Governance Guidelines, Disclosure Policy, Securities Trading & Reporting Policy, and Directors’ Manual;

•	enhanced our director education processes;

•	amended our Securities Trading & Reporting Policy to strengthen the prohibitions on hedging and equity monetization to reflect emerging trends and current best practices;

•	amended our Director Majority Voting Policy to align with current best practices;

•	Public Disclosures

•	reviewed and approved for recommendation to the Board the corporate governance disclosures contained in this circular; and

•	Board Remuneration

•	reviewed and, with the assistance of Towers Watson, recommended to the Board for approval the form and amount of the directors’, Board Chair’s and Committee Chairs’ compensation.

Human Resources & Compensation Committee
Members	D. C. Everitt (Chair) M. J. Clark S. A. Henry A. A. McLellan D. G. Pannell W. S. Simon
Charter The HR&C Committee Charter is available at www.agrium.com under “Governance”.	The mandate of the HR&C Committee is to assist the Board in fulfilling its oversight responsibilities relating to human resources and compensation, with an emphasis on executive compensation, and the development, retention and continuity of senior management and other key positions.
Meetings in 2015	The HR&C Committee met on four occasions in 2015 and held in camera sessions without Management present on each occasions.

Membership Criteria

See “Section Six: Executive Compensation

Governance – Compensation Discussion & Analysis – Compensation Governance” for details with respect to the skills and experience of the members of the HR&C Committee that are relevant to their responsibilities for executive compensation.

100 percent independent. In addition, the Chief Executive Officer does not participate in the appointment of members to the HR&C Committee.

None of Agrium’s executive officers have served as a member of a compensation committee (or equivalent committee) of any other entity that employs a member of the HR&C Committee and no member of the HR&C Committee is currently an active chief executive officer of a publicly traded company.

HR&C Committee members are appointed with a view to ensuring that the Committee maintains an appropriate level of human resources and financial literacy.

See “Section Three: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the HR&C Committee.

All members of the HR&C Committee have been determined by the HR&C Committee to possess human resources literacy, meaning an understanding of compensation theory and practice, personnel management and development, succession planning and executive development. Such knowledge and capability includes: (i) current or prior experience working as a chief executive or senior officer of major organizations (which provide significant financial and human resources experience), (ii) involvement on board compensation committees of other entities, and (iii) experience and education pertaining to financial accounting and reporting and familiarity with internal financial controls.

All members of the HR&C Committee have been determined by the HR&C Committee to be “financially literate” within the meaning of NI 52-110. Maura J. Clark, who also serves on the Audit Committee, has been determined by the HR&C Committee to have accounting and related financial management experience or expertise.

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2015 Accomplishments and Key Activities

The accomplishments and key activities of the HR&C Committee over the past year included the following:	See “Schedule D – Human Resources & Compensation Committee Work Plan” for a detailed work plan of the HR&C Committee.
• Employee Base Pay Program
• approved base pay increase budget for 2015;
• monitored base pay spend versus budget for 2014;

•	Annual Incentive Program

•	approved and monitored the Corporation’s 2015 KPIs;

•	approved Annual Incentive payout budgets for non-executive 2014 performance;

•	Long-Term Incentive Program

•	monitored Agrium’s relative Total Shareholder Return performance for outstanding tranches of PSUs related to the TSR performance metric;

•	monitored Agrium’s Free Cash Flow per Share performance for outstanding tranches of PSUs related to the FCF/share performance metric;

•	monitored shareholder dilution related to Agrium’s equity-based incentive program;

•

recommended housekeeping and other changes to Agrium’s long-term incentive plans to change the vesting provisions for outstanding awards upon termination of employment by Agrium without cause and to create better alignment among plan texts of the change in control provisions;

•	Peer Groups

•	reviewed and approved the Compensation and PSU Peer Groups;

•	Executive Compensation

•	reviewed and approved a mechanism to adjust compensation levels for executives to accommodate fluctuations in exchange rates between Canada and the U.S.;

•	evaluated the CEO’s performance relative to his 2014 performance goals and recommended the CEO’s incentive payout for 2014, and salary recommendations for 2015 to the independent members of the Board;

•	approved the CEO’s 2015 performance goals;

•	conducted a mid-year review of the CEO compensation levels in relation to the peer groups and recommended a salary increase and an additional award of PSUs;

•	recommended the executives’ incentive payouts for 2014 and salary increases for 2015 to the Board;

•	Organization Structure, Succession Planning & Workforce Planning

•	reviewed and approved a reorganization of executive positions and approved related appointments;

•	reviewed and approved Agrium’s succession plan for key positions;

•	named a successor to the CEO in the event of an emergency;

•	Pension Programs

•	reviewed the Defined Benefit Supplementary Executive Retirement Plan (“DB SERP”) to ensure it was meeting business needs;

•	reviewed funding of post-retirement benefits;

•	reviewed the annual pension funding and expense report;

•	reviewed the pension and savings plan administration update;

•	reviewed the annual pension plan investment performance report;

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•	Governance and Disclosure

•	conducted and reviewed various aspects of executive compensation, including: tally sheets for various types of cessation of employment scenarios, and correlation of pay and performance;

•

continued to monitor and discuss new and emerging best practices used by shareholder governance groups and regularly assessed the need to enhance the mandate of the HR&C Committee and the governance of Agrium’s compensation programs;

•	reviewed compliance with equity ownership guidelines;

•	reviewed and approved the CD&A and related compensation disclosure to be included in this circular, including additional voluntary disclosure relating to executive and director compensation;

•	evaluated the effectiveness of the HR&C Committee;

•	reviewed the HR&C Committee Charter;

•	Compensation Consultants

•	undertook the HR&C Committee’s annual review of Towers Watson’s independence and was satisfied that Towers Watson continues to provide objective, impartial and independent advice;

•	retained a second executive compensation consultant to provide a “second opinion” with respect to key executive compensation issues;

•	approved consultants’ fees; and

•	Compensation Risk

•

considered whether there are any risks arising from Agrium’s compensation policies or practices, based on a review of Agrium’s compensation programs from a compensation risk perspective conducted by Towers Watson. The HR&C Committee concluded that there does not appear to be any significant risks arising from the Corporation’s compensation policies or practices that are reasonably likely to have a material adverse effect on the Corporation.

Environment, Health, Safety & Security Committee
Members	A. A. McLellan (Chair) R. K. Girling S. A. Henry M. C. Hubbs M. M. Schmidt

Charter

The EHS&S Committee Charter is available at www.agrium.com under “Governance”.

Additional information regarding the Corporation’s environmental practices and policies is found in Item 5.1(i) of our Annual Information Form.

The mandate of the EHS&S Committee is to assist the Board in fulfilling its oversight responsibilities in order to ensure the Corporation’s activities are conducted in an environmentally responsible manner and that the Corporation maintains the integrity of its health, safety and security policies.

Meetings in 2015	The EHS&S Committee met on four occasions in 2015 and held in camera sessions without Management present on each occasion.
Membership Criteria See “Section Three: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the EHS&S Committee.	100 percent independent.

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2015 Accomplishments and Key Activities

The accomplishments and key activities of the EHS&S Committee in 2015 included the following:

•	assisted in the establishment and review of short-term and long-term EHS&S vision and strategy for Agrium;

•	provided guidance on the five year KPIs for EHS&S;

•	provided guidance on the enhancement of safety programs focused on the reduction of serious injuries and fatalities at Agrium;

•	toured Agrium’s Loveland, Colorado area retail facilities to review EHS&S performance;

•	oversaw and reviewed the advancement of Agrium’s greenhouse gas reduction efforts;

•	reviewed EHS&S audit plans, including both compliance and systems audits;

•	reviewed quarterly performance reports regarding the Corporation’s EHS&S performance;

•	completed a detailed review of Agrium’s top EHS&S risks and the adequacy of Agrium’s response to those risks;

•	reviewed Agrium’s asset retirement obligations and environmental remediation liabilities;

•	reviewed the EHS&S aspects of the Corporation’s growth projects;

•	reviewed and recommended to the Board for approval, amendments to the EHS&S Committee charter including cyber security risks; and

•	oversaw the Corporation’s product stewardship processes.

You can obtain a copy of our Corporate Governance Guidelines, Board and Committee Charters, Terms of Reference (for individual directors, our Board Chair, Committee Chairs and our Chief Executive Officer), Code and Audit Committee Whistleblower Procedures from our website at www.agrium.com under “Governance”. You may also submit your request by telephone (403) 225-7000, by email at corporatesecretary@agrium.com, or by mail to the following address: Agrium Inc., 13131 Lake Fraser Drive S.E., Calgary, Alberta T2J 7E8, Attention: Corporate Secretary.

Diversity

Diversity is commonly defined as a variety of experiences and perspectives that arise from differences in ethnicity, culture, religion, heritage, age, gender and other characteristics. Diversity in the work place creates value by:

•	aligning Agrium’s business perspectives with an increasingly diverse customer base;

•	building capability to operate in international markets;

•	introducing new perspectives to the way we manage the business;

•	enabling Agrium to recruit from a larger pool of talent; and

•	empowering all Board members and employees, regardless of his or her background, to optimize his or her contribution.

Agrium has pursued diversity in the workplace for a number of years among both Board members and employees.

Board Diversity

The Corporation recognizes that a Board comprised of highly qualified directors from varied backgrounds and who reflect the evolving demographic of the markets in which the Corporation operates enhances decision-making by the Board.

The Board formally adopted a Board Diversity Policy in February 2015 to help fulfill its diversity objectives. The policy provides that, although the selection of candidates for appointment to the Board will be based on merit, the CG&N Committee will seek to fill Board vacancies having regard for the appropriate level of diversity, including gender diversity, on the Board. The Board approved certain amendments to the Board Diversity Policy in February 2016 which included the introduction of a target that women comprise not less than 25% of the Corporation’s directors. The policy further provides that should the percentage of female directors on the Board fall below 25% at any time, the CG&N Committee will work to re-achieve such target.

The Board has been actively pursuing female Board candidates that can also contribute to the optimum mix of skills on the Board. The implementation of the Board Diversity Policy is the responsibility of the CG&N Committee. The CG&N Committee considers the level of representation of women on the Board by overseeing the director identification and nominating process. In order to ensure that the policy is effectively implemented, the CG&N Committee requires that sufficient numbers of women and other diverse candidates are included in the slate of candidates for consideration by the Board. The CG&N Committee is also

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responsible for annually assessing the Board Diversity Policy’s effectiveness in promoting a diverse Board. To measure the effectiveness of this policy, the CG&N Committee annually considers the progress made in achieving the diversity objectives set forth in the policy.

Since the adoption of the Board Diversity Policy, there has been a significant increase in the diversity of our directors. Our three newest directors, Ms. Clark, Ms. Hubbs and Mr. Simon, were appointed to the Board following a recruitment effort that matched the experiential and functional skills and the diversity of candidates to the needs of the Corporation. Ms. Clark, Ms. Hubbs and Mr. Simon come from diverse educational and professional backgrounds as detailed in their biographies included earlier in this circular.

The following charts illustrate the geographic, gender and age diversity of the nominee directors as of the date of this circular:

As of the date of this circular there are three female nominees to the Board, representing 30% of the Board. The current number of female director nominees to our Board exceeds the target for female Board members included in the Board Diversity Policy.

Executive Diversity

In 2014, Management approved a target that women comprise at least 15% of senior leader’s roles (which includes executive officers, Vice Presidents and typically roles reporting to Vice Presidents) by 2019. In making senior leaders’ appointments, Agrium considers candidates based on merit but also considers the existing number of women in senior leader positions. As of the date of this circular the number of women that are executive officers of the Corporation is 3 or 25% of the total number of executive officers of the Corporation.

To achieve our targets, Agrium:

•

grooms high potential candidates, including female candidates, by providing these individuals with diverse work experiences to enhance their capabilities and their opportunities for more senior positions; and

•	ensures women candidates are identified and interviewed during the recruiting process.

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EXECUTIVE COMPENSATION GOVERNANCE

Section Six: Executive Compensation Governance

Section Index

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Letter from the Chair of the Human Resources & Compensation Committee

“Our overarching objective is to operate compensation programs that drive performance in line with Agrium’s strategy, in a manner which is transparent and easy to understand.”

Dear Shareholder:

The Board and the Human Resources & Compensation Committee (the “HR&C Committee”) are committed to providing shareholders with a comprehensive and comprehensible description of Agrium’s executive compensation programs and the Board’s processes to govern executive compensation. Last year, we invested significant effort to improve the “readability” of the Compensation Discussion & Analysis (“CD&A”) and we are continuing those efforts this year. By providing this information, we believe shareholders are better equipped to exercise their “Say on Pay” advisory vote. The CD&A that follows provides a comprehensive description of our executive compensation programs, the basis on which performance was assessed in respect of 2015 and the resulting compensation decisions for each of the Named Executive Officers.

Our Philosophy

In order to realize our mission to become the leading crop input and services company globally, we need to attract, retain and motivate top talent, in a market that is more global than ever. We recognize that compensation is crucial to this objective but must be governed and managed so as to align with, and respect shareholders’ interests. Our executive compensation governance process, which guides the decisions of the HR&C Committee and Board, revolves around the following precepts:

•	attract and retain appropriate talent by offering attractive, market based compensation programs in terms of design and quantum;

•	pay competitively by establishing an appropriate Compensation Peer Group and benchmarking compensation levels;

•	ensure executives are aligned with the interests of shareholders through compensation programs that parallel the shareholders’ experience;

•	ensure executives are aligned with, and motivated to, achieve the business plan objectives and Agrium’s long-term strategy by carefully selecting incentive plan metrics and setting performance goals;

•	pay-for-performance by ensuring significant quantum and differentiation of rewards based on performance; and

•	ensure, through program design and risk mitigation programs, that the compensation structure does not incentivize excessive or inappropriate risk taking.

The Committee’s Focus for 2015

During 2013 and 2014, the HR&C Committee undertook an extensive review of most of the elements of Agrium’s executive compensation programs and implemented a number of enhancements, all of which were in place for 2015:

•   Simplified the Annual Incentive program to strengthen the link between performance and rewards;

•    Enhanced disclosure of performance associated with our Annual Incentive Plan payouts;

•    Simplified the Long-Term Incentive program by eliminating Tandem SARs;

•   Improved retention among senior managers below the executive level by replacing PSUs and Options with time-vested RSUs;

•   Introduced a second PSU performance metric to better link rewards with the execution of Agrium’s long-term strategy;

•   Modified PSUs to be more performance-based (removed the floor and increased the maximum of the PSU multiplier);

•    Retained a second executive compensation consultant to provide an independent “second opinion” with respect to key executive compensation issues; and

•    Implemented a form of employment agreement to reflect enhanced “best practices” for all new executive hires (applies to three of our five NEOs).

We believe that these efforts have garnered significant shareholder support. Over 97% of shareholders voted in favour of Agrium’s Say on Pay resolution last year.

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EXECUTIVE COMPENSATION GOVERNANCE

The HR&C Committee continued to monitor evolving trends in 2015 and commissioned an independent compensation consultant to review Agrium’s programs in light of best practices and shareholder advisors’ guidance. The HR&C Committee concluded that the executive compensation programs effectively operationalize our compensation philosophy. Much of the Committee’s work in 2015 focused on on-going compensation governance practices such as:

•	reviewing disclosure documents;

•	approving payouts of incentives for previous years’ performance;

•	approving the Compensation and PSU Peer Groups;

•	approving share-based grants and monitoring shareholder dilution;

•	discussing and approving metrics and goals for the current years’ incentive plans;

•	reviewing various pay-for-performance tests;

•	reviewing compensation risk analysis;

•	monitoring progress toward critical incentive metrics;

•	overseeing funding and management of the Corporation’s pension arrangements; and

•	overseeing senior leadership succession and development.

In addition to the above, in 2015 the HR&C Committee recommended housekeeping and other changes to Agrium’s long-term incentive plans to change the vesting provisions for outstanding awards upon termination of employment without cause and to create better alignment among plan texts of the change in control provisions.

Our Assessment of Performance for 2015

Agrium’s strategy is built on four Strategic Pillars: Operational Excellence, Capital Allocation, Focused Growth and People. Significant progress was made on all four fronts:

Operational Excellence:

•	Reduced costs by over $200 million in recurring EBITDA improvements;

•	Delivered over $600 million in one-time proceeds through the divestitures of certain assets and reductions in average non-cash working capital; and

•	Generated over $350 million related to divestitures resulting from our portfolio review.

Wholesale

•	Gross profit increased year over year, as lower cost of product sold more than offset lower sales volumes resulting from disposition of our purchase for resale business;

•	Improvement in EBITDA through recurring savings;

•	High capacity utilization for ammonia (89%), potash (94%) and phosphate (94%) production;

•	Divestiture of certain assets, including nitrogen upgrading facility ($27 million) and storage facilities related to our product purchase for resale business ($50 million); and

•	Repatriated sales of nitrogen and phosphate to Western Canada, thereby increasing net back due to reduced freight charges.

Retail

•

Agriculture and crop input market challenges combined with drought conditions in Western Canada held Retail back from achieving year over year improvements across a number of financial and operational metrics;

•	Maintained non-cash working capital at 18% of sales;

•	Further optimized the distribution network and reduced operational costs; and

•	Australian Retail EBITDA reached $94 million.

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EXECUTIVE COMPENSATION GOVERNANCE

Capital Allocation:

•	Increased our target dividend payout ratio to 40 to 50 percent of free cash flow compared to the previous target of 25 to 35 percent;

•	Increased our annual dividend payment from $3.00 per share in 2014 to $3.50 per share as of May 2015; and

•	Implemented a normal course issuer bid whereby we repurchased approximately 4 percent of our shares outstanding amounting to $559 million.

Focused Growth:

Wholesale

•	Ramped up Vanscoy Potash expansion in order to successfully complete our Canpotex proving run;

•	Cash cost of product manufactured at Vanscoy decreased significantly following ramp up;

•

Scaled back Borger nitrogen expansion due to significant cost and timeline pressures and to minimize risk of the project; reduced the size of the ammonia plant expansion and continued with the 610,000 tonne urea expansion which is expected to come online in the first quarter of 2017; and

•	Completed construction of the MOPCO nitrogen facility in Egypt, thereby adding two new production trains each with an annual production capacity of 650,000 tonnes.

Retail

•	Proprietary products sales grew by 5% or $74 million year over year;

•	Acquired Bayer CropScience’s rice hybrid research, a seed growth platform; and

•	Acquired 26 independent retail operator facilities, representing approximately $20 million in annual EBITDA.

People:

•

Recognized in 2015 with a number of accolades related to our culture (one of Canada’s Top 100 Employers, Alberta’s Top 70 Employers, Canada’s Top Diversity Employers and Canada’s Top Employers for Young People); and

•

Ensured the continuity and strength of Agrium’s leadership team through an internal appointment to Agrium’s position of Senior Vice President & Chief Legal Officer and hired a new Senior Vice President and President, Wholesale.

As well, Agrium:

•

Improved performance across a number of Health, Safety and Environmental measures; however, we did incur two fatalities in 2015. Agrium believes work related incidents are preventable and is committed to a “safety first” culture which is actively sponsored and led by all the senior leaders in the Corporation. As the “safety first” culture is the collective responsibility of senior leaders, the Board, on Management’s recommendation, exercised discretion to truncate incentives due to the fatalities that occurred during the year. In 2016, Agrium launched a company wide safety initiative called ‘Commitment to Zero’. As part of the strategy, Significant Injuries and Fatalities (SIFs) will be a key focus area; and

•

Was recognized in 2015 for socially responsible initiatives (global award for Outstanding Service to Environmental Education; leadership in ResponsibleAg, a U.S.-based non-profit organization that promotes the safe storage and handling of fertilizers).

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EXECUTIVE COMPENSATION GOVERNANCE

The following table presents some of the key metrics that are central to Agrium’s business plan, as well as pivotal to the incentive plans.

Metric	Target Performance	Actual Achieved
Employee Total Recordable Injuries	1.71	1.54
Contractor Total Recordable Injuries	0.85	0.88
Environmental Event Index	0.17	0.11
Market Relevant Earnings Per Share	$7.52	$7.25
Cash Flow from Operations	$1.659B	$1.663B
Potash Production	2.1M Tonnes	2.0M Tonnes
Additional Retail Proprietary Margin	$30M	$43M
Operational Excellence – Recurring Savings	$125M	>$200M
Operational Excellence – One Time Savings	$350M	>$600M

The Business Units’ results were also strong despite difficult market conditions. The HR&C Committee’s compensation decisions, which are detailed in the CD&A, reflect this level of performance. Overall the NEOs’ Annual Incentive Awards were paid out at an average of 125% of their targets incentive opportunity; and the PSUs that matured on December 31, 2015 paid out at an average of 138% of their initial value reflecting TSR at the 69th percentile of the PSU peer group.

What we will be working on in 2016

The HR&C Committee will continue to monitor evolving best practices and shareholder advisor guidance, assess these trends in light of Agrium’s business needs and our existing governance practices and carefully manage our executive compensation governance process.

What is in the Compensation Discussion & Analysis

Last year we improved the readability and transparency of the CD&A. We continued our efforts this year to improve the readability of the circular through the use of more plain language and graphics. As a result of such efforts, we believe the circular has a refreshed and more reader friendly look and feel.

The CD&A consists of the following sections:

•	a reminder of our Compensation Principles;

•	details on Compensation Governance, including how the HR&C Committee operates and the compensation risk mitigation practices at Agrium;

•	our Compensation Framework, namely the elements of our compensation programs for the NEOs; and

•	the Compensation Decisions, which provide additional details on our assessment of performance for the year.

On a final note, the HR&C Committee seeks to ensure that the compensation framework is clearly aligned to business strategy and the interests of our shareholders, while motivating and fairly rewarding executives for the performance delivered. We hope that you will agree that the programs in place meet these objectives.

Yours sincerely,

David C. Everitt

Chair of the Human Resources & Compensation Committee

March 14, 2016

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EXECUTIVE COMPENSATION GOVERNANCE

Compensation Discussion & Analysis

Compensation Principles

Agrium and our employees are focused on a simple overarching objective – to become the leading crop input and services company globally in a world that struggles to sustainably produce sufficient food for a rapidly increasing population.

Our employees and the work they do on a day-to-day basis bring this vision to life. We therefore need to attract, motivate and retain the brightest talent with skills across a diverse set of business capabilities.

Compensation is a critical tool at our disposal, and our programs have been designed with a focus on long-term sustainable performance and measures tied to both financial and operational performance with foundations in health, safety and the environment.

The following principles seek to achieve all of this, helping drive performance to meet our collective ambition for a better future. These principles guide the HR&C Committee and Management in the design and administration of Agrium’s NEO compensation programs.

Principle	How we achieve it
TALENT In order to compete, it is important for Agrium to be able to attract and retain appropriate talent	• Set an appropriate and competitive balance between fixed (secure) and variable compensation • Ensure overall quantum is competitive in the markets in which we compete for talent

COMPETITIVE Programs should be competitively positioned against our peers and provide for fair and reasonable internal equity

•   Levels of total direct compensation are benchmarked against a peer group of companies against whom Agrium competes for talent

•    Pay positioning set at the 50th percentile based on total direct compensation

ALIGNMENT Executives’ interests should be aligned with those of Agrium’s shareholders	• The majority of our NEOs’ pay potential is variable, long-term and equity-based • NEOs are expected to maintain a meaningful equity ownership in Agrium

INCENTIVIZE Compensation programs should motivate the right behaviours that create shareholder value in both the short-term and long-term without encouraging excessive risk

•   Set targets in the context of business plan objectives

•    The majority of compensation is performance-based and dependent on individuals’ contributions to Agrium’s performance

•    The HR&C Committee will regularly commission an independent compensation risk assessment and consider changes as necessary, with many risk mitigation programs already in place

PAY-FOR-PERFORMANCE Rewards should vary fairly depending on the execution of business strategy, the performance delivered and value created for Agrium’s shareholders in a simple and transparent manner

•   Provides significant quantum and differentiation of rewards based on performance

•    Annual incentive payouts are tied to operational and financial achievements with targets derived from Agrium’s business plan

•    Long-term incentive payouts are inherently tied to the absolute share price performance of Agrium, in addition to relative shareholder return performance and longer-term financial performance

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EXECUTIVE COMPENSATION GOVERNANCE

Compensation Governance

The HR&C Committee reviews and recommends to the Board the compensation philosophy, strategy and principles, as well as the design and administration of executive compensation plans, policies and programs.

The HR&C Committee is comprised of independent directors each of whom is deemed to be financially literate with considerable experience in the design and administration of compensation programs, as well as the governance and operation of executive compensation more generally. This experience, in conjunction with a comprehensive compensation decision process and the support of independent compensation consultants, enables the HR&C Committee to formulate informed compensation recommendations for Board approval.

HR&C Committee
D. C. Everitt (Chair)
S. A. Henry	A. A. McLellan	M. J. Clark	W. S. Simon	D. G. Pannell
Independent Compensation Consultants
Towers Watson (Originally retained in 1994)			Meridian (Originally retained in 2013)

Compensation Governance Practices	Compensation Design Characteristics

✓        HR&C Committee engages independent compensation advisors whose appointment is reviewed annually

✓        Equity ownership guidelines for all NEOs

✓       Post-employment retention of equity for the CEO

✓       Post-retirement vesting of long-term incentives

✓        Clawback powers with respect to our variable compensation plans

✓        Use of multiple time horizons and performance metrics to mitigate inappropriate risk taking

✓        Pay-for-performance sensitivity reviews, payout modelling, and back-testing of any potential changes

✓        No Stock Option back-dating or spring-loading

✓       Double-trigger change in control severance provisions in new executive agreements from January 2014 (legacy agreements provide for single-trigger vesting of Stock Options and PSUs on a change in control)

✓        A balanced approach to fixed and variable pay to mitigate excessive risk taking

✓        Compensation opportunities targeted at the market median

✓       Clear links to our strategic and annual business plan with annual incentive KPIs derived directly from the business plan

✓       A focus on pay-for-performance with 82% of the CEO’s and 70% of the other NEOs’ total compensation contingent on performance and not guaranteed

✓       Alignment with shareholders’ interests through the use of share-based long-term incentives which represent the majority of the variable compensation component

✓       New form employment agreements, in line with enhanced current best practices, have been adopted for new executive appointments

In the rest of this Compensation Governance section:

Page 46	Input Received by the HR&C Committee
Page 48	Compensation Decision Processes
Page 49	Key Governance and Risk Mitigation Practices

Input Received by the HR&C Committee

To support the decision-making process, the HR&C Committee receives input from Management and independent advice from external advisors.

Management Input

The CEO assesses the performance and makes compensation recommendations to the HR&C Committee on the amount and form of compensation for all other NEOs and executives of the Corporation. The HR&C Committee considers the CEO’s recommendations and assesses the CEO’s own performance culminating in executive compensation recommendations to the Board for final approval.

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EXECUTIVE COMPENSATION GOVERNANCE

Independent External Advice

The HR&C Committee has appointed Towers Watson, as well as Meridian, as independent advisors. In this capacity, Towers Watson and Meridian update the HR&C Committee on best practices and evolving governance trends at least annually. On an annual basis, Towers Watson conducts a detailed competitive analysis that may then be used by the HR&C Committee to inform recommendations concerning changes to executives’ base salary and incentive targets. The HR&C Committee also initiates reviews and/or changes to the compensation plans from time to time.

During 2015, the HR&C Committee was supported by Towers Watson on a number of matters, including:

•	conducting competitive compensation studies for executive positions;

•	evaluating the appropriateness of peer companies used in Agrium’s compensation programs;

•	reviewing and commenting on HR&C Committee materials to the HR&C Committee Chair;

•	assembling the executive compensation tables in the management proxy circular;

•	conducting assessments of the risks inherent in Agrium’s compensation programs;

•	reporting on executive compensation best practices and evolving governance trends;

•	conducting research, preparing studies and providing advice on matters as assigned by the HR&C Committee; and

•	analysing the pay-for-performance alignment for the CEO on both a retrospective and prospective basis.

Other distinct and separate teams at Towers Watson serve as Management’s consultant with respect to Agrium’s pension and benefits programs and occasionally on broad-based employee compensation projects. The amounts paid to Towers Watson with respect to non-executive compensation projects represent a minority of the fees paid to consultants for such projects. The following represents the fees billed by Towers Watson in 2014 and 2015 for work performed for director and executive compensation projects on behalf of the HR&C Committee, as well as other fees associated with pension and benefits projects:

	Billed in 2014 (CAD$)	Billed in 2015 (CAD$)	Percent of Total Fees Billed in 2015
Director and Executive Compensation Related Fees:	$686,126	$666,138	37%
All Other Fees:	$793,247	$1,154,105	63%

The HR&C Committee is aware of the potential conflict of interest associated with Towers Watson’s non-executive compensation services and diligently ensures processes are followed to preserve the consultant’s independence. All work performed by Towers Watson is and must be, pre-approved by the HR&C Committee, taking into account whether or not the work would compromise Towers Watson’s independence. To date, the HR&C Committee is satisfied that Towers Watson continues to provide the HR&C Committee with impartial advice independent of direct or indirect influence of Management; however, it may from time to time seek second opinions on substantive issues.

In 2015 the HR&C Committee retained Meridian, an independent compensation consulting firm, to provide supplementary analysis and advice on specific issues including an assessment of Agrium’s executive compensation programs relative to best practices, as well as advice to address foreign exchange fluctuations when setting compensation levels. As is the case for Towers Watson, the HR&C Committee pre-approved all work performed by Meridian and Meridian conducted its review independently of Management. During 2014 and 2015 Meridian only performed work related to executive compensation at the direction of the HR&C Committee. The following represents the fees billed by Meridian in 2014 and 2015:

	Billed in 2014 (CAD$)	Billed in 2015 (CAD$)	Percent of Total Fees Billed in 2015
Executive Compensation Related Fees:	$25,810	$44,472	100%

The HR&C Committee is satisfied that Meridian is independent from Agrium’s Management and that the HR&C Committee received impartial and independent advice from Meridian.

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EXECUTIVE COMPENSATION GOVERNANCE

Compensation Decision Processes

A comprehensive process to make compensation decisions for the CEO and other officers involves the Board, HR&C Committee and the CEO. The illustration below shows our process, decision points and inputs used to inform the Board’s compensation decisions:

As part of this governance process, the Board and the HR&C Committee Chair provide the CEO with written and verbal feedback on the prior year’s performance and the future year’s objectives. The Board and the Chair of the HR&C Committee also provide guidance and feedback to the CEO following each Board meeting.

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EXECUTIVE COMPENSATION GOVERNANCE

Key Governance and Risk Mitigation Practices

Agrium has a number of governance and risk management policies integral to our compensation programs ranging from how we go about identifying peer companies, through to policies, such as equity ownership guidelines and a clawback policy. We summarize the key features of these below:

Compensation Governance Practices

Measuring performance

Annual Incentive Plan: We assess Agrium and the Business Unit/Function performance based on financial, operational and project completion KPIs, as well as Environment, Health and Safety and people-related KPIs.

Goals, including performance ranges for each metric, are established at the beginning of the year based on the annual business plan. The HR&C Committee monitors progress towards these goals throughout the year.

At the end of the year, Management assembles actual performance relative to the performance range of each KPI and expresses the level of attainment as a percent of the target. The HR&C Committee determines the final annual incentive payout based on this assessment.

PSU/RSU Plan: Prior to 2015 the sole measure under this plan was relative TSR, which calibration methodology was determined at the inception of the plan.

In 2015, a FCF/share target was introduced as a second performance measure given the focus on driving superior Free Cash Flow, which will generate significant returns for Agrium’s shareholders. The HR&C Committee will assess performance against this objective and approve any resulting payout at the end of the three-year performance period. As 2015 was the first year in which this measure was applied, the HR&C Committee is continuing to review the effectiveness of the metric and the calibration of the targets.

Application of discretion

The Board may apply discretion to adjust incentive payments upwards or downwards where performance and rewards are misaligned.

While the default position is that discretion will not be applied, the HR&C Committee believes that this ability is an important pay-for-performance mechanism that is in the best interests of shareholders.

In determining whether or not to apply any discretion, the HR&C Committee reviews “formulaic” outcomes in the context of the holistic performance of Agrium and/or the Business Unit/Function and any one-off, exceptional or unanticipated events during the year.

For performance related to 2015, payouts related to the health, safety and environment components of the Annual Incentive Awards were reduced as a result of two fatalities.

Peer group selection

Agrium benchmarks NEOs’ compensation levels using a peer group of companies (the “Compensation Peer Group”), and a separate peer group to assess TSR performance (the “PSU Peer Group”).

The HR&C Committee considers it appropriate to establish separate groups given:

•   the Compensation Peer Group consists of North American companies that represent our primary market for executive talent, whereas the PSU Peer Group is a more global array of companies with which we compete for capital;

•    in selecting the PSU Peer Group, companies are screened based on risk profile, whereas this is not a consideration in selecting the Compensation Peer Group; and

•    the companies in the Compensation Peer Group are screened based on multiple size parameters, whereas the size of the companies in the PSU Peer Group is based on market capitalization only.

Details of both of the peer group constituents are set out on pages 52 and 55.

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EXECUTIVE COMPENSATION GOVERNANCE

Annual risk review

The HR&C Committee’s independent consultant has conducted an annual review of Agrium’s compensation risks since 2012.

Given Agrium’s risk management process, the design and administration of the compensation programs and the independent consultant’s report, the HR&C Committee has concluded that there does not appear to be any significant risks arising from our compensation policies or practices that are likely to have a material adverse effect on Agrium.

Risk Management and Mitigation Practices

Our risk management and mitigation practices with respect to certain elements of our compensation program are summarized below and full details can be found in the Corporate Governance Section beginning on page 20.

Equity ownership

NEOs are expected to build and maintain a meaningful shareholding in Agrium shares within five years of their appointment. The CEO is required to hold shares worth four-times his annual salary, with other NEOs required to hold shares worth two times their annual salary. At least 50% of the equity ownership requirement must be met by holding common shares, while the remainder may be met by holding common shares or unvested PSUs. Stock Options do not count toward equity ownership requirements. Each NEO currently meets the terms of the policy as it applies to him or her.

Furthermore, the CEO (and other executives designated by the HR&C Committee) is expected to continue to meet the ownership guideline for 12 months following cessation of employment. These requirements are somewhat reduced for individuals who have held his or her position for less than four years as of the date of cessation of employment.

Long-term incentive grant practices

Awards are approved and granted at the February HR&C Committee meeting each year. Agrium’s Option Granting Policy promotes consistent and efficient administration of Stock Options and stand-alone SARs and protects against backdating and spring-loading. The HR&C Committee does not consider previous equity grants when determining LTI awards.

Clawback policy

Our Executive Compensation Clawback Policy permits the Board to require executives to reimburse Agrium for some or all of the payouts made pursuant to awards previously granted under the annual and long-term incentive plans where the individual engaged in intentional misconduct or fraud that resulted in a material restatement of financial results which would have impacted decisions made at the time.

Anti-hedging policy

Agrium’s prohibition on hedging and equity monetization, as found in our Securities Trading and Reporting Policy, prohibits directors and officers from trading or entering into arrangements involving derivative instruments, securities or other arrangements designed to hedge or offset decreases in the market value of Agrium securities held by them or from monetizing their interest. Such arrangements could reduce the risk of equity ownership by directors and officers and negate the alignment of interests of directors and officers with those of shareholders.

Double-trigger change in control provisions

Under our long-term incentive plans, awards made on or after January 1, 2013 will only vest on change in control where (i) the successor company fails to continue or substitute the awards or (ii) the awards are continued or substituted and the holder of the award is terminated without cause (or constructively dismissed) within two years following the change in control.

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EXECUTIVE COMPENSATION GOVERNANCE

Compensation Framework

In accordance with our compensation philosophy, salary, benefits, perquisites and retirement arrangements provide the secure fixed compensation component necessary to attract and retain executive talent. The combination of annual incentives and long-term incentives is designed to motivate the execution of our business strategy in a manner that creates shareholder value while retaining executive talent and aligning executive interests with those of our shareholders.

The combination of the fixed and variable compensation components provides our executives with a competitive compensation package that is designed to meet Agrium’s needs and shareholders’ expectations.

NEO Compensation Framework

Long-Term Incentives

Stock Options

•    Overlapping Stock Option awards align executives with the creation of shareholder value for as long as a ten-year period

•    Rewards are a function of share price appreciation

•   Vest 25% per annum over four years on anniversary of grant

•    Attraction and retention tool

Base Salary

•   Paid in cash

•   Reviewed annually with changes
effective March 1st

•   Reflects knowledge, skills and
responsibilities of role

•   Attraction and retention tool to
maintain competitiveness; set to
reflect market value, individual
performance and experience, as
well as recognize internal equity

PSUs

•   Cash-settled with a three-year performance period

•    Overlapping awards align executives with the creation of shareholder value over successive three-year periods

•    Payouts are a function of share price, dividends, relative TSR and, from 2015, FCF/share performance over a three-year period

•    Performance multiplier has a threshold performance and a maximum of two times the initial grant from 2015

Total direct compensation

established for each position based

on the 50th percentile of the Compensation Peer Group

Incentive plan target amounts are

set as a percentage of base salary

and reviewed and approved

annually by the HR&C Committee based on the competitive analysis conducted by the independent consultant

Annual Incentive

•   Paid in cash and value is based
on performance over the year

•   At-risk compensation to motivate
successful execution of annual
goals related to the Corporation’s
strategy

•   Maximum upside opportunity of
two times target incentive

•   Metrics, weighting and performance
standards determined annually
based on strategic and annual
business plans

•   Payouts are determined based on
actual performance relative to
pre-determined goals and are not
guaranteed

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EXECUTIVE COMPENSATION GOVERNANCE

Other Elements of Compensation

Benefits

•    Insurance, health, welfare and post-retirement benefits are provided as a part of a competitive compensation package to attract and retain employees

•    Substantially the same terms as available to other employees

•   Based on competitive practices

EmploymentAgreements

•    See page 70 for details of NEO Employment Agreements.

Perquisites

•    Select executives, including the NEOs, are eligible for a limited perquisite program

•    Generally limited to an automobile allowance, financial counselling and an annual health examination

•    Provided as a part of a competitive compensation package to attract and retain officers

•    Based on competitive practices

Retirementarrangements

•    Defined Contribution Plan/401(k) Plan with substantially the same terms as available to other employees

•    DB SERP provided to select executives as a part of a competitive compensation package to attract and retain executives

•    Based on competitive practices

In the rest of this Compensation Framework section:
Page 52	Compensation Peer Group
Page 53	Annual Incentive Plan
Page 53	Long-Term Incentive Overview
Page 54	PSU Peer Group
Page 55	CEO’s and Sales Excellence Award Programs

Compensation Peer Group

The NEO Compensation Peer Group is used to benchmark companies with which we compete for talent for the purpose of setting competitive compensation levels. The HR&C Committee annually commissions its independent consultant to review the criteria and composition of the peer group.

Criteria

✓	Autonomous, publicly traded companies

✓	Companies in similar industries headquartered, or with their executive team based in Canada and the U.S.

✓	Companies of a similar size, measured by revenue, assets, enterprise value and market capitalization

Current Compensation Peer Group

• AGCO Corporation • Air Products & Chemical Inc. • Airgas Inc. • Ashland Inc. • Bunge Ltd. • Celanese Corp. • CF Industries Holdings Inc.	• Deere & Co. • Eastman Chemical Co. • Ecolab Inc. • FMC Corporation • Huntsman Corporation • Monsanto Company • Potash Corporation of Saskatchewan Inc.	• PPG Industries Inc. • Praxair Inc. • Sigma Aldrich Corporation • The Mosaic Company • The Scotts Miracle-Gro Company • The Sherman-Williams Company

Agrium establishes its compensation levels for NEOs based on the 50th percentile of the total direct compensation (salary plus annual incentive plus long-term incentive) of the Compensation Peer Group. Salaries are set to be market competitive and the mix of annual and long-term incentive opportunities are carefully established to ensure the program motivates the correct behaviours and mitigates risk, while still resulting in competitive total direct compensation.

Agrium maintains NEO compensation in home currency (Canadian based NEOs are paid in Canadian dollars and U.S. based NEOs are paid in U.S. dollars). As the NEOs’ compensation is based on a U.S. peer group and market data, competitive compensation levels are determined in U.S. dollars. For Canadian based NEOs, compensation is converted to Canadian dollars

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EXECUTIVE COMPENSATION GOVERNANCE

using a 12-month trailing exchange rate and compensation is reviewed mid-year. Adjustments to compensation, in the form of increases or decreases to equity awards, occur only if the 12-month trailing exchange rate fluctuates plus or minus ten percent.

Annual Incentive Plan

Each NEO’s annual incentive opportunity is determined by performance in up to three components:

1.	Agrium’s overall enterprise-level performance;

2.	Business Unit or Function performance (excluding the CEO); and

3.	Individual performance.

At the end of the year, each component, which contains several KPIs, is calculated independently and the payout is the resulting cumulative total. However, the HR&C Committee reserves the right to set a maximum level of payout depending on Agrium’s financial results and other business factors as it may deem appropriate.

Agrium Performance		Business Unit/Function Performance		Individual Performance
Performance criteria and assessment applies to all NEOs		Performance criteria and assessment varies based on Business Unit/Function Does not apply to the CEO		Performance criteria and assessment varies based on individual objectives and achievements
Target opportunity x Performance score	+	Target opportunity x Performance score	+	Target opportunity x Performance score

If the threshold performance standard is attained, 50% of the target payout for that KPI is earned. If target performance standard is attained, 100% of the target payout for that KPI is earned. The maximum payout for any KPI is 200% of target, which is earned when the maximum performance standard is attained or surpassed. If threshold level performance is not attained the payout for that KPI is zero.

Long-Term Incentive Overview

The long-term incentive program provides the NEOs with an opportunity to receive variable compensation contingent on Agrium’s long-term performance. In past years, award values could be adjusted by the HR&C Committee to take into account individual performance during the previous year. For 2016, adjustments to awards for personal circumstances will be the exception.

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EXECUTIVE COMPENSATION GOVERNANCE

Long-term incentives are the most important component in Agrium’s reward strategy, as these programs align the interests of NEOs, executives and senior leaders with our shareholders, motivate leaders to deliver shareholder value over various time horizons, mitigate potential compensation risk by virtue of the longer time horizon and allow us to attract, motivate and retain key talent. Agrium achieves these objectives by using a combination of vehicles as shown below:

	Proportion of annual long-term incentive grant	Vesting	Settlement
PSUs
Awarded 2014 and earlier	• 50%	• Three-year performance period • 100% based on TSR performance relative to the PSU Peer Group	• Cash settled • Dividend equivalents accrue and are also cash settled • Helps manage dilution
Awarded from 2015 onward

•   Continues to represent 50% of the annual long-term incentive grant; however

•    50% of the PSU award is based on FCF/share performance over a three-year period; and 50% continues to be based on TSR performance relative to the PSU Peer Group. Other terms remain the same.

Stock Options/TSARs and SARs(1)
Awarded 2014 and earlier	• 50%	• 25% per annum over four years on anniversary of grant • Expire after 10 years	• Stock Options/TSARs: option to buy treasury shares at exercise price or receive appreciated value in cash • SARs: receive appreciated value in cash
Awarded from 2015 onward

•   Continues to represent 50% of the annual long-term incentive grant; and

•    Effective January 1, 2015, the ability to grant TSARs attached to Stock Options under the Stock Option Plan was discontinued. Other terms remain the same.

Note:

(1)	SARs are issued to recipients outside of Canada in lieu of Stock Options.

LTI Mix

The HR&C Committee carefully considers the mix of PSUs and Stock Options/SARs in the context of governance guidelines and the prevailing competitive practices of our Compensation Peer Group. In light of governance concerns related to excessive use of stock options, the HR&C Committee will continue to use options conservatively and monitor shareholder advisory firms’ guidance and prevailing competitive practices.

PSU Peer Group

The HR&C Committee has historically found it challenging to set a PSU Peer Group derived solely of Agrium’s direct competitors. Therefore, a group of companies with some competitive overlap has been identified and used, consisting of competitors in one or more segments of our business, competitors for shareholder investment or companies with similar business models.

Criteria

✓	Companies in the fertilizer, chemical or agricultural industries

✓	Companies with comparable market capitalization

✓	Companies that have a similar risk profile

The PSU Peer Group has evolved over time to reflect these criteria, with a view to ensuring the change in peers does not result in unintended consequences. This means that for any change in the PSU Peer Group, the HR&C Committee back-tests performance over a number of years to determine the impact on Agrium’s percentile rankings.

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EXECUTIVE COMPENSATION GOVERNANCE

Current PSU Peer Group

• AGCO Corporation • Archer Daniel Midland Company • Bunge Ltd. • CF Industries Holdings Inc. • Compass Minerals International Inc. • Deere & Co. • E.I. dup Pont de Nemours and Company	• FMC Corporation • Incitec Pivot Limited • Ingredion Incorporated • Intrepid Potash, Inc. • Israel Chemicals Ltd. • K+S Aktiengesellschaft • Monsanto Company	• Potash Corporation of Saskatchewan Inc. • Sociedad Química y Minera de Chile S.A. • Syngenta AG • The Mosaic Company • Yara International ASA

Calculating TSR and FCF/Share Vesting

From 2015, the performance criteria that applies to 50% of each PSU award is based on relative TSR and 50% is based on actual FCF/share relative to a three-year target derived from the strategy and business plan.

At the end of the three-year performance period, Agrium’s relative TSR performance is compared to that of the relevant peer companies for that cycle. Performance is assessed each quarter, with the resulting twelve quarters averaged over the full three-year performance period to determine the vesting multiplier. Similarly, each year, FCF/share is compared to the target for that year and a score is determined. The average of the three years’ scores is used to calculate the vesting multiplier. The vesting conditions apply to both the original grant and the dividend equivalents.

For PSUs that vest based on relative TSR:

•   If Agrium’s TSR is negative over the three-year performance period, payouts are capped at target.

•    For awards made from 2015 onward,

•    the floor was removed such that no PSUs will payout for ranking below the 25th percentile; and

•   the maximum payout multiplier was increased to 200% of target, which is earned when the maximum performance ranking is at or above the 75th percentile.

CEO’s and Sales Excellence Award Programs

The Board has delegated authority to the CEO to grant awards consisting of PSUs or Stock Options/SARs to employees for exceptional contribution to the Corporation.

COMPENSATION DECISIONS

In accordance with the HR&C Committee’s Charter, each year decisions are approved based on the compensation framework, taking account of factors including market competitiveness and delivered performance.

This Year’s Named Executive Officers

The next section discusses our executive compensation program and the pay decisions affecting our CEO, CFO and the three next highest compensated executive officers as of December 31, 2015:

•	Chuck V. Magro, President & Chief Executive Officer;

•	Steve J. Douglas, Senior Vice President & Chief Financial Officer;

•	Leslie O’Donoghue, Executive Vice President, Corporate Development & Strategy & Chief Risk Officer;

•	Henry (Harry) Deans, Senior Vice President, Agrium, and President, Wholesale; and

•	Stephen G. Dyer, Senior Vice President, Agrium, and President, Retail.

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NEO Compensation Summary

Chuck V. Magro PRESIDENT & CHIEF EXECUTIVE OFFICER

Chuck was appointed as President & Chief Executive Officer on January 1, 2014.

•   Chuck’s base salary as at December 31, 2015 of CAD$1,475,000, represented a 26% increase, reflecting continued transition to market median pay levels.

•   The short-term incentive award of $1,742,367 represented a payout of 133% of his target opportunity based on Agrium’s and Chuck’s individual performance during the year.

•   Long-term incentives with a grant value of $4,852,157 in the form of PSUs and Stock Options which includes $697,565 relating to the foreign exchange rate adjustment referred to on page 52. The actual value of these awards will vary depending on Agrium’s future share price, dividend equivalents and performance relative to the PSU metrics.

2015 Key Results which determined the Individual component of Chuck’s Annual Incentive:

•   Delivered Total Shareholder Returns that significantly outperformed Agrium’s North American fertilizer competitors.

•   Drove strong financial performance, despite continued weakness in agricultural and crop nutrient commodity pricing.

•   Oversaw the capture of significant financial benefits through Agrium’s operational excellence initiative and portfolio review.

•   Successfully ensured Management continuity by leading the evaluation and appointment process for Agrium’s Senior Vice President & Chief Legal Officer and Senior Vice President, Agrium, and President, Wholesale Business Unit positions, with highly qualified candidates now in place.

•  Demonstrated a high level of personal engagement with shareholders, investors and the financial community.

Direct Compensation		2015	2014	2013
Fixed
Base salary		$1,095,829	$1,042,688	$620,393
Variable
Short-term incentive		$1,742,367	$1,485,830	$552,925
Long-term incentives
Stock Options		$2,300,242	$1,540,357	$472,961
PSUs		$2,551,915	$1,546,162	$3,129,688
Total direct compensation		$7,690,353	$5,615,037	$4,775,967
Change from previous year		37%	18%	–
2015 Pay Mix

Long-term (share-based) Incentives
		Value of Equity-Based Compensation (2013-2015)
	Form of Equity	At Grant	Realized and Realizable	Difference (%)
	¢ PSUs	$7,227,745	$10,698,676
	¢ Options	$4,313,560	$0
	Total	$11,541,305	$10,698,676	-7%

Short-term incentive is attributed to the noted financial year, and is paid by April 1 of the following year.

Equity ownership is based on the closing price of the common shares on the NYSE on March 9, 2016 of U.S.$88.19.

Equity Ownership(1)
Ownership under the guidelines
Total Mandatory Equity Ownership Requirement (multiple of base salary)	Equity Ownership Requirement (U.S.$)	Equity Ownership as at March 9, 2016		NEO’s “Equity-at-Risk”
		Common Shares (#)	Allowable PSUs (#)	Allowable Equity-at-Risk (U.S.$)		Multiple of Base Salary Based on Allowable Equity-at-Risk
				Common Shares	PSUs
Four times	$4,383,316	14,225	24,852	$1,254,503	$2,191,658	3.14
Note: (1) Mr. Magro was appointed President and Chief Executive Officer on January 1, 2014 and has until January 1, 2019 to meet the executive officers’ minimum equity ownership requirements.

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EXECUTIVE COMPENSATION GOVERNANCE

Steve J. Douglas SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER

Steve was appointed as Senior Vice President & Chief Financial Officer on November 3, 2014.

•   Steve’s base salary as at December 31, 2015 of CAD$610,000, represented a 1.7% increase.

•   The short-term incentive award of $444,984 represented a payout of 129% of his target opportunity based on Agrium’s and Steve’s functional and individual performance during the year.

•   Long-term incentives with a grant value of $1,239,275 in the form of PSUs and Stock Options which includes $201,115 relating to the foreign exchange rate adjustment referred to on page 52. The actual value of these awards will vary depending on Agrium’s future share price, dividend equivalents and performance relative to the PSU metrics.

2015 Key Results which determined the Functional and Individual components of Steve’s Annual Incentive:

•   Optimized sources of liquidity to ensure capacity to execute strategy and minimize costs.

•   Worked with Agrium CEO and Board of Directors to establish new capital allocation policy and dividend payout ratio of 40-50%, resulting in an increased annual dividend from $3.00 per share in 2014 to $3.50 per share in May 2015.

•   Maintained credit rating despite economic and industry headwinds.

•  Repurchased 5.57 million common shares, creating annual pro forma accretion of $0.28 per share.

•  Enhanced excellent shareholder and analyst relationships.

•   Increased transparency for investment community through issuance of annual financial guidance.

Direct Compensation		2015	2014	2013
Fixed
Base salary		$493,741	$62,681	$–
Variable
Short-term incentive		$444,984	$51,884	$–
Long-term incentives
Stock Options		$663,299	–	$–
PSUs		$575,976	$829,231	$–
Total direct compensation		$2,178,000	$943,796	$–
Change from previous year		131%	–	–
2015 Pay Mix

Long-term (share-based) Incentives
		Value of Equity-Based Compensation (2013-2015)
	Form of Equity	At Grant	Realized and Realizable	Difference (%)
	¢ PSUs	$1,405,207	$2,116,195
	¢ Options	$663,299	$0
	Total	$2,068,506	$2,116,195	2%

Short-term incentive is attributed to the noted financial year, and is paid by April 1 of the following year.

Equity ownership is based on the closing price of the common shares on the NYSE on March 9, 2016 of U.S.$88.19.

Equity Ownership(1)
Ownership under the guidelines
Total Mandatory Equity Ownership Requirement (multiple of base salary)	Equity Ownership Requirement (U.S.$)	Equity Ownership as at March 9, 2016		NEO’s “Equity-at-Risk”
		Common Shares (#)	Allowable PSUs (#)	Allowable Equity-at-Risk (U.S.$)		Multiple of Base Salary Based on Allowable Equity-at-Risk
				Common Shares	PSUs
Two times	$987,482	20,000	26,132	$1,763,800	$2,304,581	8.24

Note:

(1)     Mr. Douglas was appointed Senior Vice President & Chief Financial Officer on November 3, 2014 and has until November 3, 2019 to meet the executive officers’ minimum equity ownership requirements.

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EXECUTIVE COMPENSATION GOVERNANCE

Leslie O’Donoghue EXECUTIVE VICE PRESIDENT, CORPORATE DEVELOPMENT & STRATEGY & CHIEF RISK OFFICER

•  Leslie’s base salary as at December 31, 2015 of CAD$615,000, represented a 1% increase.

•   The short-term incentive award of $431,794 represented a payout of 124% of her target opportunity based on Agrium’s and Leslie’s functional and individual performance during the year.

•   Long-term incentives with a grant value of $1,257,868 in the form of PSUs and Stock Options which includes $204,136 relating to the foreign exchange rate adjustment referred to on page 52. The actual value of these awards will vary depending on Agrium’s future share price, dividend equivalents and performance relative to the PSU metrics.

2015 Key Results which determined the Functional and Individual components of Leslie’s Annual Incentive:

•   Exceeded EHS&S targets in four of five KPI areas in 2015, however two fatalities during the year resulted in a discretionary decision to reduce performance levels.

•   Delivered operational excellence results of over $600 million in one-time benefits and over $200 million in recurring savings, exceeding targets.

•   Led the analysis and development of key strategic and focused growth initiatives across the Corporation.

•   Oversaw the maintenance and development of relationships with key organizational stakeholders across government, industry and NGOs.

•   Championed key initiatives supporting Agrium’s strong performance and leadership in the area of sustainability, including efforts to create awareness and adoption of the 4R Nutrient Stewardship System.

•   Continued to provide strong oversight for processes supporting the ongoing identification and mitigation of key organizational risks.

Direct Compensation		2015	2014	2013
Fixed
Base salary		$498,463	$549,679	$577,579
Variable
Short-term incentive		$431,794	$464,617	$540,110
Long-term incentives
Stock Options		$673,253	$516,881	$433,536
PSUs		$584,615	$518,826	$463,307
Total direct compensation		$2,188,125	$2,050,003	$2,014,532
Change from previous year		7%	2%	–
2015 Pay Mix

Long-term (share-based) Incentives
		Value of Equity-Based Compensation (2013-2015)
	Form of Equity	At Grant	Realized and Realizable	Difference (%)
	¢ PSUs	$1,566,748	$2,331,458
	¢ Options	$1,623,670	$0
	Total	$3,190,418	$2,331,458	-27%

Short-term incentive is attributed to the noted financial year, and is paid by April 1 of the following year.

Equity ownership is based on the closing price of the common shares on the NYSE on March 9, 2016 of U.S.$88.19.

Equity Ownership
Ownership under the guidelines
Total Mandatory Equity Ownership Requirement (multiple of base salary)	Equity Ownership Requirement (U.S.$)	Equity Ownership as at March 9, 2016		NEO’s “Equity-at-Risk”
		Common Shares (#)	Allowable PSUs (#)	Allowable Equity-at-Risk (U.S.$)		Multiple of Base Salary Based on Allowable Equity-at-Risk
				Common Shares	PSUs
Two times	$996,926	19,192	27,498	$1,692,542	$2,425,049	8.26

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EXECUTIVE COMPENSATION GOVERNANCE

Harry Deans SENIOR VICE PRESIDENT, AGRIUM, AND PRESIDENT, WHOLESALE

Harry was appointed as Senior Vice President, Agrium, and President, Wholesale on August 24, 2015.

•    Harry’s base salary was set at CAD$610,000.

•   The short-term incentive award of $389,032 represented a full year payout of 117% of his target opportunity based on Agrium’s and Harry’s Business Unit and individual performance during the year.

•    Long-term incentives with a grant value of $2,993,413 in the form of PSUs. The actual value of these awards will vary depending on Agrium’s future share price, dividend equivalents and performance relative to the PSU metrics.

2015 Key Results which determined the Business Unit and Individual components of Harry’s Annual Incentive:

•    Delivered exceptional EHS&S performance results; however one fatality in Wholesale during the year resulted in a discretionary decision to reduce performance levels.

•    Delivered continuous improvement initiatives and realized recurring savings which significantly supported the operational excellence initiative.

•    Achieved $1.3 billion in Wholesale EBITDA, approximately 120% of target.

•   Achieved 2.0 million tonnes of potash production compared to a target of 2.1 million tonnes, while successfully completing Canpotex allocation run of 3.02 million tonnes.

•    Continued to progress Borger brownfield expansion.

•   Realized ammonia capacity utilization of 89% compared to a target of 90%, phosphoric acid capacity utilization of 94% compared to a target of 96%, and potash capacity utilization of 94% compared to a target of 100%.

Direct Compensation		2015	2014	2013
Fixed
Base salary		$165,132	$–	$–
Variable
Short-term incentive		$389,032	$–	$–
Long-term incentives
Stock Options		$–	$–	$–
PSUs		$2,993,413	$–	$–
Total direct compensation		$3,547,577	$–	$–
Change from previous year		–	–	–
2015 Pay Mix

Long-term (share-based) Incentives
		Value of Equity-Based Compensation (2013-2015)
	Form of Equity	At Grant	Realized and Realizable	Difference (%)
	¢ PSUs	$2,993,413	$4,247,559
	¢ Options	$0	$0
	Total	$2,993,413	$4,247,559	42%

Short-term incentive is attributed to the noted financial year, and is paid by April 1 of the following year.

Equity ownership is based on the closing price of the common shares on the NYSE on March 9, 2016 of U.S.$88.19.

Equity ownership(1)
Ownership under the guidelines
Total Mandatory Equity Ownership Requirement (multiple of base salary)	Equity Ownership Requirement (U.S.$)	Equity Ownership as at March 9, 2016		NEO’s “Equity-at-Risk”
		Common Shares (#)	Allowable PSUs (#)	Allowable Equity-at-Risk (U.S.$)		Multiple of Base Salary Based on Allowable Equity-at-Risk
				Common Shares	PSUs
Two times	$967,058	0	5,483	$0	$483,529	1.0

Note:

(1)  Mr. Deans was appointed Senior Vice President, Agrium and President, Wholesale on August 24, 2015 and has until August 24, 2020 to meet the executive officers’ minimum equity ownership requirements.

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Stephen G. Dyer SENIOR VICE PRESIDENT, AGRIUM, AND PRESIDENT, RETAIL

•  Stephen’s base salary as at December 31, 2015 of $610,000, represented a 1.7% increase.

•   The short-term incentive award of $452,278 represented a payout of 106% of his target opportunity based on Agrium’s and Stephen’s Business Unit and individual performance during the year.

•   Long-term incentives with a grant value of $1,239,275 in the form of PSUs and Stock Options. The actual value of these awards will vary depending on Agrium’s future share price, dividend equivalents and performance relative to the PSU metrics.

2015 Key Results which determined the Business Unit and Individual components of Steve’s Annual Incentive:

•   Exceeded EHS&S targets in all KPI areas in 2015; however one fatality in Retail during the year resulted in a discretionary decision to reduce performance levels.

•   Achieved in excess of $40 million additional gross margin from Retail proprietary products in 2015, compared to a target of $30 million.

•   Realized recurring savings that supported operational excellence initiative.

•  Achieved target average non-cash working capital to sales(1) of 18% in 2015, compared to 17% in 2014 and 2015 target of 18%.

•   Achieved Retail EBITDA in excess of $1.0 billion in 2015, 8% below 2014 due to weak agricultural and commodity fundamentals, and below target.

•   Realized Retail cash operating coverage ratio of 62%, below target of 60%.

•  Made strong progress on tuck-in acquisition pipeline, acquiring 26 locations representing approximately $20 million in annual EBITDA.

Direct Compensation		2015	2014	2013
Fixed
Base salary		$608,104	$580,751	$524,029
Variable
Short-term incentive		$452,278	$472,586	$498,549
Long-term incentives
Stock Options		$663,299	$516,881	$472,961
PSUs		$575,976	$718,807	$505,409
Total direct compensation		$2,299,657	$2,289,025	$2,000,948
Change from previous year		0%	14%	–
2015 Pay Mix

Long-term (share-based) Incentives
		Value of Equity-Based Compensation (2013-2015)
	Form of Equity	At Grant	Realized and Realizable	Difference (%)
	¢ PSUs	$1,800,192	$2,695,135
	¢ Options	$1,653,141	$0
	Total	$3,453,333	$2,695,135	-22%

Short-term incentive is attributed to the noted financial year, and is paid by April 1 of the following year.

Equity ownership is based on the closing price of the common shares on the NYSE on March 9, 2016 of U.S.$88.19.

(1)     Non-cash working capital to sales is a financial measure not prescribed by IFRS. Refer to Schedule B “Legal Advisories — Non-IFRS Financial Measures Advisory”.

Equity ownership
Ownership under the guidelines
Total Mandatory Equity Ownership Requirement (multiple of base salary)	Equity Ownership Requirement (U.S.$)	Equity Ownership as at March 9, 2016		NEO’s “Equity-at-Risk”
		Common Shares (#)	Allowable PSUs (#)	Allowable Equity-at-Risk (U.S.$)		Multiple of Base Salary Based on Allowable Equity-at-Risk
				Common Shares	PSUs
Two times	$1,216,208	7,505	30,274	$661,866	$2,669,864	5.48

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Summary of CEO Compensation

In early 2015, as part of its normal review process and consistent with the Board’s desire to increase the CEO’s compensation to market median over time, the CEO’s salary was increased by 8.5%, the Annual Incentive target was not altered; but his target long-term incentive was increased to 340% of salary, from 280% in 2014. These changes helped narrow the gap between the CEO’s compensation and the competitive benchmark. His long-term incentive grant had a value of U.S.$4,297,779 and was comprised of PSUs and Stock Options.

As part of a mid-year review of compensation issues, the Board realized that the CEO’s competitive position relative to the Compensation Peer Group had deteriorated due to significant changes in the CAD$ – U.S.$ exchange rate. Accordingly, effective July 1, 2015, the CEO’s salary was increased by U.S.$156,409 and he received an additional award of PSUs with a value of U.S.$554,378. These changes positioned the CEO’s target compensation close to the 40th percentile of the Compensation Peer Group and will now facilitate orderly progress toward the 50th percentile as performance merits.

The CEO was awarded an Annual Incentive of U.S.$1,742,367, which represented 133% of his target Annual Incentive for performance related to 2015.

As part of the on-going plan to bring Chuck’s compensation to market median, the CEO’s compensation was again reviewed in early 2016 and the following additional changes were made to his compensation effective March 1, 2016, which positions Chuck’s target compensation close to the median:

•	Chuck’s base salary was increased to CAD$1,500,000 representing a 1.7% increase;

•	His annual incentive target was increased from 120% to 130%; and

•	Chuck’s long-term incentive remained at 340%.

2015 Annual Incentive

Agrium’s performance objectives are tied to the core financial, safety and environment, people and operational goals in our annual business plan. The following table presents the performance for the Agrium component of the annual incentive.

2015 Agrium Performance

Agrium KPIs (enterprise level KPIs) account for 75% of the annual incentive opportunity for the CEO and 50% for all other NEOs.

Strategic area and associated performance metrics	Target	Result	Unweighted Performance	Weighting	Performance Multiplier
1. Environmental, Health, Safety & Security: Reinforce Agrium’s safety culture(1)
Employee total recordable injuries	1.71	1.54	157%
Contractor total recordable injuries	0.85	0.88	90%	15%	15%
Environmental event index	0.17	0.11	200%
2. People: Foster a highly engaged and collaborative workforce
Key position succession planning	Key positions and talent identified	Exceeded	200%	10%	20%
Diversity & Inclusion	Various targets	Exceeded	200%
3. Financial Returns: Meet consolidated and operational financial targets(2)
Market Relevant Earnings Per Share	$7.52	$7.25	95%	40%	39%
Cash Flow from Operations (U.S.$M)	$1,659	$1,663	101%
4. Growth: Successfully execute on key growth projects and create value with the objective of maximizing returns to Agrium shareholders
Major projects	Various targets(3)	Partially achieved	54%	20%	11%
5. Operational Excellence: Continuously improve the base business through operational excellence initiatives
Operational excellence	Various targets(3)	Exceeded	200%	15%	30%
Overall Agrium Performance Multiplier					115%

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Performance Ranges	Definitions

1.   EHS&S (category 1); threshold performance standards are set at 117.5% of target and maximum at 82.5% of target. A discretionary decision was made to cap the performance multiplier at target due to 2015 fatalities.

2.   Financial Results (category 3); threshold performance standards are set at 65% of target and maximum at 135% of target.

3. Various targets discussed in NEOs Compensation Summaries under 2015 Key Results.

The performance score for the Agrium component of the Annual Incentive was 115%; where a score of 100% represents attainment of the KPI goals. This score represents strong aggregate performance across Agrium KPIs.

The goals and achievements related to the Business Unit/Functional and Individual components of the Annual Incentive for NEOs are detailed in the Compensation Summaries for each NEO on pages 56 to 60.

2015 Annual Incentive Payouts

Performance Area	Details	Magro	Douglas	O’Donoghue	Deans	Dyer
Agrium	Target Incentive (% of salary)	90%	35%	35%	35%	35%
	Performance Multiplier (0-200)	115	115	115	115	115
	Amount (U.S.$)[1]	$1,134,182	$198,731	$200,632	$192,012	$244,763
Business Unit/ Function	Target Incentive (% of salary)	N/A	17.5%	17.5%	17.5%	17.5%
	Performance Multiplier (0-200)	N/A	150	140	131	95
	Amount (U.S.$)[1]	N/A	$129,607	$122,123	$109,363	$101,097
Individual[2]	Target Incentive (% of salary)	30%	17.5%	17.5%	17.5%	17.5%
	Performance Multiplier (0-200)	185	135	125	105	100
	Amount (U.S.$)[1]	$608,185	$116,646	$109,039	$87,657	$106,418
Total	Amount (U.S.$)[1]	$1,742,367	$444,984	$431,794	$389,032	$452,278

Notes:

(1)	Canadian dollar denominated incentives have been converted from Canadian dollars to U.S. dollars using a 2015 annual average exchange rate of U.S.$1.00 = CAD$1.2787.

(2)	Individual performance multipliers have been reduced by 15 percent to reflect the discretionary decision to impact performance for fatalities that occurred during the year.

Long-Term Incentive Compensation

2015 Long-Term Incentive Awards

In 2015, the HR&C Committee could approve a modification of up to 20% of the target grant based on individual performance. For 2016, adjustments for personal performance will be the exception. One half of the awards granted were in the form of PSUs and half in the form of Stock Options. Individual awards are detailed in the NEO’s Compensation Summaries on pages 56 to 60.	See Schedule F – PSU/RSU Plan, Schedule G – Stock Option/Tandem SAR Plan, and Schedule H – Stock Appreciation Rights (SAR) Plan for the conditions and terms attached to the 2015 long-term incentive awards.

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2015 Long-Term Incentive Payouts

In 2013, the HR&C Committee approved PSU awards for the NEOs that vested subject to relative TSR performance over a three-year period. The performance period ended on December 31, 2015 and Agrium’s TSR performance ranked at the 69th percentile, which resulted in 138% of the PSUs and dividend equivalents attributable to that performance period vesting for all NEOs.

Compensation versus Total Shareholder Return

The chart below illustrates TSR, assuming an initial investment of $100 in our common shares on January 1, 2011, (assuming investment of dividends) and compares it to the return of the S&P/TSX composite index and the trend in total compensation awarded to our NEOs over the same period.

Total Shareholder Return

Over the last five years, Agrium’s total shareholder return has outperformed the S&P/TSX composite index in four of the five years. The increase in NEO compensation in 2015 is primarily attributable to one-time items related to the appointment of the Senior Vice President, Agrium, and President, Wholesale Business Unit and reflects full year compensation for the Chief Financial Officer who was appointed to the position in November 2014.

Approximately one half of each NEO’s compensation package is in the form of long-term incentives, the value of which is significantly dependent on Agrium’s share price and dividend distributions. This generally results in a high degree of correlation between the value of NEOs’ compensation and Agrium’s TSR.

Notes:

(1)	Agrium’s total shareholder return is calculated in Canadian dollars.

(2)	Total named executive officer compensation for the top five most highly paid named executive officers as set forth in the annual management proxy circular for that year.

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EXECUTIVE COMPENSATION GOVERNANCE

The chart below illustrates the relationship between the chief executive officer’s compensation and the performance of his or her company for all the companies in Agrium’s Compensation Peer Group. The white area indicates the range where there is alignment between performance and pay. Agrium’s data reflects Chuck’s compensation and Agrium’s performance for his two year tenure as CEO.

This analysis demonstrates that Chuck’s compensation over the two-year period given Agrium’s financial performance was conservative compared with Agrium’s Compensation Peer Group.

Cost of Management

The cost of management ratio expresses the total compensation paid or awarded to the NEOs (including the CEO) as disclosed in the three-year Summary Compensation Table, as a percentage of net income and of market capitalization of the Corporation:

	2015	2014	2013
Total NEO Compensation(1) (U.S.$ millions)	$20.1	$13.9	$36.7
Net Income as of December 31 (U.S.$ millions)	$988	$720	$1,063
Market Capitalization as of December 31 (U.S.$ millions)	$12,344	$13,613	$13,173
Cost of Management Ratio (based on Net Income)	2.03%	1.93%	3.45%
Cost of Management Ratio (based on Market Capitalization)	0.16%	0.10%	0.28%

Note:

(1)	Total named executive officer compensation for the top five most highly paid named executive officers as set forth in the annual management proxy circular for that year.

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The following table shows the cost of management ratio for compensation paid or awarded to the CEO as disclosed in the three-year Summary Compensation Table, as a percentage of net income and of market capitalization of the Corporation:

	2015	2014	2013
Total CEO Compensation(1) (U.S.$ millions)	$8.2	$6.0	$23.1
Net Income as of December 31 (U.S.$ millions)	$988	$720	$1,063
Market Capitalization as of December 31 (U.S. $ millions)	$12,344	$13,613	$13,173
Cost of Management Ratio (based on Net Income)	0.83%	0.83%	2.17%
Cost of Management Ratio (based on Market Capitalization)	0.07%	0.04%	0.18%

Note:

(1)	Total CEO compensation as set forth in the annual management proxy circular for that year.

2015 Executive Compensation

Summary Compensation Table

The following table provides a summary of the compensation earned by our NEOs for services rendered in all capacities during 2015, 2014, and 2013. Specific aspects of this compensation are dealt with in further detail in the following notes and tables:

								Non—Equity Incentive Plan Compensation
Name	Year	Salary(1) (U.S.$)		Share-based Awards(2)(4) (U.S.$)		Option- based Awards(3)(4) (U.S.$)		Annual Incentive Plans(5) (U.S.$)		Pension Value(6) (U.S.$)		All other Compensation(7) (U.S.$)		Total Compensation(8) (U.S.$)
Magro	2015		$1,095,829		$2,551,915		$2,300,242		$1,742,367		$436,707		$36,251		$8,163,311
	2014		$1,042,688		$1,546,162		$1,540,357		$1,485,830		$393,449		$30,785		$6,039,271
	2013		$620,393		$3,129,668		$472,961		$552,925		$1,292,501		$47,302		$6,115,749
Douglas	2015		$493,741		$575,976		$663,299		$444,984		$217,437		$148,191		$2,543,628
	2014		$62,681		$829,231		$—		$51,884		$31,042		$40,294		$1,015,132
	2013		N/A		N/A		N/A		N/A		N/A		N/A		N/A
O’Donoghue	2015		$498,463		$584,615		$673,253		$431,794		$227,332		$16,686		$2,432,143
	2014		$549,679		$518,826		$516,881		$464,617		$215,498		$14,646		$2,280,147
	2013		$577,579		$463,307		$433,536		$540,110		$235,911		$15,304		$2,265,747
Deans(9)	2015		$165,132		$2,993,413		$—		$389,032		$68,251		$739,667		$4,355,495
	2014	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
	2013	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Dyer	2015		$608,104		$575,976		$663,299		$452,278		$234,828		$42,201		$2,576,686
	2014		$580,751		$718,807		$516,881		$472,586		$180,686		$38,329		$2,508,040
	2013		$524,029		$505,409		$472,961		$498,549		$201,370		$16,523		$2,218,841

Notes:

(1)	Amounts reported represent the base salary amount paid to NEOs in 2015, 2014 and 2013.

(2)

Amounts reported represent the grant date fair value of PSUs awarded in 2015, 2014 and 2013. Grant date fair value has been calculated using the expected life binomial lattice methodology. This model and the underlying assumptions are used to ensure consistent long-term incentive valuation across competitive market data. The underlying assumptions and values are outlined in the table below. They differ from the values used for financial reporting purposes (accounting fair value) which have been calculated using a Monte Carlo Simulation Model. The values shown are “theoretical values” derived at a point in time and will be different than the value upon vesting. See “Section Six: Executive Compensation Governance – 2015 Executive Compensation – Long-Term Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards” for the value of outstanding PSU awards at December 31, 2015.

Assumptions	2015 Grant Value	2014 Grant Value	2013 Grant Value
Share price on date of grant	$100.62	$90.87	$108.07
Expected term in years	3	3	3
Expected volatility	21%	30%	28%
Expected dividend yield	3%	3%	2%
Payout range	0%-200%	50%-150%	50%-150%
PSU value ratio	81%	86%	86%
PSU value	$81.50	$78.15	$92.94
Accounting fair value	$99.53	$78.91	$97.01

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(3)

Amounts reported represent the grant date fair value of Stock Options (including TSARs in 2014 and 2013) and stand-alone SARs awarded in 2015, 2014 and 2013. Grant date fair value has been calculated using the expected life binomial lattice methodology. This model and the underlying assumptions are used to ensure consistent long-term incentive valuation across competitive market data. Underlying assumptions and values are outlined in the table below. They differ from the values used for financial reporting purposes (accounting fair value which have been calculated using a Black Scholes Model) mainly due to differences in assumptions such as expected life and volatility. The values shown are “theoretical values” derived at a point in time and will be different than the value upon exercise. See “Section Six: Executive Compensation Governance – 2015 Executive Compensation – Long-Term Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards” for the value of outstanding option-based awards at December 31, 2015.

Assumptions	2015 Grant Value	2014 Grant Value	2013 Grant Value
Share price on date of grant	$115.87	$90.53	$101.13
Expected life in years	6.25	6.25	6.25
Expected volatility	21%	30%	28%
Expected dividend yield	3%	3%	2%
Option / SAR value ratio	11%	19%	22%
Option / SAR value	$12.75	$17.20	$22.25
Accounting fair value	$35.17	$32.91	$49.15

(4)

As discussed in notes (2) and (3) above, the share-based awards: PSUs, Stock Options (including TSARs in 2014 and 2013), and stand-alone SARs, reported in the Summary Compensation Table represent the grant date fair value of these awards in 2015, 2014 and 2013. A comparison between grant date fair value and the actual value realized or outstanding of these awards granted in 2015 as at December 31, 2015 is as follows:

		Grant Date Fair Value (U.S.$)		Value Realized or Outstanding as at December 31, 2015 (U.S.$)
NEO	Year	Share-based Awards(*)	Option-based Awards(*)	Share-based Awards(**)	Option-based Awards(***)
Magro	2015	$2,551,915	$2,300,242	$3,621,062	$0
Douglas	2015	$575,976	$663,299	$817,349	$0
O’Donoghue	2015	$584,615	$673,253	$829,522	$0
Deans	2015	$2,993,413	$0	$4,247,559	$0
Dyer	2015	$575,976	$663,299	$817,349	$0

Notes:

*	Amounts reported represent the grant date fair value of PSUs, Stock Options and stand-alone SARs awarded in 2015 calculated in accordance with, and based on, the key valuation assumptions used in notes (2) and (3) with respect to the 2015 awards.
**

The value of the 2015 grant of PSUs is calculated based on the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share; and Agrium’s total shareholder return relative to the total shareholder return of the PSU Peer Group as at December 31, 2015 and FCF/share relative to business plan based targets. For PSUs granted in 2015, with respect to the TSR metric, performance in the first year of a three-year performance period is equal to 179% vesting since the Corporation’s performance is tracking at approximately the 68th percentile. With respect to the FCF/share metric, performance in the first year of the three-year performance period is equal to 71% vesting.

***	The value realized or outstanding with respect to options reflects the in-the-money value of the 2015 grant of Stock Options / SARs based on the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share.

(5)	Amounts reported represent payments made in March of 2016, 2015 and 2014 under the Annual Incentive Plan that were awarded for NEO performance in 2015, 2014 and 2013, respectively.

(6)	Amounts reported include all compensatory items related to Agrium’s defined benefit and defined contribution plans, including service costs, plan changes and above market earnings.

(7)

Amounts reported represent all perquisites and amounts in substitution of vacation paid by the Corporation. Mr. Douglas received U.S.$131,952 which relates to a travel allowance paid in respect of his travel between his home in Toronto, Ontario and the Corporation’s office in Calgary, Alberta. Mr. Deans received U.S.$710,644 comprised of U.S.$433,493 for home equity protection and U.S.$277,151 in respect of a gross up in connection with the sale of his home in Geneva, Switzerland that was completed in conjunction with his relocation to Calgary, Alberta in order to serve as Senior Vice President, Agrium, and President, Wholesale. The home equity protection amount was based upon the difference between his home valuation and the sale price.

(8)

For Canadian-based executives, cash compensation data amounts have been converted from Canadian dollars to U.S. dollars using 2015, 2014 and 2013 average annual exchange rates of U.S.$1.00 = CAD$1.2787, U.S.$1.00 = CAD$1.1045 and U.S.$1.00 = CAD$1.0299, respectively. Pension obligations have been converted from Canadian dollars to U.S. dollars using the 2015, 2014 and 2013 Bank of Canada noon exchange rates on December 31 of U.S.$1.00 = CAD$1.3840, U.S.$1.00 = CAD$1.1601 and U.S.$1.00 = CAD$1.0636, respectively. Equity compensation is denominated in U.S. dollars and thus does not require the application of an exchange rate.

(9)	Harry Deans was appointed Senior Vice President, Agrium, and President, Wholesale Business Unit of Agrium on August 24, 2015.

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Long-Term Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table provides details regarding outstanding options and share-based awards as of December 31, 2015:

	Option and SAR Awards						Share-based Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised (#)		Options/ SAR Exercise price (U.S.$)	Options/ SAR Expiration date	Aggregate Value of Unexercised in-the- money Options and SARs(1) (U.S.$)	PSU Grant Date	Number of PSUs that have not vested(2) (#)	Market Value of PSUs that have not vested (performance to date)(2)(3) (U.S.$)	Market Value of PSUs that have not vested (target performance)(2)(4) (U.S.$)	Payout Value of PSUs that have vested and are not paid out(2)(5) (U.S.$)
		Options	SARs
Magro	25-Feb-10	3,700		$63.22	25-Feb-20	$96,644	1-Jan-13	0	$0	$0	$4,655,685
	24-Feb-11	2,791		$91.13	24-Feb-21	$0	1-Jan-14	21,179	$2,421,929	$1,892,132	$0
	20-Mar-12	9,787		$88.27	20-Mar-22	$10,472	1-Jan-15	32,425	$3,621,062	$2,896,850	$0
	25-Feb-13	21,258		$101.13	25-Feb-23	$0
	24-Feb-14	89,552		$90.53	24-Feb-24	$0
	25-Feb-15	180,472		$115.87	25-Feb-25	$0
		307,560				$107,116		53,604	$6,042,991	$4,788,982	$4,655,685
Douglas	25-Feb-15	52,041		$115.87	25-Feb-25	$0	1-Jan-14	11,358	$1,298,846	$1,014,724	$0
							1-Jan-15	7,319	$817,349	$653,879	$0
		52,041				$0		18,677	$2,116,195	$1,668,603	$0
O’Donoghue	27-Feb-08	15,900		$74.07	27-Feb-18	$242,793	1-Jan-13	0	$0	$0	$689,214
	25-Feb-09	19,000		$40.30	25-Feb-19	$931,760	1-Jan-14	7,107	$812,722	$634,939	$0
	25-Feb-10	11,900		$63.22	25-Feb-20	$310,828	1-Jan-15	7,428	$829,522	$663,618	$0
	24-Feb-11	8,920		$91.13	24-Feb-21	$0
	20-Mar-12	12,295		$88.27	20-Mar-22	$13,156
	25-Feb-13	19,486		$101.13	25-Feb-23	$0
	24-Feb-14	30,050		$90.53	24-Feb-24	$0
	25-Feb-15	52,822		$115.87	25-Feb-25	$0
		170,373				$1,498,537		14,535	$1,642,244	$1,298,557	$689,214
Deans	-	-		-	-	-	1-Jan-15	38,035	$4,247,559	$3,398,047	$0
		-				-		38,035	$4,247,559	$3,398,047	$0
Dyer	21-Feb-07	10,100		$39.73	21-Feb-17	$501,061	1-Jan-13	0	$0	$0	$751,845
	27-Feb-08	5,600		$74.07	27-Feb-18	$85,512	1-Jan-14	9,846	$1,125,941	$879,642	$0
	25-Feb-09	9,400		$40.30	25-Feb-19	$460,976	1-Jan-15	7,319	$817,349	$653,879	$0
	25-Feb-10	4,100		$63.22	25-Feb-20	$107,092
	24-Feb-11	2,791		$91.13	24-Feb-21	$0
	20-Mar-12	12,295		$88.27	20-Mar-22	$13,156
	25-Feb-13	21,258		$101.13	25-Feb-23	$0
	24-Feb-14	30,050		$90.53	24-Feb-24	$0
	25-Feb-15	52,041		$115.87	25-Feb-25	$0
		147,635				$1,167,797		17,165	$1,943,290	$1,533,521	$751,845

Notes:

(1)	Vesting of Stock Options / TSARs and SARs is determined by the Board at the time of grant. Generally, Stock Options and SARs vest in 25% annual increments over a four year period.
(2)	Includes PSUs credited as dividend equivalents.
(3)

For the full 2014 PSU grant and for one half of the 2015 PSU grant, reflects the market value of PSUs that have not yet vested based on Agrium’s total shareholder return relative to the total shareholder return of the PSU Peer Group as at December 31, 2015, and the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share. For PSUs granted in 2014, 128% would vest since the Corporation’s performance is tracking at approximately the 64th percentile. For PSUs granted in 2015, 179% would vest for the portion related to relative total shareholder return since the Corporation’s performance is tracking at approximately the 68th percentile. The other portion of the 2015 PSU grant is determined based on the performance of FCF/share relative to business plan based targets. Based on FCF/share performance in the first year of the three-year performance period, 71% would vest, for an overall tracking of 125% of target for the 2015 PSU grant. Actual PSU payouts will vary depending upon Agrium’s share price, dividend equivalents and performance relative to the PSU metrics at the end of the performance period.

(4)

The market value of PSUs that have not yet vested is based on the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share and assumes vesting of 100% PSUs (including PSUs credited as dividend equivalents) held by the NEO as of December 31, 2015 in his or her account. Actual PSU payouts will vary depending upon Agrium’s share price, dividend equivalents and performance relative to the PSU metrics at the end of the performance period.

(5)	PSUs granted in 2013 that matured in 2015 were paid out in March 2016 based on Agrium’s average closing share price for the last five trading days of 2015 of U.S.$91.02 per common share.

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Long-Term Incentive Plan Awards – Value Vested or Earned During the Year

The following table provides details regarding the option-based, share-based and non-equity incentive-based awards that vested or were earned during the year ended December 31, 2015:

	Option-Based Awards			Share-Based Awards
Name	Grant Date	Number Vested (#)	Value Vested or Earned During the Year(1) (U.S.$)	Grant Date	Value Vested or Earned During the Year(2) (U.S.$)	Non-Equity Incentive Plan Compensation – Value Earned During the Year(3) (U.S.$)
Magro	24-Feb-11	698	$15,797	1-Jan-13	$4,655,685	$1,742,367
	20-Mar-12	2,447	$49,987
	25-Feb-13	5,315	$78,336
	24-Feb-14	22,388	$520,297
			$664,417
Douglas	–	–	–	–	–	$444,984
			–
O’Donoghue	24-Feb-11	2,230	$50,487	1-Jan-13	$689,214	$431,794
	20-Mar-12	3,074	$62,797
	25-Feb-13	4,872	$71,806
	24-Feb-14	7,513	$174,591
			$359,681
Deans	–	–	–	–	–	$389,032
			–
Dyer	24-Feb-11	698	$15,797	1-Jan-13	$751,845	$452,278
	20-Mar-12	3,074	$62,797
	25-Feb-13	5,315	$78,336
	24-Feb-14	7,513	$174,591
			$331,521

Notes:

(1)

Shows the aggregated dollar value that would have been realized if all Stock Options (including TSARs) and SARs vested in 2015 were exercised on the vesting date. The number and value of Stock Options (including TSARs) and SARs actually exercised by each NEO in the year are as follows:

NEO	Number of Stock Options (including TSARs) and SARs Exercised	Value of Stock Options (including TSARs) and SARs Exercised (U.S.$)
Magro	–	$–
Douglas	–	$–
O’Donoghue	13,650	$1,014,342
Deans	–	$–
Dyer	10,000	$882,600

(2)	PSUs granted in 2013 that matured in 2015 were paid out in March 2016 based on Agrium’s average closing share price on the NYSE for the last five trading days of 2015 of U.S.$91.02 per common share.

(3)	Represents the total payments to each NEO under the Annual Incentive Plan attributable to performance in 2015.

Long-Term Incentive Plan Awards – Value Exercised During the Year

The following table provides details regarding the option-based awards exercised by the NEOs during the year ended December 31, 2015:

Name	Option-Based Awards Grant Date	Option-Based Awards Exercised (#)	Option-Based Awards – Exercise Price (U.S.$)	Option-Based Awards – Share Price on Date of Exercise	Option-Based Awards – Value Exercised During the Year (U.S.$)
O’Donoghue	21-Feb-07	7,350	$39.73	$116.81	$566,538
	25-Feb-09	6,300	$40.30	$111.38	$447,804
		13,650			$1,014,342
Dyer	22-Feb-06	10,000	$24.56	$112.82	$882,600
		10,000			$882,600

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Retirement Arrangements

NEOs participate in two forms of retirement arrangements: Defined Contribution Plans (“DC Plans”) and DB SERPs. While tax contribution limits for the DC Plans differ between Canada and the U.S., Agrium sets the 401(k) Savings Plan company limit equal to the Canadian DC Plan. Therefore, the DC Plans and DB SERPs are essentially the same for NEOs in both countries.

Summary of Retirement Arrangements:

Canadian and U.S. NEOs
DC Plans	• Agrium contributes 6% of eligible earnings to the maximum imposed by the Income Tax Act (Canada). • Agrium matches voluntary contributions at a rate of 50% to a maximum of 3% of eligible earnings.
DB SERPs	• Provides a pension benefit of 2% of average of the three years’ highest earnings times years of service as an executive.
• Earnings are defined as salary in excess of DC Plan eligible earnings, plus actual incentive to a maximum of the target incentive.
• Excess earnings for the purpose of the DB SERPs are capped at $2.5 million for the CEO and $1 million for other NEOs.
• Agrium’s practice is to not grant additional service credit except as needed to recognize the notice period in the event an NEO is terminated without cause.
• Total pension payable is further limited to 70% of final salary.

•   Normal retirement is age 60. Early retirement is available at age 55, however pension benefits are reduced by 6% for each year retirement occurs before age 60. Similarly, pension benefits are increased by 6% for each year retirement occurs after age 60.

• Benefits are paid for life with a spousal survivor pension of 60% of the NEO’s pension or a 15-year guarantee for an NEO without a spouse at retirement.

•   The original participants on inception of the plan (June 25, 2006) are fully vested; participants that entered the plan between inception and December 31, 2012 vest at a rate of 25% per year; while new participants after January 1, 2013 vest at 16.7% per year.

• The DB SERPs are unfunded; benefits are paid from Agrium’s general revenues.
• DB SERPs for Canadian NEOs are secured through a letter of credit held by a third party trustee. DB SERPs for U.S. NEOs are not eligible for Canadian DB SERP security.
• Thirteen executives of the Corporation participate in the DB SERP and financial obligations are disclosed in Agrium’s financial statements.

Retirement Arrangements Value Disclosure

The following table presents the benefits accumulated under the Agrium DC Plan as of December 31, 2015:

Name	Accumulated value at start of year (U.S.$)	Compensatory (U.S.$)	Accumulated value at year end (U.S.$)
Magro	$257,041	$12,198	$243,739
Douglas	$2,506	$12,198	$20,758
O’Donoghue	$396,063	$12,198	$366,835
Deans	$0	$2,747	$2,604
Dyer	$350,713	$15,082	$336,373

Note:

(1)

Canadian dollar accumulated value amounts have been converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on December 31, 2014 and 2015 of U.S.$1.00 = CAD$1.1601 and U.S.$1.00 = CAD$1.3840 respectively and the compensatory amounts at the 2015 annual average exchange rate of U.S.$1.00 = CAD$1.2787, with the exception of the amounts applicable to Stephen Dyer, to which no conversion rate was applied to his U.S. dollar amounts.

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The following table presents, as at December 31, 2015, accrued pension obligations and projected annual retirement benefits associated with the DB SERP payable to NEOs assuming the NEOs were to retire as of the stated dates:

Name	Number of years credited service(1) (#)	Annual benefits payable (U.S.$)			Opening Present Value of Defined Benefit Obligation(4) (U.S.$)	Compensatory Change(5) (U.S.$)	Non- Compensatory Change(6) (U.S.$)	Closing Present Value of Defined Benefit Obligation (U.S.$)
		At year end	At age 60(2)	At age 65(3)
Magro	6.161	$184,149	$593,305	$965,577	$2,370,978	$424,509	$(491,333)	$2,304,154
Douglas	1.159	$15,142	$165,024	$299,455	$35,315	$205,239	$(30,510)	$210,044
O’Donoghue	16.220	$205,454	$288,269	$457,084	$3,543,483	$215,134	$(628,590)	$3,130,027
Deans	0.353	$4,324	$145,996	$269,421	$0	$65,504	$(7,565)	$57,939
Dyer	10.044	$144,878	$321,395	$511,231	$1,828,559	$219,746	$(268,730)	$1,779,575

Notes:

(1)	None of the NEOs have been credited with additional years of service above the years of service actually provided to the Corporation.

(2)

The normal retirement age for NEOs is 60. In order to participate in the Canadian DB SERP or U.S. DB SERP, as applicable, designated executives entered into agreements with the Corporation phasing out any severance benefits by the age of 60.

(3)	The projected annual pension benefits are calculated assuming the highest average Excess Earnings remain unchanged from December 31, 2015.

(4)

The present value of defined benefit obligations is the actuarial value of projected benefits for service accrued to the date indicated. The calculation of the amounts shown in the table use actuarial assumptions and methods that are consistent with those used for calculating pension obligations disclosed in the Corporation’s consolidated financial statements. For key assumptions used, see Note 8 to the Corporation’s 2015 audited consolidated financial statements.

(5)

The amount related to service cost and compensation changes differing from the assumptions (as utilized for purposes of calculating pension obligations as disclosed in the Corporation’s audited consolidated financial statements).

(6)	The amount related to items such as interest on the obligation, the impact of changes in the discount rate assumption and changes in the U.S. exchange rate for Canadian-based executives.

(7)

Canadian dollar amounts have been converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on December 31, 2015 of U.S.$1.00 = CAD$1.3840, with the exception of the amounts applicable to Stephen Dyer, to which no conversion rate was applied as such amounts were in U.S. dollars.

NEO Contracts, Termination and Change in Control Benefits

Effective 2013, a new form of executive employment agreement was adopted to align on-going contractual obligations with many of the current best practices. Chuck Magro, Steve Douglas and Harry Deans, all of whom were appointed to their roles following this change, have employment agreements based on these revised terms.

Chuck Magro – President & Chief Executive Officer

Scenario	Key provisions
Termination without Cause, including Constructive Dismissal – not involving a Change in Control	Lump sum cash payment equal to:
• monthly salary times the number of months in the severance period;
• annual incentive at target prorated for the portion of the year worked, plus annual incentive at target over the severance period;
• the value of Agrium’s contributions to the DC Plan for the severance period; and
• 20% of salary in lieu of benefits.
Also entitled to:
• DB SERP service credit equal in length to the severance period;
• vesting and settlement of all outstanding PSUs held by the NEO, determined in accordance with the PSU/RSU Plan; and
• vesting and expiry of Stock Options held by the NEO, determined in accordance with the Stock Option Plan.
Termination without Cause, including Constructive Dismissal – within two years of a Change in Control	• As above.

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Scenario	Key provisions
Restrictive covenants	• 12-month non-competition provision.
• 24-month non-solicitation provision.

•    12-month holdback of severance payments (excluding annual incentive) to satisfy any recoupment or clawback requirements. Payment is conditional on compliance with the restrictive covenants during the 12-month period.

Chuck’s severance period is determined as follows:

Age	Severance Period
57 or younger	24 months.
58 to 59	The greater of (i) the number of full calendar months remaining until Chuck attains age 60, or (ii) the statutory minimum notice period.
60 or greater	Minimum statutory requirements.

Steve Douglas – Senior Vice President & Chief Financial Officer and Harry Deans – Senior Vice President, Agrium and President, Wholesale

Steve Douglas’ and Harry Deans’ agreements closely resemble Chuck’s, except for the maximum severance period cannot exceed 18 months.

Scenario	Key provisions
Termination without Cause, including Constructive Dismissal – not involving a Change in Control	The same as Chuck, except the severance period is a maximum of 18 months and for Steve Douglas, the annual incentive component consists of a lump sum cash payment equal to the annual incentive at target, divided by 12 and multiplied by a maximum of 18 months. In addition, they are only entitled to 1% of salary (Steve) or the cost of benefits (Harry) in lieu of benefits over the severance period.
Termination without Cause, including Constructive Dismissal – involving a Change in Control within two years of a Change in Control	The same as Chuck, except the severance period is a maximum of 18 months.
Restrictive covenant	• 12-month non-competition provision.
• 12-month non-solicitation provision (Steve).
• 24-month non-solicitation provision (Harry).

Other NEOs

The employment agreements for Leslie O’Donoghue and Stephen Dyer, which are based on an earlier form of employment agreement, provide for the following in the event of termination without cause (including constructive dismissal) or a change in control:

Scenario	Key provisions
Termination without Cause, including Constructive Dismissal – not involving a Change in Control

The same as Chuck, except for:

•     the lump sum payment includes the market value of vested PSUs held by the NEO in their account as of the termination date, with immediate full vesting of 100% of his or her PSUs as of such date.

Termination without Cause, including Constructive Dismissal – within two years of a Change in Control	As above except that all unvested Stock Options/SARs held by the NEO would immediately vest.
Change in Control	All unvested Stock Options/SARs held by the NEO would immediately vest.

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EXECUTIVE COMPENSATION GOVERNANCE

The termination period is determined as follows:

Age	Termination Period
57 or younger	24 months.
58 to 59	The greater of (i) the number of full calendar months remaining until NEO attains age 60, or (ii) the statutory minimum notice period.
60 or greater	Minimum statutory requirements.

See Schedule F – PSU/RSU Plan, Schedule G – Stock Option/Tandem SAR Plan, and Schedule H – Stock Appreciation Rights (SAR) Plan for details pertaining to vesting provisions in the event of a change in employment status.

Incremental Amounts Payable

The following table presents the incremental amounts payable to NEOs as of December 31, 2015 in the event of termination without cause (including constructive dismissal) or a change in control.(1)

	Termination Without Cause/Constructive Dismissal (U.S.$)	Termination/Constructive Dismissal Following a Change in Control (U.S.$)	Change in Control Without Termination (U.S.$)
Magro(2)
Salary/Annual Incentive	$4,689,306	$4,689,306	–
Benefits	$213,150	$213,150	–
Perquisites	$101,879	$101,879	–
Long-Term Incentives
PSUs(3)	–	$4,788,981	–
Stock Options/SARs(5)	$21,347	$1,994,169	$26,262
Pension Benefits	$1,186,033	$1,186,033	–
Total Compensation	$6,211,715	$12,973,518	$26,262
Douglas(2)
Salary/Annual Incentive	$686,838	$1,123,916	–
Benefits	$48,483	$88,150	–
Perquisites	$13,512	$22,110	–
Long-Term Incentives
PSUs(3)	–	$1,668,597	–
Stock Options/SARs(5)	–	$332,982	–
Pension Benefits	$126,229	$126,229	–
Total Compensation	$875,062	$3,361,984	–
O’Donoghue(2)
Salary/Annual Incentive	$1,510,838	$1,510,838	–
Benefits	$6,503	$6,503	–
Perquisites	$29,480	$29,480	–
Long-Term Incentives
PSUs(4)	$1,298,551	$1,298,551	–
Stock Options/SARs(5)	$26,817	$693,484	$693,484
Pension Benefits	$199,358	$199,358	–
Total Compensation	$3,071,547	$3,738,214	$693,484
Deans(2)
Salary/Annual Incentive	$1,123,916	$1,123,916	–
Benefits	$8,040	$8,040	–
Perquisites	$22,110	$22,110	–
Long-Term Incentives
PSUs(3)	–	$3,398,063	–
Stock Options/SARs(5)	–	–	–
Pension Benefits	$60,892	$60,892	–
Total Compensation	$1,214,958	$4,613,021	–
Dyer
Salary/Annual Incentive	$2,074,000	$2,074,000	–
Benefits	$26,710	$26,710	–
Perquisites	$40,800	$40,800	–
Long-Term Incentives
PSUs(4)	$1,533,468	$1,533,468	–
Stock Options/SARs(5)	$26,817	$695,609	$695,609
Pension Benefits	$486,832	$486,832	–
Total Compensation	$4,188,627	$4,857,419	$695,609

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EXECUTIVE COMPENSATION GOVERNANCE

Notes:

(1)	There are no incremental payments payable to Agrium executives (including the NEOs) in the case of retirement, voluntary resignation or termination for cause.

(2)

For Canadian-based executives, compensation data (excluding long-term incentives which are denominated in U.S. dollars) have been converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on December 31, 2015 of U.S.$1.00 = CAD$1.3840.

(3)

The value of PSU payouts is the estimated current value based on the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share and assumes vesting of PSUs (including PSUs credited as dividend equivalents) in accordance with the PSU/RSU Plan.

(4)

The value of PSU payouts is the estimated current value based on the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share and assumes immediate full vesting of 100% of the PSUs (including PSUs credited as dividend equivalents) held by the NEO in his or her account as of December 31, 2015.

(5)

The value of Stock Options/SAR payouts is the estimated current value based on the closing price of common shares on the NYSE on December 31, 2015 of U.S.$89.34 per common share and assumes immediate full vesting of 100% of the Stock Options/SARs held by the NEO as of December 31, 2015. Actual payouts will vary depending upon Agrium’s share price and the number of vested Stock Options/SARs held by the NEO. In circumstances where no change in control is involved, actual payouts will vary depending upon Agrium’s share price and the number of vested Stock Options/SARs held by the NEO, with vesting to be determined in accordance with the Stock Option Plan (as applicable). In circumstances where a change in control is involved, the number of vested Stock Options/SARs held by the NEO will be determined on the basis that 100% Stock Options/SARs held by the NEO will immediately fully vest. For grants made on or after January 1, 2013, Stock Options/SARs held by Chuck Magro, Steve Douglas and Harry Deans will vest only in the event of termination without cause/constructive dismissal following a change in control (i.e., double-trigger).

Succession Planning

The HR&C Committee has responsibility for overseeing the leadership succession planning process to ensure continuity of high quality leadership and actively participates in succession planning for the CEO. The HR&C Committee also monitors succession plans for other executives. The following illustrates the succession planning process:

At least once a year, the HR&C Committee reviews the effectiveness of this process and discusses the gaps, as well as the strategies to close these gaps. In addition, members of the HR&C Committee regularly interact with executives, which promotes relationships that further enable the HR&C Committee to oversee and manage the succession process.

For 2015, the HR&C Committee recommended to the Board some important changes to Agrium’s executive leadership team that were approved by the Board:

•	Susan Jones, most recently Vice President, Marketing & Distribution, was appointed Senior Vice President & Chief Legal Officer on March 6, 2015.

•	Ron Wilkinson, most recently, Senior Vice President, Agrium, and President, Wholesale Business Unit was appointed Senior Vice President & Advisor to the CEO on August 24, 2015.

•	Harry Deans was hired into the position of Senior Vice President, Agrium, and President, Wholesale Business Unit on August 24, 2015.

In 2016, Agrium will identify a secondary tier of positions that serve as stepping-stones to key leadership positions and will apply the succession planning process to these positions to ensure a robust pipeline of talent for key leadership positions.

73

GENERAL INFORMATION

Section Seven: General Information

Indebtedness of Directors, Officers and Employees

Except for routine indebtedness, none of the current or former executive officers, directors or employees of the Corporation or any of our subsidiaries is indebted to the Corporation or any of our subsidiaries, including by way of a guarantee, support agreement, letter of credit or similar arrangement or understanding between the Corporation or any of our subsidiaries and another entity.

Interest of Informed Persons in Material Transactions

We are not aware of any material interest, direct or indirect, of any “informed” person of the Corporation (as such term is defined under applicable Canadian securities laws), any proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, in any transaction since the start of our most recently completed financial year or in any proposed transaction which has or would materially affect us or any of our subsidiaries.

Shareholder Proposals

Shareholder proposals to be considered for inclusion in the 2017 Management Proxy Circular must be received by us on or before December 14, 2016, by email to corporatesecretary@agrium.com or by facsimile (403) 225-7610, or by mail or courier to Agrium Inc., 13131 Lake Fraser Drive S.E., Calgary, Alberta, Canada T2J 7E8, Attention: Corporate Secretary.

Advance Notice By-Law

In 2014, shareholders confirmed By-Law No. 2, a By-Law Relating to Advance Notice of Nominations of the Directors of the Corporation (the “Advance Notice By-Law”) which establishes a framework for advance notice of nominations of persons for election to the Board. The Advance Notice By-Law sets deadlines of a prescribed number of days before a shareholders’ meeting for a shareholder to notify us of its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. The Advance Notice By-Law applies at an annual meeting of shareholders or a special meeting of shareholders that was called to elect directors (whether or not also called for other purposes), and may be waived by the Board. It does not affect the ability of shareholders to requisition a meeting or make a proposal under the Canada Business Corporations Act.

In the case of an annual meeting of shareholders, notice to the Corporation pursuant to the Advance Notice By-Law must be given not less than 30 nor more than 65 days prior to the date of the annual meeting. In the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following the notice date. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Corporation pursuant to the Advance Notice By-Law must be given not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. As at the date of this circular, Agrium had not received any additional director nominations for the meeting.

Other Matters

As of March 14, 2016, we know of no amendment, variation or other matter to come before the meeting other than the matters referred to above.

Directors’ Approval

The directors have approved the contents and mailing of this circular.

BY ORDER OF THE BOARD OF DIRECTORS

Gary J. Daniel, Corporate Secretary
March 14, 2016

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SCHEDULE A CERTAIN DEFINITIONS

Schedule A — Certain Definitions

401(k) Savings Plan	Agrium’s qualified 401(k) Retirement Savings Plan for designated U.S. executives

Annual Information Form	Agrium’s Annual Information Form dated February 24, 2016 for financial year ended December 31, 2015

average non-cash working capital to sales	Rolling four quarter average non-cash working capital divided by sales, an IFRS financial measure

Board	The Board of Directors of Agrium Inc.

Cash cost of product manufactured	All fixed and variable costs are accumulated in cash cost of product manufactured excluding depreciation and amortization expense and direct freight, a non-IFRS financial measure

Cash operating coverage ratio	Represents gross profit excluding depreciation and amortization less EBITDA, divided by gross profit excluding depreciation and amortization expense, a non-IFRS financial measure

CEO’s and Sales Excellence Award Programs	Agrium’s CEO’s and Sales Excellence Award Programs pursuant to which, under a delegation of authority by the Board to the Chief Executive Officer, the Chief Executive Officer may grant awards of PSUs, stock options and SARs under Agrium’s PSU/RSU Plan, Stock Option Plan and SAR Plan, as applicable, to eligible employees in connection with exceptionally meritorious performance, promotions and new hires

CG&N Committee	Corporate Governance & Nominating Committee

Chief Executive Officer, or CEO	Agrium’s President & Chief Executive Officer

Chief Financial Officer, or CFO	Agrium’s Chief Financial Officer

circular	This management proxy circular, including the schedules to this circular

Code	Agrium’s Code of Business Conduct and Ethics

Committees	The Audit Committee, the CG&N Committee, the EHS&S Committee and the HR&C Committee

common shares	The common shares of Agrium Inc.

Compensation Peer Group	The comparator group used in the determination of compensation for the Chief Executive Officer, Chief Financial Officer, and other NEOs as described under “Section Six: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — Compensation Peer Group”

CSA	The Canadian Securities Administrators

CSA Rules	The rules of the Canadian Securities Administrators relating to governance practices and audit committees, including NP 58-201, NI 58-101 and NI 52-110

DB SERPs	Agrium’s Defined Benefit Supplemental Executive Retirement Plans for Designated Executives

DC Plans	Agrium’s Registered Defined Contribution Plan for Canadian-based executives and Agrium’s 401(k) Savings Plan for U.S.-based executives

DC Plan Earnings Limit	Eligible base salary is limited each year to the earnings level that generates the maximum annual contribution that can be made to the DC Plan in accordance with the Income Tax Act (Canada)

Dividends paid as a percent of free cash flow	Dividends paid divided by free cash flow, a non-IFRS financial measure

DSU Plan	The Directors’ Consolidated Deferred Share Unit Plan

DSUs	Deferred Share Units

EBITDA	Earnings (loss) from continuing operations before finance costs, income taxes, depreciation and amortization, a non-IFRS financial measure

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SCHEDULE A CERTAIN DEFINITIONS

EDGAR	Electronic Data Gathering, Analysis, and Retrieval system www.sec.gov/edgar.shtml

EHS&S Committee	Environment, Health, Safety & Security Committee

Excess Earnings	Earnings used to determine DB SERP

Final Average Earnings	The formula for benefits on retirement under the U.S. non-contributory defined benefit retirement plan

Free Cash Flow	Cash provided by operating activities less sustaining capital expenditures, a non-IFRS financial measure

Free Cash Flow per Share, or FCF/share	Free Cash Flow, a non-IFRS financial measure, divided by the diluted weighted average number of shares

HR&C Committee	Human Resources & Compensation Committee

IFRS	International Financial Reporting Standards

KPIs	Key Performance Indicators

MD&A	Management’s Discussion & Analysis

meeting	The Annual Meeting of shareholders to be held on Wednesday, May 4, 2016, or any adjournment or postponement thereof

NEOs	Named Executive Officers for 2015, being the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers of the Corporation

NGOs	Non-governmental organizations

NI 52-110	National Instrument 52-110 — Audit Committees

NI 58-101	National Instrument 58-101 — Disclosure of Corporate Governance Practices

NI 62-104	National Instrument 62-104 — Take-Over Bids and Issuer Bids (proposed to come into effect on or about May 9, 2016)

notice of meeting	The notice of meeting accompanying the circular

NP 58-201	National Policy 58-201 — Corporate Governance Guidelines

NYSE	New York Stock Exchange

NYSE Listing Standards	NYSE corporate governance requirements as set out in the NYSE’s Listed Company Manual

Option Granting Policy	Agrium’s Policy on granting Stock Options and SARs

PSU Peer Group	The comparator group used to determine the performance vesting of the TSR component of PSUs granted under the PSU/RSU Plan, as described under “Section Six: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — PSU Peer Group”

PSU/RSU Plan	Agrium’s Consolidated Performance Share Unit and Restricted Share Unit Plan

PSUs	Performance Share Units awarded under the PSU/RSU Plan

Record Date	March 9, 2016

RSUs	Restricted Share Units awarded under the PSU/RSU Plan

SAR Plan	Agrium’s Amended and Restated Stock Appreciation Rights Plan

SARs	Stock Appreciation Rights awarded under the SAR Plan

SEDAR	System for Electronic Document Analysis and Retrieval www.sedar.com

Stock Option Plan	Agrium’s Amended and Restated Stock Option / Tandem Stock Appreciation Rights Plan

Stock Options	Stock Options, including, prior to January 1, 2015, Tandem Stock Appreciation Rights (TSARs), awarded under the Stock Option Plan

Total Shareholder Return, or TSR	Total shareholder return

TSX	Toronto Stock Exchange

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SCHEDULE B LEGAL ADVISORIES

Schedule B — Legal Advisories

Forward-Looking Statements Advisory

Certain statements and other information included in this circular constitute “forward-looking information” or “financial outlook” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, “forward-looking statements”). Forward-looking statements are typically identified by the words “believe”, “expect”, “estimate”, “would” and other similar expressions. All statements in this document other than those relating to historical information or current conditions are forward-looking statements, including, but not limited to, statements as to our expectations, estimates and analysis with respect to: our future earnings and our continued focus on growth in returns to shareholders; that we will continue to streamline our structure, costs and working capital and the expected benefits of such efforts and the timing thereof; our expectations with respect to our expansion projects, the scope, costs and timing of completion of such projects, and the impact of such projects on our operations and production; our expectation respecting performance of our business units and our continued focus on financial targets; our expectations respecting the effect of our executive compensation program and our plans and expectations respecting our compensation-related plans and focus for 2016; and our assessment that there are no significant risks related to our compensation policies or practices that are likely to have a material adverse effect on Agrium. Readers are cautioned not to place undue reliance on forward-looking statements, which involve known and unknown material risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.

Forward-looking statements in this circular are intended to provide shareholders with information regarding Agrium, including our assessment of future financial plans and outlook, and may not be appropriate for other purposes. Further, the forward-looking statements included in this circular are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Refer to the discussion under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements” in the 2015 MD&A, with respect to the material assumptions and risks associated with the forward-looking statements.

By their nature, forward-looking statements are subject to various risks and uncertainties which could cause Agrium’s anticipated results and experience to differ materially from the anticipated results or expectations expressed. The key risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include risks set forth in our Annual Information Form under the heading “Risk Factors” and the risks set forth in the 2015 MD&A under the heading “Enterprise Risk Management – Material Business Risks” and under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements”. Additional information and other risk factors respecting the business and operations of Agrium are detailed from time to time in Agrium reports filed with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission. The 2015 MD&A and our Annual Information Form are available on our website at www.agrium.com and have been filed with the CSA under Agrium’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar.shtml. Upon request, we will promptly provide a copy of our Annual Information Form or the 2015 MD&A to an Agrium shareholder, free of charge.

Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this circular as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

IFRS Advisory

Historical financial information relating to Agrium for 2015, 2014 and 2013 presented and discussed in this circular is prepared in accordance with IFRS as issued by the International Accounting Standards Board.

Non-IFRS Financial Measures Advisory

Certain financial measures used in this circular, including EBITDA, Wholesale EBITDA, Retail EBITDA, non-cash working capital to sales, free cash flow, free cash flow per share, dividends paid as a percent of free cash flow, cash cost of product manufactured, and cash operating coverage ratio are not prescribed by, and do not have standardized meaning under, IFRS. Our method of calculation of the non-IFRS financial measures may not be directly comparable to that of other companies. We consider these non-IFRS financial measures to provide useful information to both Management and investors in measuring our financial performance and financial condition. In addition, certain of these non-IFRS financial measures are used for measuring performance and setting executive compensation. These non-IFRS financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with IFRS. For a discussion of how these non-IFRS financial measures are calculated and their usefulness to users, including Management, as well as for a reconciliation of these non-IFRS financial measures to the most directly comparable measures calculated in accordance with IFRS, please refer to our 2015 MD&A under the heading “Non-IFRS Financial Measures”.

B1

SCHEDULE C BOARD OF DIRECTORS CHARTER

Schedule C — Board of Directors Charter

1.	Introduction

This Charter is intended to identify the specific responsibilities of the Board of Directors and thereby to enhance coordination and communication between the Board and management. The responsibilities identified here are to be carried out consistently with the principles stated in the Corporation’s Corporate Governance Guidelines and the Corporation’s Code of Business Conduct and Ethics. This Charter complements the Charters of the four Committees of the Board, as well as the respective Terms of Reference for the Board Chair, for the Committee Chairs, for Individual Directors, and for the Chief Executive Officer, all of which have been developed and approved by the Board.

2.	Duties and Responsibilities

(a)	Primary Responsibility and Plenary Authority. The primary responsibility of the Board is to supervise the management of the Corporation so as to foster the long-term success of the Corporation consistent with the Board’s responsibility to the shareholders to maximize shareholder value. The Board has plenary power. The Board has the power to delegate (subject to subsection 2(b) herein) its authority and duties to Committees of the Board or to individual members of the Board or to management as the Board considers appropriate. Any responsibility not delegated to management or a Committee of the Board or an individual member of the Board remains with the Board.

(b)	Operations of the Board. The Board operates by delegating certain of its authority, including spending authorizations, to management and by reserving certain powers to itself. The legal obligations of the Board are described in detail in Section 3. Subject to these legal obligations and to the Articles and By-Laws of the Corporation, the Board retains the responsibility for managing its own affairs, including:

(i)	planning its composition and size;

(ii)	determining independence of Board members;

(iii)	selecting its Chair;

(iv)	nominating candidates for election to the Board;

(v)	appointing Committees;

(vi)	determining Director compensation;

(vii)	periodically discussing matters of interest separate from and independent of any influence from management; and

(viii)	assessing the effectiveness of the Board, Committees and Directors in fulfilling their responsibilities.

(c)	Management and Human Resources. The Board has the responsibility to:

(i)	appoint the Chief Executive Officer, and provide advice and counsel to the Chief Executive Officer in the execution of the Chief Executive Officer’s duties;

(ii)	approve Terms of Reference for the Chief Executive Officer;

(iii)	evaluate the Chief Executive Officer’s performance at least annually against agreed upon written objectives and, with only independent members of the Board present, determine and approve the Chief Executive Officer’s compensation level based on this evaluation, taking into account the views and recommendations of the Human Resources & Compensation Committee;

(iv)	satisfy itself, to the extent feasible, as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers are creating a culture of integrity throughout the organization;

(v)	approve certain decisions relating to senior management, including the:

(A)	appointment and discharge of executive officers;

(B)	compensation and benefits for executive officers;

(C)	acceptance by the Chief Executive Officer of any outside directorships on public companies (other than non-profit organizations) or any significant public service commitments; and

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SCHEDULE C BOARD OF DIRECTORS CHARTER

(D)	employment, consulting, retirement and severance agreements, and other special arrangements proposed for executive officers;

(vi)	take reasonable steps to ensure that succession planning and management development programs are in place, including:

(A)	the succession plan for the Chief Executive Officer;

(B)	a succession planning program with respect to other senior management, including a program to train and develop management; and

(C)	criteria and processes for recognition, promotion, training, development, and appointment of senior management are consistent with the future leadership requirements of the Corporation;

(vii)	take reasonable steps to create opportunities to become acquainted with employees who have the potential to become members of senior management, including presentations to the Board by these employees, Director visits to their workplace, or interaction with them at social occasions; and

(viii)	approve certain matters relating to all employees, including:

(A)	the annual salary/incentive policies and programs for employees;

(B)	new benefit programs or material changes to existing programs;

(C)	material changes in retirement plans; and

(D)	material benefits granted to retiring employees outside of benefits received under approved retirement plans and other benefit programs.

(d)	Strategy and Plans. The Board has the responsibility to:

(i)	adopt a strategic planning process, and participate with management, at least annually, in the development of, and ultimately approve, the Corporation’s strategic plan, taking into account, among other things, the opportunities and risks of the Corporation’s business;

(ii)	approve the annual business plans that implement the strategic plan;

(iii)	approve annual capital and operating budgets that support the Corporation’s ability to meet its strategic objectives;

(iv)	approve the Corporation’s political donations policy;

(v)	approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Corporation;

(vi)	approve financial and operating objectives used in determining compensation if they are different from the strategic, capital or operating plans referred to above;

(vii)	approve material divestitures and acquisitions;

(viii)	monitor the Corporation’s progress towards its strategic objectives, and revise and alter its direction through management in light of changing circumstances; and

(ix)	review, at every regularly scheduled Board meeting if feasible, recent developments that may affect the Corporation’s strategy.

(e)	Financial and Corporate Issues. The Board has the responsibility to:

(i)	take reasonable steps to ensure the implementation and integrity of the Corporation’s internal control and management information systems;

(ii)	monitor operating and financial performance relative to budgets and objectives;

(iii)	review and approve the annual financial statements and notes, and related MD&A of financial condition and results of operations contained in the annual report, the annual information form, and the management proxy circular;

(iv)	review and approve the quarterly financial results and approve the release thereof by management;

(v)	declare dividends;

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SCHEDULE C BOARD OF DIRECTORS CHARTER

(vi)	approve financings, changes in authorized capital, issue and repurchase of shares, issue of debt securities, listing of shares and other securities, and related prospectuses and trust indentures;

(vii)	subject to confirmation by the shareholders of the Corporation at each annual meeting, appoint the external auditors for the Corporation and approve the auditors’ fees;

(viii)	approve banking resolutions and significant changes in banking relationships;

(ix)	approve appointments of, or material changes in relationships with, corporate trustees;

(x)	approve significant contracts, transactions, and other arrangements or commitments that may be expected to have a material impact on the Corporation; and

(xi)	approve the commencement or settlement of litigation that may be expected to have a material impact on the Corporation.

(f)	Business and Risk Management. The Board has the responsibility to:

(i)	take reasonable steps to ensure that management identifies and understands the principal risks of the Corporation’s business, implements appropriate systems to manage these risks and achieves a proper balance between risk and returns;

(ii)	receive, at least annually, reports from management on matters relating to, among others, ethical conduct, environmental management, and employee health and safety; and

(iii)	review corporate insurance.

(g)	Policies and Procedures. The Board has the responsibility to:

(i)	develop the Corporation’s approach to corporate governance, including the development of the Corporate Governance Guidelines;

(ii)	monitor compliance with the significant policies and procedures by which the Corporation is operated;

(iii)	direct management to ensure that the Corporation operates at all times within applicable laws and regulations; and

(iv)	review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

(h)	Compliance Reporting and Corporate Communications. The Board has the responsibility to:

(i)	adopt a communication or disclosure policy for the Corporation and take reasonable steps to ensure that the Corporation has in place effective communication processes with shareholders and other stakeholders and with financial, regulatory and other institutions and agencies as appropriate;

(ii)	approve interaction with shareholders on all items requiring shareholder approval;

(iii)	approve the content of the Corporation’s major communications to shareholders and the investing public, including any prospectuses that may be issued, and any significant information respecting the Corporation contained in any documents incorporated by reference in any such prospectuses;

(iv)	take reasonable steps to ensure that the financial performance of the Corporation is accurately and fairly reported to shareholders, other security holders and regulators on a timely and regular basis, and in accordance with generally accepted accounting principles;

(v)	take reasonable steps to oversee the timely reporting of any other developments that have a material impact on the Corporation; and

(vi)	report annually to shareholders on the Board’s stewardship for the preceding year (the Annual Report).

(i)	Access to Independent Directors. The Board of Directors has established a procedure by which security holders may provide feedback directly to the independent directors as a group, and by which any interested party may communicate directly with the Board Chair and the independent directors. Interested parties may contact the Board Chair and the other independent directors as a group by contacting the Board Chair by sending by regular mail (or other means of delivery) to the corporate headquarters address of the Corporation a sealed envelope marked “Private and Strictly Confidential – Attention: Chair of the Board of Directors of Agrium Inc.” Any such envelope shall be delivered unopened to the Board Chair.

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SCHEDULE C BOARD OF DIRECTORS CHARTER

(j)	Expectations and Responsibilities of Individual Directors. Each Director is responsible to provide constructive counsel to and oversight of management, consistent with a director’s statutory and fiduciary obligations to the Corporation. The specific expectations and responsibilities of individual directors are set out in the Individual Directors Terms of Reference which is attached as Appendix 1 and incorporated by reference herein. The Individual Director Terms of Reference complement the Charters for the Board of Directors and each of the four Committees of the Board, as well as the Terms of Reference for a Committee Chair and the Board Chair, all of which are available on the Corporation’s website under “Governance” at www.agrium.com.

3.	General Legal Obligations of the Board of Directors

(a)	Legal Matters. The Board has the responsibility to:

(i)	direct management to ensure legal requirements have been met, and documents and records have been properly prepared, approved and maintained;

(ii)	approve changes in the By-Laws and Articles of Incorporation, matters requiring shareholder approval, and agendas for shareholder meetings;

(iii)	approve the Corporation’s legal structure, name, logo, mission statement and vision statement; and

(iv)	perform such functions as it reserves to itself or which cannot, by law, be delegated to Committees of the Board or to an individual member of the Board or to management.

4.	Outside Consultants or Advisors

At the Corporation’s expense, the Board may retain, when it considers it necessary or desirable, outside consultants or advisors to advise the Board independently on any matter. The Board shall have the sole authority to retain and terminate any such consultants or advisors, including sole authority to review a consultant’s or advisor’s fees and other retention terms.

5.	Review of Board Charter

The Board shall assess the adequacy of this Charter annually and shall make any changes deemed necessary or appropriate.

6.	Non-Exhaustive List

The foregoing list of duties is not exhaustive, and the Board may, in addition, perform such other functions as may be necessary or appropriate in the circumstances for the performance of its responsibilities.

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APPENDIX 1 TO SCHEDULE C TERMS OF REFERENCE FOR INDIVIDUAL DIRECTORS

Appendix 1 to Schedule C — Terms of Reference for

Individual Directors

1.	Introduction

These Terms of Reference are intended to identify specific responsibilities of individual members of the Board of Directors and thereby to enhance coordination and communication within the Board as well as between the Board and management. The responsibilities identified here are to be carried out consistently with the principles stated in the Corporation’s Corporate Governance Guidelines and the Corporation’s Code of Business Conduct and Ethics. These Terms of Reference complement the Charters for the Board and for the four Committees of the Board, as well as the respective Terms of Reference for the Board Chair and for the Chief Executive Officer.

2.	Responsibilities of Corporate Stewardship

Each Director has the responsibility to:

(a)	advance the interests of the Corporation and the effectiveness of the Board by bringing his or her knowledge and experience to bear on the strategic and operational issues facing the Corporation;

(b)	exercise a director’s fiduciary obligations to shareholders and other stakeholders;

(c)	provide constructive counsel to and oversight of management;

(d)	preserve the confidentiality of non-public and proprietary information;

(e)	be available as a resource to management and the Board; and

(f)	demonstrate a willingness and availability for individual consultation with the Board Chair and the Chief Executive Officer.

3.	Responsibilities of Integrity and Loyalty

Each Director has the responsibility to:

(a)	comply with the Corporation’s Code of Business Conduct and Ethics;

(b)	disclose to the Corporate Secretary, prior to the beginning of his or her service on the Board, and promptly thereafter, all potential conflicts of interest, so that a course of action can be determined to resolve any such conflicts before any interest of the Corporation is jeopardized;

(c)	promptly inform the Corporate Secretary, upon undertaking any new significant interests or relationships not previously disclosed, of this change in potential conflicts of interest; and

(d)	disclose to the Board Chair, in advance of any Board vote or discussion, if the Board or a Committee of the Board is deliberating on a matter that may affect the Director’s interests or relationships outside the Corporation, so that consideration can be given to the Director’s abstention from discussion, abstention from voting, or other recusal.

4.	Responsibilities of Diligence

Each Director has the responsibility to:

(a)	prepare for each Board and Committee meeting by reading the reports and background materials provided for the meeting;

(b)	attend meetings of the Board and Committees of the Board of which the Director is a member, in person or by telephone, video conference, or other communication facilities that permit all persons participating in the meeting to communicate with each other, and make all reasonable efforts to attend the annual meeting of shareholders; and

(c)	as necessary and appropriate, communicate with the Chair and with the Chief Executive Officer between meetings, including to provide advance notice of the Director’s intention to introduce significant and previously unknown information at a Board meeting.

5.	Responsibilities of Effective Communication

Each Director has the responsibility to:

(a)	participate fully and frankly in the deliberations and discussions of the Board;

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APPENDIX 1 TO SCHEDULE C TERMS OF REFERENCE FOR INDIVIDUAL DIRECTORS

(b)	encourage free and open discussion of the Corporation’s affairs by the Board;

(c)	establish an effective, independent and respected presence and a collegial relationship with other Directors;

(d)	focus inquiries on issues related to strategy, policy, and results;

(e)	respect the Chief Executive Officer’s role as the chief spokesperson for the Corporation and participate in external communications only at the request of, with the approval of, and in coordination with, the Chief Executive Officer; and

(f)	indicate where appropriate, when conveying personal views in public, that his or her views are personal and do not represent the views of the Corporation or the Board.

6.	Responsibilities of Committee Work

Each Director has the responsibility to:

(a)	participate on Committees and become knowledgeable about the purpose and goals of each Committee; and

(b)	understand the process of Committee work, and the role of management and staff supporting the Committee.

7.	Responsibilities of Knowledge Acquisition

Each Director has the responsibility to:

(a)	become generally knowledgeable of the Corporation’s business and its industry;

(b)	participate in Director orientation and continuing education initiatives developed by the Corporation from time to time;

(c)	maintain an understanding of the regulatory, legislative, business, social and political environments within which the Corporation operates; and

(d)	become acquainted with the senior managers and high potential candidates of the Corporation, including by visiting them in their workplace.

8.	Personal Characteristics

Each Director should possess the following personal characteristics and competencies in order to be considered for initial and continuing Board membership:

(a)	demonstrated integrity and high ethical standards and an established reputation for honesty and ethical conduct;

(b)	career experience, business knowledge, and sound judgement relevant to the Corporation’s business purpose, financial responsibilities, and risk profile;

(c)	understanding of fiduciary duty;

(d)	communication, advocacy, and consensus-building skills;

(e)	experience and abilities that complement those of other Board members so as to enhance the Board’s effectiveness and performance; and

(f)	willingness to devote sufficient time and energies to the work of the Board and its Committees.

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SCHEDULE D HUMAN RESOURCES & COMPENSATION COMMITTEE WORK PLAN

Schedule D — Human Resources & Compensation

Committee Work Plan

Agenda Items	Q1	Q2	Q3	Q4	As Required
Compensation Programs and Design
Annual review and recommendation to the Board of Agrium’s philosophy, strategy and policies on executive compensation				✓
Review status of pension plan investment performance and administration		✓
Scheduled review of any anticipated changes to Agrium’s compensation plans or benefit programs			✓
Receive scheduled update on annual and long-term incentive plans			✓
Review U.S. retirement savings plans audits			✓
Review compensation peer group data				✓
Scheduled review of program and/or plan design changes for following fiscal year				✓
Review and approve new compensation plans and benefit programs and any material changes					✓
Chief Executive Officer Performance and Compensation
Review and approve proposed Chief Executive Officer performance goals and objectives for pending fiscal year				✓
Review the evaluation process for Chief Executive Officer in prior fiscal year and evaluate Chief Executive Officer performance in prior fiscal year	✓
Review Chief Executive Officer pay position relative to peer group	✓		✓

Recommend to the independent members of the Board for approval the Chief Executive Officer annual incentive compensation for pending fiscal year, base salary for current fiscal year and long-term equity incentive allocations

✓
Mid-year review of compensation against changes in 12 month trailing average foreign exchange rate			✓
Receive update on Chief Executive Officer goal achievement			✓	✓
Chief Executive Officer look-back/look-forward total take analysis (bi-annually)	✓
Senior Executive Performance and Compensation (other than Chief Executive Officer)
In consultation with the Chief Executive Officer, review and approve key performance indicators for senior executives for pending fiscal year	✓
Review and approve annual incentive pools for previous year’s performance	✓
Review pay positions relative to peer groups	✓		✓
Recommend to the Board for approval the senior executives’ annual incentive compensation for pending fiscal year, base salary for current fiscal year and long-term equity incentive allocations	✓
Mid-year review of compensation against changes in 12 month trailing average foreign exchange rate			✓
Receive update on achievement of key performance indicators and corporate performance goals		✓	✓	✓
General Compensation Matters
Approve budgets related to salary increases, payouts related to annual incentive programs and maturing PSU payouts	✓
Approve budgets related to current year PSU and RSU grants; as well as, Stock Option/SAR grants to all participants	✓
Monitor performance metrics, estimated payouts and dilution related to annual incentive and long-term incentive plans	✓	✓	✓	✓
Review and monitor compliance with senior executive equity ownership guidelines	✓			✓
Annual in camera session with Senior Vice President, Human Resources				✓
Annual review of compensation consultant independence and performance				✓
Annual review of termination and change in control benefits for senior officers				✓

Comprehensive review of trends in termination and change in control practices, senior executive contract provisions, and incremental and aggregate payments pursuant to officer contracts and corporate policies and programs

✓
Recommend appointment and compensation of new executive officers					✓
Succession Planning
Chief Executive Officer succession planning and development	✓	✓	✓	✓
Annual succession and development plan review for senior executives and Management		✓
Review organizational changes					✓
Miscellaneous
Review emerging issues and trends related to executive compensation		✓
Assess the HR literacy, and financial literacy and financial expertise of the members of the HR&C Committee	✓

Annual assessment of whether Agrium’s executive compensation plans, policies, programs and specific arrangements for senior executives aligns with the Corporation’s executive compensation philosophy, strategy and principles, taking into account Agrium’s risk profile

✓
Review Agrium compensation program to ensure the programs do not motivate excessive or inappropriate risk taking	✓
Review and approve CD&A and compensation disclosure for inclusion in management proxy circular	✓
Annual review of HR&C Committee Charter	✓

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SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

Schedule E — Summary of 2016 Shareholder Rights Plan

This is a summary of the Amended and Restated Shareholder Rights Plan Agreement (the “2016 Rights Plan”) to be dated as of May 4, 2016 between Agrium Inc. and CST Trust Company, as rights agent (the “Rights Agent”). This summary is qualified in its entirety by, and is subject to, the full text of the 2016 Rights Plan. A complete copy of the 2016 Rights Plan is available upon request. Shareholders wishing to receive a copy of the 2016 Rights Plan should make their request by telephone at (403) 225-7000, by email at corporatesecretary@agrium.com. or by mail to Agrium Inc., at 13131 Lake Fraser Drive S.E., Calgary, Alberta, Canada T2J 7E8, Attention: Corporate Secretary. All capitalized terms where used in this summary without definition have the meanings attributed to them in the 2016 Rights Plan.

(a)	Issuance of Rights

Under the 2016 Rights Plan, the issuance of one Common Share purchase right (a “Right”) for each Common Share outstanding at the “Record Time” of 5:00 p.m. (Calgary time) on the “Effective Date” of May 12, 2010, which is the date on which shareholders approved an Amended and Restated Shareholder Rights Plan Agreement dated as of May 12, 2010 (which was amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of April 9, 2013 (the “2013 Rights Plan”)), and for each “Voting Share” (which includes Common Shares and any other shares in or interests of the Corporation entitled to vote generally in the election of directors) issued after the Effective Date and prior to the Separation Time, and the Corporation’s authority to continue issuing one new Right for each Voting Share issued after the Record Time and prior to the Separation Time (subject to the earlier termination or expiration of the Rights as set out in the 2016 Rights Plan), is reconfirmed, ratified and approved on the terms set out in the 2016 Rights Plan.

(b)	Exercise Price

Until the Separation Time, the “Exercise Price” of each Right is three times the Market Price, from time to time, of the Common Shares. From and after the Separation Time, the Exercise Price is three times the Market Price, as at the Separation Time, per Common Share. In each case, the Exercise Price is subject to adjustment and certain anti-dilution provisions.

(c)	Term

The 2016 Rights Plan will amend and restate the 2013 Rights Plan on the terms set out in the 2016 Rights Plan, effective immediately upon approval of the Rights Plan Resolution, and will expire at the time and on the date that the annual meeting of shareholders to be held in 2019 terminates, subject to earlier termination or expiration of the Rights as set out in the 2016 Rights Plan. Notwithstanding the foregoing, if the 2016 Rights Plan is not approved at the meeting, the 2013 Rights Plan and the outstanding Rights will terminate, and the 2016 Rights Plan will not take effect.

(d)	Trading of Rights

Until the Separation Time, the Rights will be evidenced by the certificates representing the associated Voting Shares and will be transferable only together with the associated Voting Shares. After the Separation Time, separate certificates evidencing the Rights will be mailed to holders of record of Voting Shares as of the Separation Time and to holders of Voting Shares issued on conversion of Convertible Securities after the Separation Time and prior to the Expiration Time promptly after such conversion (other than to any shareholder or group of shareholders making a take-over bid), representing the number of Rights held by such holders at the Separation Time or at the time of conversion, as applicable, and such separate Rights certificates alone will evidence the Rights. The Rights will be listed on the Toronto Stock Exchange and the New York Stock Exchange, subject to the Corporation complying with the requirements of each exchange.

(e)	Separation Time

The Rights are not exercisable and do not trade separately from their associated Voting Shares until the “Separation Time”. The “Separation Time” is the close of business on the tenth trading day after the earliest of:

(i)	the Stock Acquisition Date, which is the first date of public announcement of facts indicating that a person has become an Acquiring Person;

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SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

(ii)	the date of the commencement of, or first public announcement of, the current intention of any person (other than the Corporation or any subsidiary of the Corporation) to commence, a take-over bid (other than a Permitted Bid or a Competing Permitted Bid); and

(iii)	the date upon which a Permitted Bid or a Competing Permitted Bid ceases to be one.

The Separation Time can also be such later date as may from time to time be determined by the Board of Directors.

(f)	Acquiring Person

An “Acquiring Person” is a person who is the Beneficial Owner (as defined below) of 20% or more of the then outstanding Voting Shares. Excluded from the definition of Acquiring Person are the Corporation and its subsidiaries and any person who becomes the Beneficial Owner of 20% or more of the then outstanding Voting Shares as a result of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Pro Rata Acquisition. In general:

(i)	a “Voting Share Reduction” means an acquisition or a redemption by the Corporation of Voting Shares and/or Convertible Securities of a class or series which, by reducing the number of outstanding Voting Shares and/or Convertible Securities, increases the percentage of Voting Shares Beneficially Owned by any person;

(ii)	a “Permitted Bid Acquisition” means an acquisition of Voting Shares and/or Convertible Securities made pursuant to a Permitted Bid or a Competing Permitted Bid;

(iii)	an “Exempt Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities:

(A)	in respect of which the Board of Directors has waived the application of the 2016 Rights Plan;

(B)	pursuant to a dividend reinvestment plan;

(C)	made as an intermediate step in a series of related transactions in connection with an acquisition by the Corporation or its subsidiaries of a person or assets, provided that the person who acquires such common shares distributes or is deemed to distribute such common shares to its securityholders within ten business days of the completion of such acquisition, and following such distribution no person has become the Beneficial Owner of 20% or more of the Corporation’s then outstanding Voting Shares;

(D)	pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Corporation:

(1)	to the public pursuant to a prospectus; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares so offered than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such distribution, or

(2)	by way of a private placement; provided that, among other things, such person does not thereby become the Beneficial Owner of Voting Shares equal in number to more than 25% of the Voting Shares outstanding immediately prior to the private placement and, in making this determination, the securities to be issued to such person on the private placement shall be deemed to be held by such person but shall not be included in the aggregate number of Voting Shares outstanding immediately prior to the private placement; or

(E)	pursuant to an amalgamation, merger, arrangement, business combination or other similar transaction (statutory or otherwise) that is conditional upon the approval of the shareholders of the Corporation to be obtained prior to such person acquiring such securities;

(iv)	a “Convertible Security Acquisition” means an acquisition of Voting Shares by a person upon the purchase, exercise, conversion or exchange of Convertible Securities acquired or received by such person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition; and

(v)	a “Pro Rata Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities as a result of a stock dividend, a stock split or a rights offering issued on the same pro rata basis to all the holders of Voting Shares and/or Convertible Securities of the same class or series; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such acquisition.

Also excluded from the definition of Acquiring Person are underwriters or banking or selling group members acting in connection with a distribution of securities and any “Grandfathered Person” (generally, any person who is the

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SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

Beneficial Owner of 20% or more of the then outstanding Voting Shares as at 5:00 p.m. (Calgary time) on May 4, 2016, being the date of the meeting). To the Corporation’s knowledge, there are no Grandfathered Persons.

(g)	Beneficial Ownership

In general, a person is deemed to “Beneficially Own” securities actually held by others in circumstances where those holdings are or should be grouped together for purposes of the 2016 Rights Plan. Included are holdings by the person’s “Affiliates” (generally, a person that controls, is controlled by, or is under common control with a specified person) and “Associates” (generally, relatives sharing the same residence). Also included are securities that the person or any of the person’s Affiliates or Associates has the right to acquire within 60 days (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pursuant to pledges of securities in the ordinary course of business or agreements between the Corporation and any person relating to an amalgamation, merger, arrangement, business combination or other similar transaction (statutory or otherwise) that is conditional upon the approval of the shareholders of the Corporation to be obtained prior to such person acquiring such securities).

A person is also deemed to Beneficially Own any securities that are Beneficially Owned (as described above) by any other person with which, and in respect of which security, such person is acting jointly or in concert. A person is acting jointly or in concert with any other person who is a party to an agreement, commitment, arrangement or understanding with the first person for the purpose of acquiring or offering to acquire Voting Shares and/or Convertible Securities.

(h)	Exclusions from the Definition of Beneficial Ownership

The definition of “Beneficial Ownership” contains several exclusions whereby a person is not considered to Beneficially Own a security. There are exemptions from the deemed Beneficial Ownership provisions for institutional shareholders acting in the ordinary course of business and the performance of their duties. These exemptions apply to:

(i)	an investment manager (“Manager”) which holds securities in the performance of the Manager’s duties for the account of any other person (a “Client”);

(ii)	a licensed trust company (“Trust Company”) acting as trustee or administrator or in a similar capacity for the estates of deceased or incompetent persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”);

(iii)	a person established by statute (a “Statutory Body”), the ordinary business or activity of which includes the management of investment funds for employee benefit plans, retirement plans and insurance plans (other than insurance plans administered by insurance companies) of various public bodies; and

(iv)	the administrator (“Administrator”) of one or more pension funds or plans (a “Plan”) registered under applicable law.

The foregoing exemptions apply only so long as the Manager, Trust Company, Administrator or Plan is not then making or has not then publicly announced an intention to make a take-over bid, other than pursuant to a distribution by the Corporation or by means of ordinary market transactions. Also, a person will not be deemed to “Beneficially Own” a security because such person:

(A)	is a Client of the same Manager, an Estate Account or an Other Account of the same Trust Company, or a Plan with the same Administrator as another person or Plan on whose account the Manager, Trust Company or Administrator, as the case may be, holds such security; or

(B)	is a Client of a Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Manager, Trust Company, or Administrator of the Plan, as the case may be.

A person will not be deemed to “Beneficially Own” any securities that are the subject of a Permitted Lock-Up Agreement. A “Permitted Lock-Up Agreement” is an agreement (the “Lock-Up Agreement”) between a person and one or more holders of Voting Shares and/or Convertible Securities (each a “Locked-Up Person”) pursuant to which such Locked-Up Person agrees to deposit or tender Voting Shares and/or Convertible Securities to a take-over bid (the “Lock-Up Bid”) made or to be made by the person or any of such person’s Affiliates or Associates or any other person with which, and in respect of which security, such person is acting jointly or in concert, provided that:

(i)

the terms of such Lock-Up Agreement are publicly disclosed and a copy is made available to the public (including the Corporation) not later than the date of the Lock-Up Bid or, if the Lock-Up Bid has been made prior

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SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

to the date on which such Lock-Up Agreement is entered into, not later than the date of such Lock-Up Agreement (or, if such date is not a business day, on the business day next following such date);

(ii)	the Lock-Up Agreement permits such Locked-Up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities from the Lock-Up Bid, and to terminate any obligation with respect to the voting of such securities, in order to deposit or tender such securities to another take-over bid or to support another transaction:

(A)	where the price or value of the consideration per Voting Share or Convertible Security offered under such other take-over bid or transaction:

(1)	exceeds the price or value of the consideration per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(2)	exceeds by as much as or more than a specified amount (the “Specified Amount”) the price or value of the consideration per Voting Share or Convertible Security at which the Locked-Up Person has agreed to deposit or tender Voting Shares and/or Convertible Securities to the Lock-Up Bid, provided that such Specified Amount is not greater than 7% of the price or value of the consideration per Voting Share or Convertible Security offered under the Lock-Up Bid; and

(B)	if the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid is less than 100% of the Voting Shares or Convertible Securities held by Independent Shareholders (generally, any shareholder other than a person or group who has acquired or is trying to acquire 20% or more of the Voting Shares) where the price or value of the consideration per Voting Share or Convertible Security offered under such other take-over bid or transaction is not less than the price or value of the consideration per Voting Share or Convertible Security offered under the Lock-Up Bid and the number of Voting Shares and/or Convertible Securities to be purchased under such other take-over bid or transaction:

(1)	exceeds the number of Voting Shares or Convertible Securities that the Offeror has offered to purchase under the Lock-Up Bid; or

(2)	exceeds by as much as or more than a specified number (the “Specified Number”) the number of Voting Shares or Convertible Securities that the Offeror has offered to purchase under the Lock-Up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares or Convertible Securities offered under the Lock-Up Bid;

and for greater certainty, such Lock-Up Agreement may contain a right of first refusal or require a period of delay to give the Offeror under the Lock-Up Bid an opportunity to match the higher price, value or number in such other take-over bid or transaction, or other similar limitation on a Locked-Up Person’s right to withdraw Voting Shares from the Lock-Up Agreement, so long as the limitation does not preclude the exercise by the Locked-Up Person of the right to withdraw Voting Shares and/or Convertible Securities in sufficient time to deposit or tender to the other take-over bid or support the other transaction; and

(iii)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value of the consideration payable under the Lock-Up Bid to a Locked-Up Person; and

(B)	50% of the amount by which the price or value of the consideration payable under another takeover bid or other transaction to a Locked-Up Person exceeds the price or value of the consideration that such Locked-Up Person would have received under the Lock-Up Bid, shall be payable by a Locked-Up Person pursuant to the Lock-Up Agreement in the event that the Locked-Up Bid is not successfully concluded or if any Locked-Up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-Up Bid or withdraws Voting Shares and/or Convertible Securities previously deposited or tendered thereto in order to deposit or tender to another take-over bid or support another transaction.

(i)	Flip-In Event

A “Flip-In Event” occurs when any person becomes an Acquiring Person. If a Flip-In Event occurs prior to the Expiration Time that has not been waived by the Board (see “Waiver”, below), each Right (except for Rights

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SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or any person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person, or a transferee of any such person, which Rights will become null and void) shall constitute the right to purchase from the Corporation, on exercise thereof in accordance with the terms thereof, Common Shares having an aggregate Market Price equal to twice the Exercise Price, for an amount in cash equal to the Exercise Price, subject to anti-dilution adjustments.

By way of example, if at the time a rights plan is triggered the Market Price of the Common Shares is $100 and the Exercise Price is $300, if the 2016 Rights Plan is triggered, an eligible holder of a Right would be entitled to receive, upon payment of $300, a number of Common Shares as have a total Market Price equal to $600, that is, 6 common shares. This represents a 50% discount of the Market Price.

(j)	Permitted Bid and Competing Permitted Bid

A take-over bid will not trigger a Flip-In Event if it is a Permitted Bid or Competing Permitted Bid. A “Permitted Bid” is a take-over bid made by an Offeror by way of a take-over bid circular to all holders of Voting Shares on the books of the Corporation (other than the Offeror) and which complies with the following additional provisions:

(i)	no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the take-over bid:

(A)	prior to the close of business on a date that is not less than 105 days (increased from 60 days to take into account NI 62-104) following the date of the take-over bid or such shorter minimum period that a take-over bid (that is not exempt from any of the requirements of Division 5 (Bid Mechanics) of
NI 62-104) must remain open for deposits of securities thereunder, in the applicable circumstances at such time, pursuant to NI 62-104; and

(B)	then only if outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders representing more than 50% of the aggregate of:

(1)	then outstanding Voting Shares; and

(2)	Voting Shares issuable upon the exercise of Convertible Securities,

have been deposited or tendered and not withdrawn;

(ii)	unless the take-over bid is withdrawn, Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to the take-over bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities and all Voting Shares and/or Convertible Securities deposited or tendered pursuant to the take-over bid may be withdrawn at any time prior to the close of business on such date; and

(iii)	in the event that (i)(B) is satisfied as at the date of first take-up or payment for Voting Shares and/or Convertible Securities under the take-over bid, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than ten days from the date of such public announcement.

A Competing Permitted Bid is a take-over bid that is made after a Permitted Bid has been made but prior to its expiry, termination or withdrawal and that satisfies all the requirements of a Permitted Bid as described above, except that no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the take-over bid prior to the close of business on the last day of the minimum initial deposit period that such take-over bid must remain open for deposits of securities thereunder pursuant to NI 62-104 after the date of the take-over bid constituting the Competing Permitted Bid.

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators proposed to come into force on or about May 9, 2016. If NI 62-104 does not come into force, reference shall be made to Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids (which is expected to be superseded by NI 62-104).

(k)	Redemption

The Rights may be redeemed in certain circumstances:

(i)

Redemption of Rights on Approval of Holders of Voting Shares and Rights. The Board of Directors acting in good faith may, with the prior approval of the holders of Voting Shares or Rights, at any time prior to the occurrence of

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SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

a Flip-In Event that has not been waived, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.00001 per Right (the “Redemption Price”), subject to adjustment for anti-dilution as provided in the 2016 Rights Plan.

If such redemption of Rights is proposed at any time prior to the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Voting Shares. Such approval shall be deemed to have been given if the redemption or waiver is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders.

If such redemption of Rights is proposed at any time after the Separation Time, such redemption shall be submitted for approval to the holders of Rights. Such approval shall be deemed to have been given if the redemption is approved by holders of Rights by a majority of the votes cast by the holders of Rights (other than Rights which are Beneficially Owned by any person who would not qualify as an Independent Shareholder).

(ii)	Deemed Redemption. If a person who has made a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition in respect of which the Board of Directors has waived or has been deemed to have waived the application of the 2016 Rights Plan consummates the acquisition of the Voting Shares and/or Convertible Securities, the Board of Directors shall be deemed to have elected to redeem the Rights for the Redemption Price.

(iii)	Redemption of Rights on Withdrawal or Termination of Bid. Where a take-over bid that is not a Permitted Bid Acquisition expires, is withdrawn or otherwise terminates after the Separation Time and prior to the occurrence of a Flip-In Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being so redeemed, all the provisions of the 2016 Rights Plan shall continue to apply as if the Separation Time had not occurred and Rights Certificates had not been mailed, and the Separation Time shall be deemed not to have occurred and Rights shall remain attached to the outstanding Voting Shares.

The Corporation shall not be obligated to make a payment of the Redemption Price to any holder of Rights unless the holder is entitled to receive at least $1.00 in respect of all Rights held by such holder.

(l)	Waiver

The Board of Directors may waive the application of the 2016 Rights Plan in certain circumstances:

(i)	Discretionary Waiver respecting Acquisition not by Take-over Bid Circular. The Board of Directors acting in good faith may, with the prior approval of the holders of Voting Shares, at any time prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares and/or Convertible Securities otherwise than pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares or by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, waive the application of the 2016 Rights Plan to such Flip-In Event. If the Board of Directors proposes such a waiver it shall extend the Separation Time to a date subsequent to the meeting of shareholders but not more than ten business days thereafter.

If such waiver of Rights is proposed at any time prior to the Separation Time, such waiver shall be submitted for approval to the holders of Voting Shares. Such approval shall be deemed to have been given if the waiver is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders.

If such waiver of Rights is proposed at any time after the Separation Time, such waiver shall be submitted for approval to the holders of Rights. Such approval shall be deemed to have been given if the waiver is approved by holders of Rights by a majority of the votes cast by the holders of Rights (other than Rights which are Beneficially Owned by any Person who would not qualify as an Independent Shareholder).

(ii)	Discretionary Waiver respecting Acquisition by Take-over Circular and Mandatory Waiver of Concurrent Bids. The Board may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares, waive the application of the 2016 Rights Plan to such a Flip-In Event, provided that if the Board of Directors waives the application of the 2016 Rights Plan to such a Flip-In Event, the Board of Directors shall be deemed to have waived the application of the 2016 Rights Plan in respect of any other Flip-In Event occurring by reason of any take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares prior to the expiry of the take-over bid for which a waiver is, or is deemed to have been, granted.

E6

SCHEDULE E SUMMARY OF 2016 SHAREHOLDER RIGHTS PLAN

(iii)	Waiver of Inadvertent Acquisition. The Board may waive the application of the 2016 Rights Plan in respect of the occurrence of any Flip-In Event if:

(A)	the Board of Directors has determined that a person became an Acquiring Person under the 2016 Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and

(B)	the Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver the person is no longer an Acquiring Person.

(m)	Anti-Dilution Adjustments

The Exercise Price of a Right, the number and kind of shares subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

(i)	if there is a dividend payable in Voting Shares or Convertible Securities (other than pursuant to any dividend reinvestment program) on the Common Shares, or a subdivision or consolidation of the Common Shares, or an issuance of Voting Shares or Convertible Securities in respect of, in lieu of, or in exchange for Common Shares; or

(ii)	if the Corporation fixes a record date for the distribution to all holders of Common Shares of certain rights, options or warrants to acquire Common Shares or Convertible Securities, or for the making of a distribution to all holders of Voting Shares of evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in Common Shares) or rights or warrants.

(n)	Supplements and Amendments

The Corporation may, by resolution of the Board acting in good faith, make changes to the 2016 Rights Plan prior to or after the Separation Time to correct any clerical or typographical error or to maintain the validity of the 2016 Rights Plan as a result of any change in any applicable legislation, rules or regulations. The Corporation may also, by resolution of the Board acting in good faith, make changes to the 2016 Rights Plan prior to the meeting.

The Corporation may, with the approval of the holders of Voting Shares, at any time prior to the Separation Time, make changes to the 2016 Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such approval shall be deemed to have been given if the change is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders.

The Corporation may, with the approval of the holders of Rights, at any time after the Separation Time, make changes to the 2016 Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such approval shall be deemed to have been given if the change is approved by holders of Rights by a majority of the votes cast by the holders of Rights (other than Rights which are Beneficially Owned by any person who would not qualify as an Independent Shareholder).

E7

SCHEDULE F PSU/RSU PLAN

Schedule F PSU/RSU Plan

Effective January 1, 2015, the PSU/RSU Plan consolidated, amended and restated its predecessor plans, being the Canadian PSU Plan and the U.S. PSU Plan, and introduced RSUs. The following provisions apply in the event that the participant ceases to be entitled to participate in the PSU/RSU Plan:

Circumstances Involving Cessation of Entitlement to Participate
PSUs
Retirement Age 60 or Older	• PSUs continue to vest and are settled and paid at the end of the applicable performance period(s).
Retirement Age 55 to 59

•   The PSU holder is entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the applicable performance period(s) for the PSUs held, prorated to reflect the actual period between the commencement of each performance period and the retirement date, based on actual performance of the applicable performance metric(s) for each performance period.

Termination Without Cause (including Constructive Dismissal) – No Change in Control

•   The PSU holder shall be entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the performance period(s) for the PSUs held, prorated to reflect the actual period between the commencement of each performance period and the severance date, based on actual performance of the applicable performance metric(s) for each applicable performance period.

Change in Control

•   PSUs do not vest on change in control unless:

•    the successor company fails to continue or substitute the PSUs, in which case the PSU holder is entitled to a lump sum payment equal to the market value of vested PSUs held by the PSU holder in their account as of the date of the change in control, with immediate full vesting of 100% of their PSUs as of such date (unless otherwise determined by the Board); or

•    the PSUs are continued or substituted and the PSU holder is terminated without cause within two years following the change in control, in which case the PSU holder is entitled to a lump sum payment equal to the market value of vested PSUs held by the PSU holder in their account as of the termination date, with immediate full vesting of 100% of their PSUs as of such date (unless otherwise determined by the Board).

•    The Board has the authority, in connection with a change in control transaction, to accelerate vesting in order to permit PSU holders to redeem all of their PSUs for a lump sum payment equal to the market value of vested PSUs held by the PSU holder in their account as of the date of the change in control, with immediate full vesting of 100% of their PSUs as of such date (unless otherwise determined by the Board).

F1

SCHEDULE F PSU/RSU PLAN

RSUs
Retirement Age 60 or Older	• RSUs continue to vest and are settled and paid at the end of the restricted period(s).
Retirement Age 55 to 59

•   The RSU holder is entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the restricted period(s) for the RSUs held, prorated to reflect the actual period between the commencement of each restricted period and the retirement date.

Termination Without Cause (including Constructive Dismissal) – No Change in Control

•   The RSU holder shall be entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the restricted period(s) for the RSUs held, prorated to reflect the actual period between the commencement of each restricted period and the severance date.

Change in Control

•   RSUs do not vest on change in control unless:

•    the successor company fails to continue or substitute the RSUs, in which case the RSU holder is entitled to a lump sum payment equal to the market value of vested RSUs held by the RSU holder in their account as of the date of the change in control, with immediate full vesting of 100% of their RSUs as of such date (unless otherwise determined by the Board); or

•    the RSUs are continued or substituted and the RSU holder is terminated without cause within two years following the change in control, in which case the RSU holder is entitled to a lump sum payment equal to the market value of vested RSUs held by the RSU holder in their account as of the termination date, with immediate full vesting of 100% of their RSUs as of such date (unless otherwise determined by the Board).

•    The Board has the authority, in connection with a change in control transaction, to accelerate vesting in order to permit RSU holders to redeem all of their RSUs for a lump sum payment equal to the market value of vested RSUs held by the RSU holder in their account as of the date of the change in control, with immediate full vesting of 100% of their RSUs as of such date (unless otherwise determined by the Board).

PSUs granted to U.S. employees under the U.S. PSU Plan in 2013 and 2014 continue to be outstanding under that plan. The provisions of the U.S. PSU Plan are materially the same as the provisions that apply to PSUs under the PSU/RSU Plan.

F2

SCHEDULE G STOCK OPTION / TANDEM SAR PLAN

Schedule G — Stock Option / Tandem SAR Plan

Stock Option Plan

Stock Options (which include Stock Options with TSARs if the Stock Option was granted on or before December 31, 2014) are issued to executives and senior leaders in Canada. Stock Options with TSARs give the holder a right to receive, on exercise, a Stock Option or a TSAR. If the TSAR is exercised the participant receives a cash amount (less withholdings) equal to the appreciation in value of the underlying common shares between the day of grant and the day of exercise. If the Stock Option is exercised, the participant has the right to purchase the share at the exercise price set at the time of grant. In 2015, 11 employees received Stock Option grants.

The following section presents prescribed disclosure concerning the Stock Option Plan in the form adopted by the Board, as required under Form 51-102F5 – Information Circular and TSX Company Manual Section 613 – Security-Based Compensation Arrangements. The Stock Option Plan is the Corporation’s only compensation plan providing for the issuance of securities of the Corporation as compensation and is accordingly the only security-based compensation arrangement for purposes of TSX Company Manual Section 613:

Eligibility

•    Granted at the discretion of the Board.

•   Eligible participants include:

•    for Stock Options granted on or before December 31, 2014, any officer or employee;

•    for Stock Options granted on and after January 1, 2015, executive officers of Agrium Inc.; and

•    for Stock Options granted on and after January 1, 2016, executive officers of Agrium Inc. or certain other members of senior leadership.

•    Non-executive directors are not eligible. No Stock Options are held by non-executive directors.

Number of Securities Issuable and Issued as at the date of this circular

•    As at the date of this circular:

•    Plan Fixed Maximum – the total fixed maximum number of common shares issuable under the Stock Option Plan, including common shares that have been issued upon the exercise of Stock Options since inception of the Stock Option Plan, when combined with any other security-based compensation arrangement of the Corporation, is 18,650,625 common shares, representing 13.50% of the common shares outstanding;

•    Total Stock Options Exercised Since Plan Inception – a total of 11,773,957 Stock Options have been exercised under the Stock Option Plan since its inception in 1994, representing 8.52% of the common shares outstanding;

•   Number of Common Shares Underlying Outstanding Stock Options – the number of common shares issuable on the exercise of actual Stock Options that have been granted and remain outstanding under the Stock Option Plan is 2,187,617 common shares, representing in the aggregate 1.58% of the common shares outstanding; and

•    Number of Common Shares Available for Future Grants – the total number of common shares that are reserved for issuance upon the exercise of Stock Options and that remain available for future Stock Option grants under the Stock Option Plan, when combined with any other security-based compensation arrangement of the Corporation, is 4,689,051 common shares, representing 3.39% of the common shares outstanding.

Common shares underlying Stock Options that are not exercised or that are terminated on the exercise of TSARs are available for future Stock Option grants.

In 2015, 449,149 Stock Options were granted, representing 0.33% of common shares outstanding as at the date of this circular.

G1

SCHEDULE G STOCK OPTION / TANDEM SAR PLAN

Number of Securities Issuable and Issued as at December 31, 2015	Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (U.S.$) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	Equity Compensation plans approved by security holders	1,680,097	93.39	5,196,571
	Equity compensation plans not approved by security holders	N/A	N/A	N/A
	Total	1,680,097	93.39	5,196,571

Plan Limits

•   The maximum number of common shares in respect of which Stock Options have been granted to any one optionee pursuant to any security-based compensation arrangement of the Corporation and which remain outstanding shall not exceed 5% of the outstanding common shares as at the date of the grant of the Stock Option.

•    The maximum number of common shares which are issuable to insiders at any time pursuant to any security-based compensation arrangement of the Corporation shall not exceed 10% of the common shares as at the date of the grant of the Stock Option.

•   The maximum number of common shares which may be issued to insiders within a one-year period pursuant to any security-based compensation arrangement of the Corporation shall not exceed 10% of the outstanding common shares as at the date of the grant of the Stock Option.

•    The maximum number of common shares which may be issued to any one insider within a one-year period pursuant to any security-based compensation arrangement of the Corporation shall not exceed 5% of the outstanding common shares as at the date of the grant of the Stock Option.

Exercise Price

•   The Board can determine the exercise price. Where not determined, the exercise price will be the closing price on the NYSE in U.S. dollars on the last day preceding the date of grant.

•   In no circumstance may the exercise price be lower than the market price of the common shares on the date of the grant of the Stock Options.

Vesting	• Unless otherwise determined by the Board at the time of grant, Stock Options vest 25% on the first, second, third and fourth anniversaries of the date of grant.
Term	• Unless otherwise determined by the Board at the time of grant, Stock Options shall be exercisable for ten years from the date the Stock Options are granted.
Calculating Market Appreciation of SARs

•   Stock Options granted on or before December 31, 2014 may be granted with TSARs. The ability to grant TSARs with Stock Options was abolished effective January 1, 2015.

•    Where TSARs are exercised by the optionee, a cash amount (less withholdings) is payable to the optionee equal to the appreciation in value of the underlying common shares between the day of grant and the day of exercise. The amount payable on exercise of a TSAR is different for non-U.S. and U.S. taxpayers. For non-U.S. taxpayers, the amount payable is the highest price on the day of exercise. For U.S. taxpayers, the amount payable is the closing price on the day of exercise. On exercise of a TSAR, the related option is cancelled.

Ability to transform Stock Options to SARs	• Stock Options may not be transformed by the Corporation into TSARs involving the issuance of securities from treasury.
Circumstances Involving Cessation of Entitlement to Participate
For Stock Options Granted On or Before December 31, 2012
Mandatory Retirement Before Age 65	• Stock Options continue to vest in accordance with their terms and must be exercised by the earlier of the expiry date or four years following the date of mandatory retirement.
Retirement Age 60 or Older	• Stock Options continue to vest in accordance with their terms and must be exercised by their expiry date.

G2

SCHEDULE G STOCK OPTION / TANDEM SAR PLAN

Retirement Age 55 to 59 (with 20 years’ service)	• Stock Options continue to vest in accordance with their terms and must be exercised by the earlier of the expiry date or four years following the date of retirement.
Retirement Age 55 to 59 (without 20 years’ service)	• Stock Options continue to vest for 60 days post-retirement in accordance with their terms and must be exercised by the earlier of the expiry date or four years following the date of retirement.
Resignation

•   Stock Options continue to vest for 60 days following the date of resignation in accordance with their terms and must be exercised by the earlier of the expiry date or 60 days following the date of resignation.

Termination Without Cause (including Constructive Dismissal) – No Change in Control	• Stock Options vest on the date of termination in accordance with their terms and must be exercised by the earlier of the expiry date or one year following the end of the severance period.
Change in Control	• Stock Options vest at the time of the change in control and must be exercised by the earlier of the expiry date or any expiry date set by a resolution of the Board.
Termination with Cause or any Other Termination, other than upon a Change in Control

•   Unvested Stock Options continue to vest for 60 days following termination in accordance with their terms and must be exercised by the earlier of the expiry date or 60 days following the date of termination.

For Stock Options Granted On or After January 1, 2013
Retirement Age 60 or Older	• Stock Options continue to vest in accordance with their terms and must be exercised by their expiry date.
Retirement Age 55 to 59	• Unvested Stock Options as of the date of retirement are forfeited. • Vested Stock Options must be exercised by the earlier of the expiry date or five years following the date of retirement.
Resignation	• Unvested Stock Options as of the date of resignation are forfeited. • Vested Stock Options must be exercised by the earlier of the expiry date or 90 days following the date of resignation.
Termination Without Cause (including Constructive Dismissal) – No Change in Control

•   Unvested Stock Options continue to vest throughout the severance period.

•    Vested Stock Options must be exercised by the earlier of the expiry date or 90 days following the end of the severance period.

Change in Control

•   Stock Options do not vest on change in control unless:

•    the successor company fails to continue or substitute the Stock Options; or

•    the Stock Options are continued or substituted and the optionee is terminated without cause within two years following the change in control.

•    Vested Stock Options must be exercised by their expiry date.

Termination with Cause	• All vested and unvested Stock Options as of the date of termination are forfeited.

G3

SCHEDULE G STOCK OPTION / TANDEM SAR PLAN

Other Terms
Assignability

•   Stock Options are non-transferable and non-assignable except as follows: non-U.S. taxpayers may transfer a Stock Option to i) a spouse, ii) a trustee acting on behalf of the optionee, iii) a corporation, partnership or trust controlled by the optionee or by the optionee’s immediate family, iv) a legal representative controlled by the optionee or optionee’s spouse, or v) registered retirement vehicles of the optionee.

Amending Procedure

•   Subject to the restrictions below, the Board may amend, suspend, or discontinue the Plan, and amend or discontinue any Options granted under the Plan, at any time, provided that no such amendment may alter or impair any previously granted Option without the consent of the holder. Without limiting the foregoing, the Board can amend the Plan, and the terms of any Stock Option granted under the Plan, without obtaining shareholder approval, to:

•   amend the vesting provisions in circumstances involving the retirement, termination, death, or disability of optionees;

•   amend the provisions relating to a change in control;

•    amend the termination provisions (other than to extend the expiry date of the term (except as may be imposed by a trading blackout) in circumstances that would require shareholder approval, as described below);

•    amend the eligibility requirements of eligible participants which would have the potential of broadening insider participation (other than to include non-executive directors as eligible participants that would require shareholder approval, as described below);

•   add any form of financial assistance;

•    amend a financial assistance provision which is more favourable to eligible participants;

•    add a cashless exercise feature, payable in cash or securities, whether or not the feature provides for a full deduction of the number of underlying common shares from the reserved common shares;

•    add a deferred or restricted share unit or any other provision which results in eligible participants receiving securities while no cash consideration is received by the Corporation; or

•    make other amendments of a housekeeping nature.

• Shareholder approval is required to amend the Stock Option Plan to:

• increase the share reserve (including to change from a fixed maximum number of shares to a fixed maximum percentage of shares);

• change the manner of determining the exercise price so that it is below the market price at grant;

• include non-executive directors as eligible participants;

• amend the assignment and transfer provisions; or

• amend the amending provisions.

• Shareholder approval is required to amend Stock Options granted under the Stock Option Plan to:

• reduce the exercise price or cancel and reissue Stock Options so as to in effect reduce the exercise price;

• extend the expiry date of the term (except as may be imposed by a trading blackout); and

• permit Stock Options to be transferred or assigned other than in accordance with the existing provisions.
Financial Assistance	• Agrium does not provide financial assistance to participants in relation to Stock Options.

Adjustments	• The number of Stock Options granted may be adjusted in the event of a corporate reorganization or change in control.

G4

SCHEDULE G STOCK OPTION / TANDEM SAR PLAN

•   With respect to Stock Options granted on or before December 31, 2012, the optionee may vote or otherwise participate in change in control transactions on the same basis as if their vested and unvested Options had been exercised.

•   The Board has the authority, in connection with a change in control transaction, to accelerate vesting in order to permit optionees to exercise all of their Stock Options subject to and conditional upon the completion of such transaction.

Trading Blackout	• Where the Stock Option expires during, or within 5 trading days after a trading blackout period, then the Stock Option shall expire 10 days after the blackout period is lifted.

Recent Amendments	The Board, on the recommendation of the HR&C Committee, approved certain changes to the Stock Option Plan, with effect January 1, 2016, to make various housekeeping changes and to implement the following change:

•   to allow Stock Options granted on or after January 1, 2013 to vest over the severance period in circumstances involving a termination without cause (including constructive dismissal) – no change in control, in order to take into account the cyclical nature of our business.

These changes are within the authority of the Board under the Stock Option Plan’s amending provision.

G5

SCHEDULE H STOCK APPRECIATION RIGHTS (SAR) PLAN

Schedule H — Stock Appreciation Rights (SAR) Plan

Stock Appreciation Rights Plan

Senior executives and senior leaders outside of Canada receive stand-alone SARs instead of Stock Options. SARs give the holder a right to receive, on exercise of the SAR, a cash amount (less withholdings) equal to the appreciation in value of the underlying common shares between the day of grant and the day of exercise. The exercise price is set at the same time using the same process as Stock Options. In 2015, 2 employees received SAR grants.

The following section presents prescribed disclosure concerning the Corporation’s Amended and Restated Stock Appreciation Rights Plan in the form adopted by the Board, with effect January 1, 2014:

Eligibility	• Granted at the discretion of the Board. • Eligible participants include officers and employees.
Exercise Price

•   The Board can determine the exercise price. Where not determined by the Board, the exercise price will be the closing price on the NYSE in U.S. dollars on the last day preceding the date of grant.

•   In no circumstance may the exercise price be lower than the market price of Agrium’s common shares on the date of the grant of the SAR.

Vesting	Unless otherwise determined by the Board at the time of grant, SARs vest 25% on the first, second, third and fourth anniversaries of the date of grant.
Term	Unless otherwise determined by the Board at the time of grant, SARs shall be exercisable for ten years from the date of grant.
Circumstances Involving Cessation of Entitlement to Participate	Vesting and expiry provisions in the SAR Plan applicable for SAR holders who leave Agrium are materially the same as those that apply to Stock Option holders as described in Schedule G – Stock Option/TSAR Plan under Circumstances Involving Cessation of Entitlement to Participate.

H1

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